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                          SECURITIES PURCHASE AGREEMENT


                            dated as of May 12, 1998


                                      among


                        GENTLE DENTAL SERVICE CORPORATION


                                (the "Company"),


                                       and


                           THE PURCHASERS NAMED HEREIN


                               (the "Purchasers")





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
                                TABLE OF CONTENTS
                                -----------------

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                                                                            ----

ARTICLE I    DEFINED TERMS; RULES OF CONSTRUCTION ............................ 1
     1.1.    Defined Terms ................................................... 1
     1.2.    Rules of Construction ...........................................16


ARTICLE II   PURCHASE AND SALE of shares; CLOSINGS ...........................17
     2.1.    Certificate of Amendment ........................................17
     2.2.    Authorization of Issuance of Convertible Notes and
             Preferred Shares ................................................17
     2.3.    Sale of Securities ..............................................18
     2.4.    Closings ........................................................18
     2.5.    Closing Deliveries ..............................................19
     2.6.    Use of Proceeds .................................................19


ARTICLE III  REPRESENTATIONS AND WARRANTIES OFTHE COMPANY ....................20
     3.1.    Organization, Power, Authority and Good Standing ................20
     3.2.    Authorization, Execution and Enforceability .....................20
     3.3.    Authorization ...................................................21
     3.4.    Capitalization and Equity Investment ............................21
     3.5.    Reports and Financial Information ...............................24
     3.6.    Absence of Undisclosed Liabilities ..............................25
     3.7.    Absence of Changes ..............................................25
     3.8.    Title to Assets, Properties and Rights ..........................25
     3.9.    Intellectual Property ...........................................26
     3.10.   Material Agreements .............................................26
     3.11.   Litigation and Other Proceedings ................................27
     3.12.   Compliance with Laws ............................................27
     3.13.   Taxes ...........................................................28
     3.14.   Labor Relations .................................................29
     3.15.   ERISA Plans and Contracts .......................................29
     3.16.   Related Party Transactions ......................................29
     3.17.   Private Sale ....................................................30
     3.18.   Brokers .........................................................30
     3.19.   Insurance .......................................................30
     3.20.   Disclosure ......................................................31


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     3.21.   Accounts and Notes Receivable ...................................31
     3.22.   Registration Rights .............................................32
     3.23.   Year 2000 .......................................................32


ARTICLE IV   Representations and Warranties of the Purchasers ................33
     4.1.    Authorization of the Documents ..................................33
     4.2.    Investment Representations ......................................33


ARTICLE V    CONDITIONS TO CLOSING ...........................................35
     5.1.    First Closing ...................................................35
     5.2.    Second Closing ..................................................38


ARTICLE VI   INDEMNIFICATION .................................................40
     6.1.    Survival of Representations, Warranties,
             Agreements and Covenants, Etc ...................................40
     6.2.    Indemnification .................................................41


ARTICLE VII  TRANSFER OF SECURITIES ..........................................43
     7.1.    Restriction on Transfer .........................................43
     7.2.    Restrictive Legends .............................................43
     7.3.    Notice of Transfer ..............................................44
     7.4.    Transfer Pursuant to Rule 144 ...................................45
     7.5.    Transfers to Competitors ........................................45
     7.6.    Transfers of Series A Preferred Shares and
             Series C Preferred Shares .......................................45


ARTICLE VIII Information Rights ..............................................46
     8.1.    Access to Records ...............................................46
     8.2.    Financial Reports ...............................................47


ARTICLE IX   Additional Agreements of the Company ............................49
     9.1.    Compliance ......................................................49
     9.2.    Insurance .......................................................49
     9.3.    Affirmative Covenants ...........................................49
     9.4.    Negative Covenants ..............................................51


ARTICLE X    Events Of default ...............................................53


                                      -ii-
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                                                                            ----

     10.1.   Default .........................................................53


ARTICLE XI   SUBORDINATION ...................................................55
     11.1.   Notes Subordinated to Senior Debt ...............................55
     11.2.   No Payment on Notes in Certain Circumstances ....................56
     11.3.   Notes Subordinated to Prior Payment of All Senior Debt
             on Dissolution, Liquidation or Reorganization ...................57
     11.4.   Payments Otherwise Permitted ....................................58
     11.5.   Subrogation .....................................................59
     11.6.   Obligations of the Company Unconditional ........................59
     11.7.   Subordination Rights Not Impaired by Acts or Omissions
             of the Company or Senior Debtholders ............................60
     11.8.   Notice to Purchaser .............................................60
     11.9.   Limitations on Remedies .........................................61


ARTICLE XII  MISCELLANEOUS ...................................................61
     12.1.   Termination Events ..............................................61
     12.2.   Exchange of Notes ...............................................61
     12.3.   Fees ............................................................62
     12.4.   Further Assurances ..............................................63
     12.5.   Remedies ........................................................63
     12.6.   Successors and Assigns ..........................................63
     12.7.   Entire Agreement ................................................63
     12.8.   Notices .........................................................63
     12.9.   Amendments, Modifications and Waivers ...........................65
     12.10.  Governing Law; Waiver of Jury Trial .............................65
     12.11.  No Third Party Reliance .........................................65
     12.12.  Submission to Jurisdiction ......................................66
     12.13.  Extension; Waiver ...............................................66
     12.14.  Severability ....................................................66
     12.15.  Independence of Agreements, Covenants, Representations
             and Warranties ..................................................67
     12.16   Counterparts; Facsimile Signatures ..............................67


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
                             SCHEDULE AND EXHIBITS


Schedule I      - Purchasers
Schedule 3.1    - Jurisdictions
Schedule 3.2    - Consents
Schedule 3.4(a)(i)(B)  - Employee Stock Option
Schedule 3.4(a)(i)(D)  - Shares Reserved for Warrants
Schedule 3.4(a)(ii)(A) - Series A Preferred Stock Record Holders
Schedule 3.4(a)(ii)(C) - Series C Preferred Stock Record Holders
Schedule 3.4(a)(ii)(D) - Series D Preferred Stock Record Holders
Schedule 3.4(b) - Warrants, Options, etc.
Schedule 3.4(c) - Preemptive Rights
Schedule 3.4(d) - Obligations to Redeem
Schedule 3.4(f) - Subsidiaries
Schedule 3.5(b) - Preparation of Financial Statements
Schedule 3.5(d) - Pro Forma Financial Statements
Schedule 3.6    - Liabilities
Schedule 3.7    - Changes
Schedule 3.8    - Title to Assets
Schedule 3.9    - Intellectual Property
Schedule 3.10   - Material Agreements
Schedule 3.11   - Litigation and Other Proceedings
Schedule 3.12   - Compliance with Laws
Schedule 3.13   - Taxes
Schedule 3.14   - Labor Relations; Employees
Schedule 3.15   - Employee Benefit Plans
Schedule 3.16   - Related Party Transactions
Schedule 3.19   - Insurance
Schedule 3.21   - Accounts and Notes Receivable
Schedule 3.22   - Registration Rights
Schedule 9.2(b) - Insurance Coverage
Schedule 9.4(d) - Repurchase Rights
Exhibit A   -  Form of Certificate of Amendment
Exhibit B   -  Form of Convertible Subordinated Note
Exhibit C   -  Form of Registration Rights Agreement

                                                       SECURITIES PURCHASE
                                             AGREEMENT (the "Agreement") dated
                                             as of May 12, 1998, among GENTLE
                                             DENTAL SERVICE Corporation, a
                                             Washington corporation (the
                                             "Company"), and the Purchasers
                                             listed on Schedule I (collectively,
                                             the "Purchasers").

          The Company is in the business of providing dental practice management and related services to dental practices in the United States (the "Business"). The Company desires to raise $30,000,000 in subordinated debt financing and approximately $15,000,000 in equity financing, and the Purchasers are willing to purchase certain subordinated convertible notes and certain shares of the Company's preferred stock in connection therewith, all on the terms and subject to the conditions set forth herein.

          ACCORDINGLY, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                                   ARTICLE I

                      DEFINED TERMS; RULES OF CONSTRUCTION

1.1. Defined Terms.

     Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them below or in the other locations of this Agreement specified below:

          "Additional Notes" means the additional Notes issued pursuant to
Section 3 of the Note (including the Non-Cash Interest Additional Notes).

          "Affiliate" means, with respect to any specified Person, (1) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person, (2) any other Person who is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity Securities, of the specified Person or a Person described in clause (1) above, (3) any other Person of whom the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity Securities, (4) any other Person in whom the specified Person has a substantial beneficial interest or as to whom the specified Person serves as trustee or in a similar capacity, or (5) any relative or spouse (including any partner with whom such person resides on a permanent basis) of the specified Person or any of the foregoing Persons described in clause (1), (2), (3) or (4) above, any relative of such spouse, any spouse of any such relative or any other Person who, directly or indirectly, is under common ownership or control with, or is owned or controlled by such spouse or relative. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. As used in this definition, the term "relative" means any former spouses, parent, grandparent, great-grandparent, child, grandchild, great-grandchild, sibling, first uncle, first aunt or first cousin (in each case, whether natural or adoptive), provided however, that for purposes of this Agreement, the term "Affiliate" shall not include any dental practices that are managed by the Company or its Subsidiaries solely as a result of such management relationship.

          "Agent" means Imperial Bank, or its successor, as agent for the lenders parties to the Senior Credit Facility.

          "Agreement" shall have the meaning given to such term in the caption.

          "Applicable Law," with respect to any Person, means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

          "Arbitration Procedure" means the following procedure to determine the Fair Value or the Market Price, as applicable (the "valuation amount"). The valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Company and the Requisite Purchasers. If the Company and the Requisite Purchasers are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the City of New York, New York selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Company and the Requisite Investors, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Company and no more than three may be named by the Requisite Investors. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board and the Requisite Purchasers shall submit to the investment banking firm their respective determinations of the valuation amount, and any supporting arguments and other data as they may desire, within ten (10) days of the appointment of the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the Requisite Purchasers and the valuation amount calculated by the investment banking firm. The determination by such investment banking firm shall be final and binding upon the parties. The Company and the Requisite Purchasers shall each pay one-half (1/2) of the fees and expenses of the investment banking firms and arbitrators (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

          "Best Knowledge" has the meaning given to it in Section 1.2.

          "Board" means the Board of Directors of the Company.

          "Business" has the meaning given to it in the Preamble to this Agreement.

          "Business Day" means any day other than a Saturday, Sunday or a day on which all United States securities exchanges on which Securities issued by the Company are listed, are authorized or required to be closed.

          "By-laws" means the by-laws of the Company, as amended and in effect at the time in question.

          "Capital Expenditures" means, with respect to any Person for any period, the sum of all amounts (including the capital portion of any Capital Lease Obligations incurred) that would, in accordance with GAAP, be included as capital expenditures on a consolidated statement of cash flows for such Person during such period.

          "Capital Lease Obligations" means, with respect to any Person on any date, the Obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which Obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person as of such date computed in accordance with GAAP.

          "Certificate of Amendment" means the Certificate of Amendment of the Company, the form of which is attached as Exhibit A.

          "Certificate of Incorporation" means the Articles of Incorporation of the Company as amended and restated and in effect at the time in question.

          "Change of Control" means the occurrence of any of the following events: (i) all or substantially all of the Company's assets, on a consolidated basis, are sold as an entirety to any Person or related group of Persons or there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving company (other than a consolidation or merger with a wholly-owned Subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, Securities or other property, in any case, other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the sale of assets or consolidation or merger have, directly or indirectly, at least a majority of the Common Stock of the transferee or continuing or surviving company immediately after such sale of assets or consolidation or merger, (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act provided that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the outstanding capital stock of the Company; provided however that for purposes of computing the total voting power of the outstanding capital stock of the Company such computation shall not include shares of Common Stock issuable upon conversion of the Notes, Series B Preferred Stock or Series D Preferred Stock; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of the Board, then in office.

          "Claim" means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding.

          "Closings" means collectively, the First Closing and the Second
Closing.

          "Closing Certificate" has the meaning given to it in Section 6.1.

          "Code" means the Internal Revenue Code of 1986, as amended, or any similar Federal law then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

          "Common Stock" means, collectively, all of the Common Stock, no par value, of the Company of any class, and any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Common Stock Equivalent" means all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all Securities of the Company that are convertible, exchangeable or exercisable for Common Stock and all Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or be paid amounts based on the Market Price (less any exercise, conversion or purchase price) of, the Common Stock.

          "Company" has the meaning given to it in the caption to this Agreement.

          "Company Indemnified Persons" has the meaning given to it in Section 6.2(b).

          "CVCA" shall mean Chase Venture Capital Associates, L.P.

          "Default" shall mean any event or occurrence which after notice or lapse of time or both would become an Event of Default.

          "Designated Senior Debt" means Indebtedness constituting Senior Debt under the Senior Credit Facility, and any successor credit facility.

          "Documents" means this Agreement, the Notes, Certificate of Amendment, the Registration Rights Agreement, any Warrant and the SBA Letter.

          "EBITDA" means, for any period of determination thereof, Net Income of the Company plus (a) Interest Expense, (b) income tax expense, refunds or credits for such periods, and (c) depreciation and amortization expense of the Company, all determined in accordance with GAAP.

          "Employee Plans" means any current or previously terminated "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation or benefits, in each case, under which the Company or any ERISA Affiliate of the

Company has any present or future obligations or Liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

          "Encumbrance" has the meaning given to it in Section 3.8.

          "Environmental and Safety Requirements" means all Legal Requirements, Orders, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. Section 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq. the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. Sections 1804, et seq., the Occupational Safety and Health Act of 1970, and the regulations promulgated thereunder.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, or any similar Federal law in force, and the rules and regulations promulgated thereunder, all as the same may be amended.

          "ERISA Affiliate" means, with respect to any Person, any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

          "Equity Incentive Plans" means collectively (1) the 1993 Stock Incentive Plan, as amended, (2) the 1996 Stock Option Plan of the Company, (3) the 1996 Performance Stock Option Plan of the Company and (4) any other equity incentive plan adopted by the Company and approved by the required vote of its shareholders.

          "Event of Default" means any of the events set forth in Section 10.1.

          "Event of Option" shall occur when there is no longer an individual nominated by Sprout (other than pursuant to the Certificate of Amendment) as a member of the Board.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal Statute then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

          "Exchanged Notes" has the meaning given to such term in Section 12.2.

          "Fair Value" means, with respect to any listed Security, its Market Price, and with respect to any property or assets other than cash or listed Securities, the fair value thereof determined in good faith jointly by the Company and the Requisite Purchasers; provided, however, that if the parties are not able to agree within a reasonable period of time (not to exceed ten (10) days) what amount constitutes Fair Value, then the Fair Value will be determined pursuant to the Arbitration Procedure using an appropriate valuation methods assuming an arms-length sale for an independent party.

          "First Closing" shall have the meaning given to such term in Section 2.4(a).

          "First Closing Date" shall have the meaning given to such term in
Section 2.4(a).

          "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of the Company are the Certificate of Incorporation and By-laws.

          "GAAP" means United States generally accepted accounting principles.

          "Governmental Authority" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

          "Guaranty" means any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, or (iv) to maintain the working capital, equity capital or other financial statement condition of any primary obligor, provided, however, that the term Guaranty shall not include endorsement of instruments for deposit and collection in the ordinary course of business.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (c) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that the "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (f) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(g) all obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (h) all obligations of such Person to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, (i) all Guaranties by such Person of obligations of others and (j) all capitalized lease obligations of such Person.

          "Interest Coverage Ratio" means with respect to the Company and its Subsidiaries on a consolidated basis for any period, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

          "Interest Expense" means, for any period, all interest (including capitalized interest) and all amortization of debt discount and expense on any particular Indebtedness (excluding the Notes but including, without limitation payment-in-kind, zero coupon and other like securities and the interest component of Capital Lease Obligations applicable to such period) of the Company.

          "Indemnified Persons" means any of the Company Indemnified Persons or any of the Purchaser Indemnified Persons, as the context may require.

          "Indemnifying Persons" means any of the Purchasers or the Company, as the context may require.

          "Insurance Policies" has the meaning given to it in Section 3.19.

          "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including manuals, memoranda and records.

          "Interest Payment Date" has the meaning given to it in the Notes.

          "Investment" in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other Securities of such Person, any capital contribution to such Person or any other investment in such Person.

          "Legal Requirements" means, as to any Person, all federal, state, local or foreign laws, statutes, rules, regulations, ordinances, permits, certificates, requirements, regulations, and restrictions of any Governmental Authority applicable to such Person or any of its properties or assets.

          "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

          "Loss" means any loss (including diminution in value of Securities), Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax (including any Taxes imposed with respect to any indemnity payments for any such Loss), penalty, fine or expense, whether or not arising out of any Claims by or on behalf of any party to this Agreement or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any indemnifiable event or condition.

          "Mandatory Conversion Event" shall occur when during 20 Business Days during a Measurement Period, the Market Price of the Common Stock shall have exceeded the Trigger Price.

          "Market Price" means, as to any listed Security, the average of the closing prices of such Security's sales on all United States securities exchanges on which such Security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day; provided however that for the purposes of determining Market Price of Securities issued by the Company to sellers of a business (provided such sellers are not Affiliates of the Company) in connection with an acquisition of such seller's business then the price shall be averaged over a period of 5 consecutive Business Days prior to such day.

          "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, condition (financial and otherwise), operations, results of operations, assets (including levels of working capital and components thereof), Liabilities, and prospects of such Person.

          "Material Agreements" has the meaning given to it in Section 3.10.

          "Maturity Date" means the eighth anniversary of the First Closing
Date.

          "Measurement Period" means 30 consecutive Business Days.

          "Multi-employer Plan" means a Plan which is a multi-employer plan as defined in Section 3(37) of ERISA.

          "NASDAQ System" means either the Nasdaq National Market System or the Nasdaq Smallcap Market System.

          "Net Income" means, for any period, the gross revenues of the Company for such period less all expenses and other proper charges, but excluding in any event:

               (i) any gains or losses on the sale or other disposition of Investments or fixed or capital assets or from any transaction classified as extraordinary under

          GAAP, any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

               (ii) the proceeds of any life insurance policy;

               (iii) net earnings and losses of any business entity, substantially all the assets of which have been acquired in any manner by the business entity, realized by such company prior to the date of such acquisition;

               (iv) net earnings and losses of any company which shall have merged into the business entity prior to the date of such merger;

               (v) net earnings of any business entity (other than a consolidated Subsidiary) in which the Company has an ownership interest unless such net earnings actually shall have been received by the Company in the form of cash distributions;

               (vi) earnings resulting from a reappraisal, revaluation or write-up of assets;

               (vii) any charge to net earnings resulting from the amortization of the value of stock options given to employees to the extent required by FASB 25;

               (viii) any increase or decrease of net income arising from a change in the Company's accounting methods;

               (ix) any gains resulting from the forgiveness of Indebtedness or the retirement of Indebtedness at a discount;

               (x) any gain arising from the acquisition of any Securities of the Company; and

               (xi) any reversal of any contingency reserve, except that provision for such contingency reserve shall have been made from income arising during such period.

          "Newco" has the meaning given to such term in Section 12.2.

          "Non-Cash Interest Additional Note" has the meaning given to such term in the Note.

          "Notes" means the 7.0% Convertible Subordinated Notes, substantially in the form of which is attached hereto as Exhibit B, together with any Notes issued in substitution or exchange for any Purchased Notes (including the Exchanged Notes), and any

Additional Notes (including Non-Cash Interest Additional Notes), all of which were issued in accordance with the terms hereof.

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding at law or in equity.

          "Order" means any judgment, writ, decree, injunction, order, stipulation, compliance agreement or settlement agreement issued or imposed by, or entered into with, a Governmental Authority, whether or not having the force of law.

          "Permits" has the meaning given to it in Section 3.12.

          "Permitted Encumbrances" has the meaning given to it in Section 3.8.

          "Person" shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

          "Payment Blockage Notice" has the meaning set forth in Section
11.2(b).

          "Payment Blockage Period" shall have the meaning assigned to such term in Section 11.2(b).

          "Preferred Shares" has the meaning given to it in Section 2.2.

          "Preferred Stock" means, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

          "Proceeding" means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding.

          "Purchased Notes" has the meaning given to it in Section 2.3.

          "Purchaser" has the meaning given to it in the caption to this Agreement, any Person succeeding to the rights of a Purchaser pursuant to the terms hereof, and in the case of Article XI, the holder of the Subordinated Obligations.

          "Purchaser Indemnified Person" has the meaning given to it in Section 6.2(a).

          "Registration Rights Agreement" means the Registration Rights Agreement among the Company and the Purchasers (as defined therein), a form of which is attached as Exhibit C.

          "Requisite Purchasers" means (i) in the case of issues relating to or concerning the Notes or Warrants, Persons holding Common Stock Equivalents representing a majority of all the outstanding Common Stock Equivalents issuable upon conversion of Notes, or upon exercise of Warrants, held by such Persons at the time in question, provided that so long as CVCA, or its Affiliates, is a Significant Holder, CVCA must be included in such majority, (ii) in the case of issues relating to or concerning the Series B Preferred Shares, Persons holding Common Stock Equivalents representing a majority of all outstanding Common Stock Equivalents issuable upon conversion of the Series B Preferred Shares held by such Persons at the time in question provided that so long as CVCA or its Affiliates, is a Significant Holder, CVCA must be included in such majority,
(iii) in the cases of issues relating to or concerning the Series A Preferred Shares, CVCA, (iv) in the case of issues relating to or concerning the Series C Preferred Shares, Sprout, and (v) in the case of issues relating to or concerning the Series D Preferred Shares, Persons holding Common Stock Equivalents representing a majority of all outstanding Common Stock Equivalents issuable upon conversion of the Series D Preferred Shares, held by such Persons at the time in question provided that so long as CVCA, or its Affiliates, is a Significant Holder, CVCA must be included in such majority.

          "Reserved Common Shares" means the shares of Common Stock issuable upon conversion of the Notes, the Series B Preferred Shares, Series D Preferred Shares or Warrants, if any.

          "Restricted Securities" shall mean the Notes, the Reserved Common Shares and any shares of capital stock received in respect of any thereof (including any Additional Notes), in each case which have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act.

          "Restricted Shares" shall mean the Reserved Common Shares that constitute Restricted Securities.

          "Returns" has the meaning set forth in Section 3.13 of this Agreement.

          "SBA Letter" has the meaning set forth in Section 5.1(n) of this Agreement.

          "Second Closing" has the meaning given to it in Section 2.4(b).

          "Second Closing Date" has the meaning given to it in Section 2.4(b).

          "SEC" has the meaning set forth in Section 3.5.

          "SEC Reports" has the meaning set forth in Section 3.5.

          "Securities" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

          "Senior Credit Facility" means the Amended and Restated Credit Agreement, dated as of January 7, 1998, among the Company and its Subsidiaries and Imperial Bank, as lender and Agent thereunder, or any credit facility entered into by the Company in connection with refinancing of the Company's Indebtedness under such Amended and Restated Credit Agreement.

          "Senior Credit Documents" means all written contracts or agreements in respect of Senior Debt.

          "Senior Debt" means all Indebtedness other than such Indebtedness specified as junior or pari passu, for purposes of priority, to the Notes.

          "Senior Debt Non-Payment Default" has the meaning set forth in Section 11.2(b).

          "Senior Debt Payment Default" has the meaning set forth in Section 11.2(a).

          "Senior Debtholders" means the holders from time to time of any of the Senior Debt.

          "Series A Preferred Shares" has the meaning set forth in Section 2.2.

          "Series A Preferred Stock" means the Series A Preferred Stock, no par value, of the Company.

          "Series A Preferred Redemption Event" means the Series A Preferred Shares shall have been repurchased by the Company pursuant to Section 7.6 of this Agreement.

          "Series B Preferred Conversion Event" has the meaning given to such term in the Note.

          "Series B Preferred Shares" has the meaning set forth in Section 2.2.

          "Series B Preferred Stock" means the Series B Preferred Stock, no par value, of the Company.

          "Series C Preferred Shares" has the meaning set forth in Section 2.2.

          "Series C Preferred Stock" means the Series C Preferred Stock, no par value, of the Company.

          "Series C Redemption Event" means the Series C Preferred Shares shall have been repurchased by the Company pursuant to Section 7.6 of this Agreement.

          "Series D Preferred Shares" has the meaning set forth in Section 2.2.

          "Series D Preferred Stock" means the Series D Preferred Stock, no par value, of the Company.

          "Significant Holder" has the meaning set forth in Section 8.1(c).

          "Sprout" means The Sprout Group, together with its Affiliates.

          "Subordinated Obligations" means all Obligations in respect of the Notes (other than any indemnification Obligations hereunder, including those indemnification Obligations under Section 6.2(a)(iii)).

          "Subsidiary" shall mean, at any time, with respect to any Person (the "Subject Person"), (i) any Person of which either (x) more than 50% of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or by the Subject Person and one or more Subsidiaries of the Subject Person, or
(ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with GAAP; provided however, that for purposes of this Agreement, the term Subsidiary shall not include any dental practices managed by the Company or any of its Subsidiaries solely as a result of such management relationship.

          "Tax" means any Taxes and the term "Taxes" means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and
(B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Legal Requirement) of another Person or a member of an affiliated or combined group.

          "Total Indebtedness" means, in respect to any Person, at the date of determination, the aggregate principal amount of all Indebtedness of such Person, determined in accordance with GAAP.

          "Transfer" shall mean any disposition of any shares or other units of Restricted Securities or any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

          "Trigger Price" means (i) on or prior to the first anniversary of the Closing Date, $15.73, (ii) after the first anniversary of the Closing Date, but on or prior to the second anniversary of the Original Issuance Date, $16.85, and
(iii) any time after the second anniversary of the Closing Date, $17.98.

          "Warrants" means the Warrants issuable upon prepayment of the Notes or redemption at the option of the Company of the Series B Preferred Shares or Series D Preferred Shares.

1.2. Rules of Construction.

     The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term "Best Knowledge" of any Person means (i) actual knowledge of such Person (including the actual knowledge of the officers and directors of such Person) and (ii) that knowledge which could have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those key employees and professionals of such Person who could reasonably be expected to have actual knowledge of the matters in question. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                                   ARTICLE II

                      PURCHASE AND SALE OF SHARES; CLOSINGS

2.1. Certificate of Amendment.

     Prior to the First Closing, the Company shall file with the Secretary of State of the State of Washington the Certificate of Amendment. The Certificate of Amendment (i) designates one hundred (100) shares of Series A Preferred Stock, (ii) designates seventy thousand (70,000) shares of Series B Preferred Stock, (iii) designates one hundred (100) shares of Series C Preferred Stock,
(iv) designates two million (2,000,000) shares of Series D Preferred Stock, and
(v) sets forth the terms, designations, powers, preferences and relative rights and the qualifications, limitations and restrictions, of the Preferred Stock.

2.2. Authorization of Issuance of Convertible Notes and Preferred Shares.

     Subject to the terms and conditions hereof, the Company has authorized the issuance at the Closings of an aggregate of (a) $30,000,000 in principal amount of the Company's 7.0% Convertible Subordinated Notes (the "Notes"), (b) 100 shares (the "Series A Preferred Shares") of the Series A Preferred Stock, (c) 70,000 shares (the "Series B Preferred Shares") of the Series B

Preferred Stock, (d) 100 shares (the "Series C Preferred Shares") of Series C Preferred Stock and (e) 2,000,000 shares (the "Series D Preferred Shares" and together with the Series A Preferred Shares, Series B Preferred Shares and the Series C Preferred Shares, collectively, the "Preferred Shares") of Series D Preferred Stock.

2.3. Sale of Securities.

     (a) At the Closings (as defined below), subject to the satisfaction or waiver of the conditions set forth in Article V, the Company shall (i) issue and sell to each Purchaser, and each Purchaser shall severally purchase from the Company, the aggregate principal amount of Notes set forth opposite the name of such Purchaser in the second column of Schedule I, (the aggregate principal amount of the Notes purchased by the Purchasers referred to herein as the "Purchased Notes"), in exchange for the aggregate purchase price set forth opposite the name of such Purchaser in the third column of Schedule I and (ii) issue and sell to each of Sprout and CVCA, and each of Sprout and CVCA shall purchase from the Company that number and series of Preferred Shares set forth opposite its name on Schedule I for the aggregate purchase price set forth opposite its name.

     (b) At any time and from time to time after the date hereof and prior to June 5, 1998, the Company may amend this Agreement by adding additional parties as Purchasers and allocate the Series D Preferred Shares and Notes remaining for purchase after the First Closing among them; provided however, that in the event additional parties do not purchase all such remaining Series D Preferred Shares and Notes on or prior to the Second Closing Date any Series D Preferred Shares and Notes remaining for purchase at such time shall be purchased by Sprout pursuant to this Agreement on the Second Closing Date, provided that, in connection with the purchase of the Series D Preferred Shares and Notes on the Second Closing Date, Sprout hereby agrees to waive compliance with all conditions to the purchase of the Series D Preferred Shares and Notes at the Second Closing, as set forth in Section 5.2.

2.4. Closings.

     (a) The first closing (the "First Closing") hereunder with respect to the issuance and sale of the Purchased Notes and the Preferred Shares being purchased by each Purchaser at the First Closing and the consummation of the related transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Section 5.1, take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York, on May 15, 1998 (the "First Closing Date"), or at such other time, date or place as agreed to by the parties.

     (b) The second Closing (the "Second Closing", and together with the First Closing, the "Closings") of the issuance and sale of Purchased Notes and the Preferred Shares being purchased by such Purchaser at the Second Closing hereunder shall, subject to the satisfaction or waiver of the conditions set forth in Section 5.2, take place at the offices of O'Sullivan Graev & Karabell, LLP, on or prior to June 5, 1998 (the "Second Closing Date"), or such later date not past June 30, 1998, if necessary to comply with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "HSR Act") or at such other time, date or place agreed to by the Company and the Purchasers purchasing Notes or Series D Preferred Shares at such Closing.

2.5. Closing Deliveries.

     At each Closing, the Company shall deliver to each Purchaser purchasing Securities at such Closing (i) in the case of the First Closing, a Note payable to the Purchaser, in an aggregate principal amount equal to the Notes purchased by such Purchaser at the Closing, and to each Purchaser purchasing Preferred Shares at the First Closing a certificate, registered in its name, representing the Preferred Shares purchased by such Purchaser at the First Closing, against receipt by the Company of a wire transfer, of immediately available funds to an account designated by the Company, of an amount equal to the purchase price for the Securities being purchased by such Purchaser at the Closing and (ii) in the case of the Second Closing, a Note payable to the Purchaser purchasing Notes at such Second Closing, in an aggregate principal amount equal to the Notes purchased by such Purchaser at such Closing and to each Purchaser purchasing Preferred Shares at the Second Closing, a certificate, registered in its name, representing the Preferred Shares purchased by such Purchaser at the Second Closing against receipt by the Company of a wire transfer, of immediately available funds to an account designated by the Company, of an amount equal to the purchase price for the Securities being purchased by such Purchaser at the Second Closing.

2.6. Use of Proceeds.

     The proceeds received by the Company from the sale of all Purchased Notes and Preferred Shares shall be used by the Company solely for (i) repayment of existing Indebtedness, (ii) the payment of fees and expenses incurred in connection with the consummation of this transaction, (iii) working capital needs and (iv) acquisitions of assets and related non-professional business of dental practices, each as described in the detailed analysis of the use of proceeds previously delivered to the Purchasers.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

     The Company represents and warrants to the Purchasers that as of the date hereof:

3.1. Organization, Power, Authority and Good Standing.

     The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate and otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified and in good standing to transact business as a foreign Person in the respective jurisdictions set forth on Schedule 3.1, which constitute all the jurisdictions in which the character of the property owned, leased or operated by the Company and each of its Subsidiaries or the nature of the business or activities conducted by the Company and each of its Subsidiaries makes such qualification necessary, except where such failure to so qualify has not had nor could reasonably be expected to have a Material Adverse Effect on the Company and each of its Subsidiaries taken together as a whole. The Purchasers have been furnished with true, correct and complete copies of the Fundamental Documents of the Company and each of its Subsidiaries, in each case as amended and in effect on the date hereof. The Company has never engaged in any businesses other than the Business.

3.2. Authorization, Execution and Enforceability.

     The Company has all requisite power and authority (corporate and otherwise) to execute and deliver and perform its obligations under the Documents to which it is a party and to consummate the transactions contemplated by such Documents. The Company's execution and delivery of, and performance of its obligations under, the Documents to which the Company is a party have been duly and validly authorized by all requisite action on the part of the Company, and each such Document constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and general principles of equity. Except as set forth on Schedule 3.2, the Company's execution and delivery of, and performance of its obligations under, the Documents to which it is a party, and the consummation of the transactions contemplated thereby, including the authorization, reservation, issuance, sale and delivery, as the case may be, of the Notes, the Reserved Common Shares and the Preferred Shares, will not (a) violate any Legal Requirement applicable to the Company or any of its Subsidiaries or any of their properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of termination, cancellation or acceleration, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries, under, any provision of the Fundamental Documents of the Company or any of its Subsidiaries or any Material Agreement or Permit to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their assets or properties are or may be bound, except where such violation, conflict, breach, default or right individually or in the aggregate has not had nor could reasonably be expected to have a Material Adverse Effect on the Company and each of its Subsidiaries taken together as a whole.

3.3. Authorization.

     The authorization, reservation, issuance, sale and delivery, as applicable, of the Notes, the Reserved Common Shares and the Preferred Shares have been duly and validly authorized by all requisite action on the part of the Company. The Notes, the Preferred Shares and the Additional Notes, if any, and the Reserved Common Shares (assuming the issuance thereof in accordance with the applicable terms of the Notes, Series B Preferred Shares and the Series D Preferred Shares), will be duly and validly issued and outstanding, fully paid and nonassessable, with no personal Liability attaching to the ownership thereof and not subject to any preemptive rights, rights of first refusal or other similar rights of the stockholders of the Company.

3.4.  Capitalization and Equity Investment.

     (a) The authorized capital stock of the Company immediately after the consummation of the Closings shall consist of:

          (i) 50,000,000 duly authorized shares of Common Stock, of which:

               (A) 7,808,978 shares shall be duly and validly issued and outstanding, fully paid and nonassessable, with no personal Liability attached to the ownership thereof;

               (B) 863,350 shares shall be duly and validly reserved for issuance pursuant to outstanding options granted to and held by the employees of the Company in the amounts set forth on Schedule 3.4(a)(i)(B);

               (C) 1,042,150 shares shall be duly and validly reserved for issuance pursuant to options that may be granted after the date hereof to employees of the

          Company pursuant to the Company's Equity Incentive Plans;

               (D) 640,437 shares shall be duly and validly reserved for issuance pursuant to outstanding warrants granted to and held by the persons and in the amounts set forth on Schedule 3.4(a)(i)(D);

               (E) 7,600,434 shares shall be duly and validly reserved for issuance pursuant to the conversion of the Notes or Series B Preferred Shares issued hereunder;

               (F) 2,000,000 shares shall be duly and validly reserved for issuance pursuant to the conversion of the Series D Preferred Shares issued hereunder; and

               (G) 42,191,022 shares shall be unissued; and

          (ii) 30,000,000 duly authorized shares of Preferred Stock, of which:

               (A) 100 shares shall be designated as Series A Preferred Stock and shall be duly and validly issued and outstanding, fully paid and nonassessable, with no personal Liability attached to the ownership thereof, all of which shall be held of record and beneficially by the Persons and in the amounts set forth on Schedule 3.4(a)(ii)(A);

               (B) 70,000 shares shall be designated as Series B Preferred Stock, none of which shall be outstanding;

               (C) 100 shares shall be designated as Series C Preferred Stock and shall be duly and validly issued and outstanding, fully paid and nonassessable, with no personal Liability attached to the ownership thereof, all of which shall be held of record and beneficially by the Persons and in the amounts set forth on Schedule 3.4(a)(ii)(C);

               (D) 2,000,000 shares shall be designated as Series D Preferred Stock of which 1,628,667 shall be duly and validly issued and outstanding, fully paid and nonassessable, with no personal Liability attached to the ownership thereof, all of which shall be held of record and beneficially by the Persons in the amounts set forth on
          Schedule 3.4(a)(ii)(D); and

               (E) 28,371,136 shares shall be unissued.

     (b) Schedule 3.4(b) hereto also contains a list of all outstanding warrants, options, agreements, convertible securities and other commitments pursuant to which the Company is or may become obligated to issue, sell or otherwise transfer any Securities of the Company, which list names all Persons entitled to receive such Securities, indicates whether or not such Securities are entitled to any anti-dilution or similar adjustments upon the issuance of additional Securities of the Company or otherwise, sets forth the shares of capital stock and other Securities required to be issued thereunder (calculated after giving effect to all such anti-dilution and other similar adjustments resulting from the issuance of the Purchased Notes and the Series B Preferred Shares and the Series D Preferred Shares) and the exercise or conversion price thereof, as applicable.

     (c) Except as set forth on Schedule 3.4(c) there are no preemptive rights of first refusal or other similar rights to purchase or otherwise acquire shares of capital stock or other Securities of the Company pursuant to any Legal Requirement, any Fundamental Document of the Company or any agreement to which the Company is a party or may be bound. Except as set forth on Schedule 3.4(c) or as contemplated by the Documents and the Fundamental Documents of the Company, there is no Encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust or voting agreement) with respect to the sale or voting of any Securities of the Company (whether outstanding or issuable upon the conversion, exchange or exercise of outstanding Securities).

     (d) Except as set forth on Schedule 3.4(d), other than as required by the Certificate of Amendment there are no obligations to redeem, repurchase or otherwise acquire shares of capital stock or other Securities of the Company pursuant to any Legal Requirement, any Fundamental Document of the Company or any agreement to which the Company is a party or may be bound.

     (e) All Securities issued by the Company have been either issued in transactions in accordance with or exempt from registration under the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and the Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any such Securities. There are no restrictions upon the voting rights associated with, or the transfer of, any of the capital stock of the Company, except as provided by (i) United States or state securities laws or (ii) the terms and provisions of the Documents or as are disclosed in the SEC Reports.

     (f) Except as set forth on Schedule 3.4(f), the Company does not have any Subsidiaries, nor does it own any capital stock or other proprietary interest, directly or indirectly, in any other Person. Except as set forth on Schedule 3.4(f) hereto, the Company owns, directly or through another Subsidiary, all of the capital stock of each Subsidiary and there are no options, warrants or other rights to acquire any capital stock of any Subsidiary.

3.5. Reports and Financial Information.

     (a) The Company has filed in a timely manner, all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since February 13, 1997, including, without limitation, an Annual Report on Form 10-KSB for the year ended December 31, 1997 (collectively, the "SEC Reports"), and has previously furnished or made available to the Purchasers true and complete copies of all SEC Reports. None of the SEC Reports or any registration statement, definitive proxy statement and other documents filed by the Company with the SEC since February 13, 1997 (collectively, the "33 and 34 Act Reports"), as of their respective dates (as amended through the date hereof), (i) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) failed to comply with the requirements of the Securities Act, the Exchange Act or the respective rules and regulations of the SEC thereunder.

     (b) Except as set forth on Schedule 3.5(b) attached hereto, the financial statements contained in the 33 and 34 Act Reports, and the related statements of operations and statements of cash flows for the period then ended (collectively, the "Financial Statements") (i) were in accordance with the books and records of the Company, (ii) presented fairly the consolidated financial condition and results of operations of the Company as of the dates and for the periods indicated and (iii) were prepared in accordance with GAAP consistently applied (except as set forth in the notes thereto and subject, in the case of Financial Statements as at the end of or for the periods other than fiscal years, to normal year-end audit adjustments, provided that such adjustments are not material individually or in the aggregate).

     (c) The Financial Statements complied, when filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

     (d) The pro forma financial statements (including a balance sheet and income statement) attached to Schedule 3.5(d), fairly present the pro forma financial condition and results of operations of the Company as of and for the periods covered thereby. Except as set forth or provided for in the pro forma financial statements the Company does not have any material liabilities, contingent or otherwise. The pro forma Financial Statements are based on estimates and assumptions which are reasonable in light of the conditions which existed at the time of their preparation and which exist on the date hereof, and reflect reasonable estimations of future performance.

3.6. Absence of Undisclosed Liabilities.

     Except as set forth on Schedule 3.6 attached hereto, the Company has no material Liability which was not provided for or disclosed in the Financial Statements, other than Liabilities incurred in the ordinary course of business since December 31, 1997.

3.7. Absence of Changes.

     Except as set forth on Schedule 3.7 attached hereto, since December 31, 1997, there has not been any (i) event or condition which has had or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken together as a whole, (ii) material deviation from historical accounting and other practices in connection with the maintenance of the Company's books and records, (iii) except as in the ordinary course of business consistent with past practice, increase in or prepayment of the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its directors or officers, or the making of any bonus payment or similar arrangement to or with any of them, (iv) except for the write-off of accounts receivable in the ordinary course of business consistent with past practice, cancellation of indebtedness due to the Company or any of its Subsidiaries from others, (v) waiver or release of any material rights of the Company or any of its Subsidiaries, except in the ordinary course of business and for fair value, or any lapse or other loss of a material right of the Company or any of its Subsidiaries to use its assets or conduct its business, or (vi) material change in the policies of the Company or any of its Subsidiaries with respect to the payment of accounts payable or other current Liabilities or the collection of accounts receivable, including any acceleration or deferral of the payment or collection thereof, as applicable.

3.8. Title to Assets, Properties and Rights.

     Except as set forth on Schedule 3.8 hereto, each of the Company and its Subsidiaries has good and marketable title to all properties, interests in properties and assets, real, personal, intangible or mixed, used in the conduct of its business, free and clear of all mortgages, judgments, claims, liens, security interests, pledges, escrows, charges, restrictions or other encumbrances of any kind or character whatsoever ("Encumbrances"), other than Permitted Encumbrances and Encumbrances which do not have a Material Adverse Effect on the Business. As used herein, "Permitted Encumbrances" shall mean (i) Encumbrances listed on
Schedule 3.8 hereto, (ii) liens for taxes not yet due and payable and for which an appropriate reserve has been taken and (iii) rights of way, easements and other minor defects in title which do not adversely affect in any material respect the use or value of the real property subject to such Encumbrance.

3.9. Intellectual Property.

     Except as set forth on Schedule 3.9, (i) each of the Company and the Subsidiaries owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of the business of the Company and the Subsidiaries (collectively, the "Owned Requisite Rights"), other than those Intellectual Property Rights for which the Company and the Subsidiaries has a valid license, all of which are listed on Schedule 3.9 (collectively, the "Licensed Requisite Rights"; and together with the Owned Requisite Rights, the "Requisite Rights"), and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to the Owned Requisite Rights; and (ii) the Requisite Rights of the Company and the Subsidiaries, all of which are listed on
Schedule 3.9, are sufficient for the conduct of the business of the Company and the Subsidiaries as currently conducted and as presently proposed to be conducted.

3.10. Material Agreements.

     Except as set forth on Schedule 3.10, there are no (a) notes, bonds, mortgages, indentures, or material Permits or (b) other material written or oral contracts, agreements, instruments and other understandings, involving annual amounts in excess of $100,000, or that are material to the Business, financial condition or results of the operations of the Company and its Subsidiaries and would have been required to be disclosed in a registration statement declared effective by the SEC as of the date hereof (all such contracts, agreements, instruments and other understandings together with agreements listed on Schedules 3.4(a)(i)(B), 3.4(a)(i)(D), 3.4(a)(ii)(A), 3.4(a)(ii)(B),
3.4(a)(ii)(C), 3.4(a)(ii)(D), 3.4(b), 3.4(c), 3.4(d), 3.4(f), 3.9, 3.10, 3.16,
3.17, 3.19 and 3.22 being collectively called "Material Agreements" herein). Each Material Agreement constitutes a valid and binding obligation of the Company and/or Subsidiary party thereto and to the Best Knowledge of the Company is enforceable against such other party in accordance with its terms. Each of the Company and the Subsidiaries have in all material respects performed all of the obligations required to be performed by each of them to date pursuant to the Material Agreements, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by the Company and the Subsidiaries or, to the Best Knowledge of the Company, any other party to any of the Material Agreements, except where such default or event, individually or in the aggregate, has not had nor could it reasonably be expected to have a Material Adverse Effect on the Company and each of its Subsidiaries taken together as a whole.

3.11. Litigation and Other Proceedings.

     Except as set forth on Schedule 3.11, there are no (i) Proceedings pending or, to the Best Knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries, whether at law or in equity, whether civil or criminal in nature or by or before any Governmental Authority, which if adversely determined would individually or aggregate have Material Adverse Effect on the Company and each of its Subsidiaries taken as a whole, nor to the Best Knowledge of the Company does there exist any reasonable basis therefor, or
(ii) Orders of any Governmental Authority with respect to or involving the Company or any of the Subsidiaries.

3.12. Compliance with Laws.

     The Company and each of the Subsidiaries (i) has complied in all material respects with, and is in compliance with, in all material respects all Legal Requirements (including ERISA and Environmental Safety Requirements), applicable to it and its business and (ii) has all federal, state, local and foreign governmental licenses and permits (collectively, "Permits") used or necessary in the conduct of its business, except where such failure to obtain any Permit, individually or in the aggregate, has not had nor could it reasonably be expected to have a Material Adverse Effect on the Company and each of its Subsidiaries taken together as a whole. Such Permits are in full force and effect, no violations with respect to any thereof have occurred or are or have been recorded, no Proceeding is pending or, to the Best Knowledge of the Company, threatened to revoke or limit any thereof. Schedule 3.12 contains a true, correct and complete list of (A) all such material Permits and (B) all Orders under which the Company and the Subsidiaries is operating or bound. To the Best Knowledge of the Company, there is no proposed change in any applicable Legal Requirement which would require the Company or any of the Subsidiaries to obtain any material Permits not set forth on Schedule 3.12 in order to conduct the business of the Company and the Subsidiaries as each is presently conducted and as presently proposed to be conducted. None of such Permits or Orders shall be adversely affected as a result of the Company's execution and delivery of, or the performance of its obligations under, any Document to which it is a party, or the consummation of the transactions contemplated thereby. Neither the Company nor any of the Subsidiaries has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability or disadvantage which may be material to its business, financial condition, operations, property or affairs. Except as set forth on Schedule 3.12, the Company, after due inquiry, is not aware of any proposed Legal Requirement which would prohibit or restrict the Company or any of the Subsidiaries from, or otherwise materially adversely affect the Company or any of the Subsidiaries in, conducting each of their businesses in any jurisdiction in which each is now conducting business or which it proposes to conduct business. To the Best Knowledge of the Company, there are no facts or circumstances that could reasonably indicate that the Company's proposed acquisition of Dedicated Dental will not be approved by the Department of Corporations of the State of California.

3.13. Taxes.

      Except as disclosed on Schedule 3.13, (a) the Company and each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which the Company and each Subsidiary is or has been a member has filed all returns, declarations of estimated tax, tax reports, information returns and statements (collectively, the "Returns") required to be filed by it (other than those for which extensions have been granted and have not expired) relating to any Taxes (as defined below); (b) as of the time of filing, the Returns were complete and correct in all material respects and all Taxes shown on the Returns have been paid; (c) the Company and each Subsidiary has paid or made provisions for all Taxes payable for any period that ended on or before the date hereof and for any period that began on or before the date hereof and ends after the date hereof, to the extent such Taxes are attributable to the portion of any such period ending on the date hereof; (d) the Company and each Subsidiary is not delinquent in the payment of any Taxes nor has it requested any extension of time within which to file any Return, which Return has not since been filed; (e) there are no pending tax audits of any Returns of the Company or any Subsidiary, and neither the Company nor any Subsidiary has received notice of any pending tax audits of any Returns of the Company or any Subsidiary; (f) no tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes have been proposed, asserted or assessed in writing against the Company or any Subsidiary; (g) neither the Company nor any Subsidiary has granted any extension of the statute or any Subsidiary of limitations applicable to any Return or other Tax claim with respect to any of its respective income, properties or operations or any Subsidiary; (h) the Company and the Subsidiaries have complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including sales and use Taxes, and amounts required by law to be withheld and paid from the wages or salaries of employees), and neither the Company nor any

Subsidiary is liable for any Taxes for failure to comply with any such Legal Requirement, except where such failure to make payment or withhold Taxes has not had nor could it reasonably be expected to have a Material Adverse Effect on the Company and each of its Subsidiaries taken together as a whole; and (i) neither the Company nor any Subsidiary has agreed to, is not required to, and will not be obligated to, make any adjustments either on, before or after the date hereof, to its existing tax accounting method by reason of Section 481 of the Code, or due to a determination by the Board of Directors of the Company (acting on the advice of the Company's accountant, as the case may be) that any existing method of accounting is not permissible or appropriate, and the Internal Revenue Service has not proposed any such adjustments or changes in the Company's accounting method.

3.14. Labor Relations.

      Schedule 3.14 sets forth a list of all directors, officers and key employees of the Company and the Subsidiaries as of the date hereof, together with their respective titles (if any), their current compensation (including salary, wages, bonuses and commissions) and the respective dates on which they commenced employment, the number of Common Stock Equivalents held by such person (including in the case of options or warrants, the exercise price related thereto) and if applicable, the expiration date of such officer's or key employee's employment agreement. To the Best Knowledge of the Company, none of the employees listed on Schedule 3.14 has any plans or intends to terminate his or their employment or engagement with the Company or the Subsidiaries.

3.15. ERISA Plans and Contracts.

      Schedule 3.15 hereto contains a true and complete list of all Employee Plans. Neither the Company nor any of its ERISA Affiliates is or has ever maintained or been obligated to contribute a "multiple employer plan" (as defined in Section 413 of the Code), a "multiemployer plan" (as defined in
Section 3 (37) of ERISA) or a "defined benefit pension plan" (as defined in
Section 3(35) of ERISA). Neither the Company nor any of its ERISA Affiliates maintains or has maintained any Employee Plan providing or agreeing to provide any post-retirement health or welfare benefits to employees, former employees or retired employees of the Company or its ERISA Affiliates or beneficiaries of such employees.

3.16. Related Party Transactions.

      Except as set forth on Schedule 3.16, and, except for reasonable compensation to regular employees of the Company and any Affiliate for services rendered in the ordinary course of business, no current or former Affiliate of the Company or any "Associate" (as defined in the rules and regulations promulgated under the Exchange Act) thereof, is presently, or during the last three fiscal years (or since inception, if shorter) has been, (i) a party to any agreement or transaction with the Company or any of its Subsidiaries (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such Affiliate or Associate) or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company or any its Subsidiaries (other than non-affiliated holdings in publicly held companies), nor does any such Person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company. Except as set forth on Schedule 3.16, the Company and each of its Subsidiaries is not a guarantor or otherwise liable for any actual or potential Liability or obligation, whether direct or indirect, of any of its Affiliates.

3.17. Private Sale.

     Assuming the accuracy of the representations of the Purchasers in Section 4.2, the offering, sale, and issuance of the Purchased Notes, the Preferred Shares and the Reserved Common Shares, as the case may be, will be, exempt from registration under the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder. Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering, sale or issuance of the Purchased Notes or the Preferred Shares has offered the same for sale to, or solicited any offers to buy the same from, or otherwise approached or negotiated with respect thereto, any Person or Persons other than the Purchasers.

3.18. Brokers.

     Except for the Company's engagement of Bear Stearns & Co. Inc., in connection with this transaction, and the closing fee payable to the Purchasers in an amount equal to 1% of aggregate principal amount of the Purchased Notes, neither the Company nor any of its officers, directors, stockholders or employees (or any Affiliate of the foregoing) has employed any broker or finder or incurred any actual or potential Liability or obligation, whether direct or indirect, for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

3.19. Insurance.

     Schedule 3.19 hereto lists and briefly describes each insurance policy maintained by the Company and the Subsidiaries with respect to the properties, assets and business of the Company and the Subsidiaries (the "Insurance Policies"). All of such Insurance Policies are in full force and effect, and neither the Company nor any of the Subsidiaries is in default in any material respect with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any of such Insurance Policies and has no claim outstanding which could be expected to cause a material increase in the insurance rates. To the Best Knowledge of the Company, no facts or circumstances exist that would relieve any insurer under any such policies of their obligations to satisfy in full any claim of the Company thereunder. The Company has not received any notice that (i) any of such policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or (ii) the premium on any of such policies will be materially increased on the renewal thereof. The Company maintains insurance for its benefit in amounts and against all risks that are normal and customary for Persons operating similar properties and businesses under policies in effect and issued by insurers of recognized responsibility.

3.20. Disclosure.

     Neither this Agreement nor any of the Schedules or Exhibits, including the financial projections delivered to the Purchasers in connection with the execution and delivery of this Agreement, when taken together, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading. To the Best Knowledge of the Company, there is no fact, circumstance or condition which has had or could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole which has not been set forth in this Agreement or in the Schedules or the Exhibits. Except for the provisions of the Documents, neither the Company nor any of the Subsidiaries is obligated under any contract or agreement or subject to any restriction set forth in its Fundamental Documents or subject to any other restriction which has or could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

3.21. Accounts and Notes Receivable.

     Except as set forth on Schedule 3.21, all of the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the date hereof will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except to the extent of reserves established by the Company specifically for doubtful accounts and notes receivable (which reserves are set forth in the Financial Statements, are reasonable under the circumstances and are consistent with past practice), to the Best Knowledge of the Company, each account receivable of the Company existing as of the date hereof shall be paid in full not later than the 90th day after the date such account receivable was created and all of the notes receivable shall be paid in accordance with the terms thereof. Except as set forth on Schedule 3.21, as of the date hereof, there is (i) no account debtor or note debtor delinquent in its payment by more than 90 days, (ii) no account debtor or note debtor that has refused or threatened to refuse to pay its obligations for any reason, (iii) to the Best Knowledge of the Company, no account debtor or note debtor that is insolvent or bankrupt and (iv) no account receivable or note receivable pledged to any third party by the Company.

3.22. Registration Rights.

      Except as contemplated by the Registration Rights Agreement and as set forth on Schedule 3.22, no Person has any right to cause the Company to effect the registration under the Securities Act of any shares of Common Stock or any other Securities of the Company.

3.23. Year 2000.

      To the Best Knowledge of the Company, all billing and other data processing programs used by the Company are designed to be used prior to, during and after the calendar year 2000 A.D., and such programs will operate during each such time period without error relating to date data and date-dependent data, specifically including any error relating to, or the program of, date data which represents or references different centuries or more than one century other than such errors which have not had nor could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken together as a whole. Other than any of the following which has not had nor could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company and its Subsidiaries taken together as a whole to the Best Knowledge of the Company without limiting the generality of the foregoing:

      (a) each such program will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

      (b) each such program has been designed to ensure Year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century; and

      (c) each such program includes "Year 2000 Capabilities." For the purposes hereof, "Year 2000 Capabilities" means each such program:

           (i) manages and manipulates data involving date, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates;

           (ii) provides that all date-related interface functionalities and data fields include the indication of century; and

           (iii) provides that all date-related data interface functionalities include the indication of century.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS


      Each Purchaser represents and warrants to the Company as to itself severally, and not jointly as to any other Purchaser, as of the date hereof, as follows:

4.1. Authorization of the Documents.

     Such Purchaser has all requisite power and authority to execute, deliver and perform the Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Documents to which it is a party have been duly authorized by all requisite action by such Purchaser and each such Document constitutes a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and subject to general principles of equity.

4.2. Investment Representations.

     Solely for establishing that the sale or issuance of the Purchased Notes, Preferred Shares and Reserved Common Shares (if any), to such Purchaser is exempt from the registration requirements of Section 5 of the Securities Act and comparable provisions of state blue-sky laws and not in any way to mitigate the responsibility or liability of the Company for any breach of the representations and warranties made by it in this Agreement, on which such Purchaser is relying in full in connection with its decision to invest in the Company:

     (a) Such Purchaser is acquiring the Purchased Notes and Preferred Shares to be purchased hereunder and, in the event that such Purchaser should acquire any Reserved Common Shares, will be acquiring such Reserved Common Shares, for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws.

     (b) Such Purchaser understands that (i) the Purchased Notes and Preferred Shares have not been, and the Reserved Common Shares will not be, registered under the Securities Act or applicable state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Purchased Notes and Preferred Shares, and if acquired, the Reserved Common Shares must be held by such Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

     (c) Each Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales of Securities acquired hereunder only in limited amounts.

     (d) Such Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

     (e) Such Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Company has made available to such Purchaser or its representatives all agreements, documents, records and books that such Purchaser has requested relating to an investment in the Securities which may be acquired by the Purchaser hereunder. Such Purchaser has had an opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of such Purchaser. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment. Such Purchaser's representations in this subsection shall in no way limit the enforceability of any representations made by the Company in any of the Documents to which it is a party.

     (f) The state in which any offer to purchase Purchased Notes or Preferred Shares hereunder was made to or accepted by such Purchaser is the state shown as the Purchaser's address on Schedule I hereto.

     (g) Such Purchaser was not formed for the purpose of investing solely in the Securities which may be acquired hereunder.

                                   ARTICLE V

                              CONDITIONS TO CLOSING

5.1. First Closing.

     The obligation of each Purchaser to purchase and pay for the Securities to be purchased hereunder at the First Closing, is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser). The Company shall use its best efforts to ensure that all conditions to the First Closing set forth in this Section 5.1 are satisfied on or prior to the First Closing Date, including executing and delivering all documents required to be delivered by the Company at the First Closing and taking any and all actions which may be necessary on its part to cause each other party to the Documents to so execute and deliver each Document.

     (a) Certificate of Amendment.

          (i) The Certificate of Amendment has been filed with and accepted by the Secretary of the State of Washington and evidence of such filing and acceptance satisfactory to the purchasers of Preferred Stock, shall have been delivered to the purchasers of Preferred Stock.

          (ii) The Company shall have duly issued and delivered to the purchasers of Preferred Stock, the certificate for the number and series of Preferred Shares purchased by the purchasers of such series of Preferred Stock at the First Closing.

     (b) Registration Rights Agreement.

     The Registration Rights Agreement shall have been executed and delivered by the Company and all parties thereto.

     (c) Issuance of the Purchased Notes.

     The Company shall have duly issued and delivered to such Purchaser the certificate or certificates for the aggregate principal amount of the Purchased Notes being purchased by such Purchaser at the First Closing.

     (d) Reservation of Common Shares.

     The Company shall have reserved the Reserved Common Shares for issuance upon conversion of the Notes, the Series B Preferred Shares and the Series D Preferred Shares.

     (e) Representations and Warranties.

     The Company shall deliver a certificate executed by an officer of the Company stating that the representations and warranties contained in Article III are true, correct and complete in all material respects on and as of the First Closing Date.

     (f) Performance.

     The Company shall have performed and complied in all material respects with all agreements and conditions contained in the Documents required to be performed or complied with by it prior to or at the First Closing and shall have certified to such effect to such Purchaser in writing.

     (g) All Proceedings to Be Satisfactory.

     All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of this Agreement and the other Documents and the transactions contemplated hereby and thereby shall have been taken, obtained or effected (except for the filing of any notice subsequent to the First Closing that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the First Closing as so required), and all documents incident thereto shall be satisfactory in form and substance to such Purchaser. Such Purchaser shall have received all such originals or certified or other copies of such documents as have been reasonably requested by them.

     (h) Opinion of Counsel.

     McDermott, Will & Emery, counsel to the Company, shall have delivered its opinion addressed to the Purchasers, dated as of the First Closing Date, in a form acceptable to the Purchasers.

     (i) Supporting Documents.

     Such Purchaser shall have received copies of the following supporting documents (in form and substance satisfactory to such Purchaser):

          (i) certificates of the Secretary of State of the State of Washington, dated as of a recent date as to the due incorporation or organization and good standing of the Company and listing all documents of the Company on file with said Secretary;

          (ii) a telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the next business day preceding the date of the First Closing as to the continued good standing of the Company;

          (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date of the First Closing and certifying: (1) that attached thereto is a true, correct and complete copy of each of the Certificate of Incorporation and By-laws as in effect on the date of such certification (each of which shall be in form and substance satisfactory to such Purchaser);
(2) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board of Directors (and any committees thereof) and the stockholders of the Company authorizing the execution, delivery and performance of the Documents and the issuance, sale, and delivery of the Purchased Notes and the Preferred Shares, and that all such resolutions are still in full force and effect; (3) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and (4) the incumbency and specimen signature of all officers of the Company executing the Documents, the stock certificates representing the Purchased Notes and the Preferred Shares, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii); and

          (iv) such additional supporting documents and other information with respect to the operations and affairs of the Company as such Purchaser may reasonably request.

     (j) No Litigation or Legislation.

     No Legal Requirement shall have been enacted after the date hereof and no Proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Documents or materially restricts or impairs the ability of the Purchasers to own Securities of the Company.

     (k) SBA Letter.

     CVCA shall have prepared the side letter regarding SBA regulatory compliance (the "SBA Letter") and the forms required to file with the SBA in connection with the transactions contemplated hereby and the Company shall have executed such letter and forms and delivered same to CVCA.

     (l) Closing Fees.

     The Company shall have paid to each Purchaser a closing fee equal to 1% of the aggregate principal amount of the Notes purchased by such Purchaser at the First Closing.

     (m) Due Diligence.

     The Purchasers shall have completed their due diligence review of the Company and shall be satisfied, at their sole discretion, with the results of such due diligence review.

5.2. Second Closing.

     The obligation of each Purchaser to purchase and pay for the Securities to be purchased hereunder at the Second Closing, is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser). The Company shall use its best efforts to ensure that all conditions to the Second Closing set forth in this Section 5.2 are satisfied on or prior to the Second Closing Date.

     (a) Registration Rights Agreement.

     The Registration Rights Agreement shall have been executed and delivered by the Purchasers purchasing Notes at the Second Closing.

     (b) Issuance of the Purchased Notes.

     The Company shall have duly issued and delivered to such Purchaser the certificate or certificates for the aggregate principal amount of the Purchased Notes being purchased by such Purchaser at the Second Closing.

     (c) Issuance of Series D Preferred Shares.

     The Company shall have duly issued and delivered to such Purchaser, the Series D Preferred Shares being purchased by such Purchaser at the Second Closing.

     (d) Performance.

     The Company shall have performed and complied in all material respects with all agreements and conditions contained in the Documents required to be performed or complied with by it prior to or at the Second Closing and shall have certified to such effect to such Purchaser in writing.

     (e) All Proceedings to Be Satisfactory.

     All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of this Agreement and the other Documents and the transactions contemplated hereby and thereby shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Second Closing that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the Second Closing as so required), and all documents incident thereto shall be satisfactory in form and substance to such

Purchaser. Such Purchaser shall have received all such originals or certified or other copies of such documents as have been reasonably requested by them.

     (f) Opinion of Counsel.

     McDermott, Will & Emery, counsel to the Company, shall have delivered its opinion addressed to the Purchasers, dated as of the Second Closing Date, substantially similar to the opinion delivered at the First Closing.

     (g) Supporting Documents.

     Such Purchaser shall have received copies of the following supporting documents (in form and substance satisfactory to such Purchaser):

          (i) certificates of the Secretary of State of the State of Washington, dated as of a recent date as to the due incorporation or organization and good standing of the Company and listing all documents of the Company on file with said Secretary;

          (ii) a telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the next business day preceding the date of the Second Closing as to the continued good standing of the Company;

          (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date of the Second Closing and certifying: (1) that attached thereto is a true, correct and complete copy of each of the Certificate of Incorporation and By-laws as in effect on the date of such certification (each of which shall be in form and substance satisfactory to such Purchaser); (2) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board of Directors (and any committees thereof) and the stockholders of the Company authorizing the execution, delivery and performance of the Documents and the issuance, sale, and delivery of the Purchased Notes, and that all such resolutions are still in full force and effect; (3) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and
     (4) the incumbency and specimen signature of all officers of the Company executing the Documents, the certificates representing the Purchased Notes, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause
     (iii); and

          (iv) such additional supporting documents and other information with respect to the operations and affairs of the Company as such Purchaser may reasonably request.

     (h) No Litigation or Legislation.

     No Legal Requirement shall have been enacted after the date hereof and no Proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Documents or materially restricts or impairs the ability of the Purchasers to own Securities of the Company. Each of the parties shall have made all filings required by such Person to comply with the HSR Act and all applicable waiting periods have expired or been terminated.

     (i) Closing Fees.

     The Company shall have paid to such Purchaser a closing fee equal to 1% of the aggregate principal amount of the Notes purchased by such Purchaser at the Second Closing.

     (j) Closing Date.

     The Second Closing shall have occurred on or prior to June 5, 1998, or if notification filings are required to comply with the HSR Act, June 30, 1998.

                                   ARTICLE VI

                                 INDEMNIFICATION

6.1. Survival of Representations, Warranties, Agreements and Covenants, Etc.

     All statements contained in any other Document or any closing certificate delivered by the Company or the Purchasers, pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (each, a "Closing Certificate"), shall constitute representations and warranties by the Company, or the Purchasers, as applicable, under this Agreement. Notwithstanding any investigation made at any time by or on behalf of any party hereto, all representations and warranties contained in this Agreement or made in writing by or on behalf of the Company, or an Purchaser, in connection with the transactions contemplated by this Agreement shall survive the Closing until the third anniversary of the First Closing Date, provided however, that the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.12, 3.17 and 3.18 and 3.23 shall survive the Closings indefinitely and the representation and warranties contained in 3.13 shall survive the Closings and continue in full force and effect for the period of the statute of limitations applicable to the matters covered thereby.

6.2. Indemnification.

     (a) In addition to all other rights and remedies available to the Purchasers, the Company shall indemnify, defend and hold harmless each Purchaser and its Affiliates and their respective partners, officers, directors, employees, agents and representatives (collectively, the "Purchaser Representatives"; and together with such Purchaser, the "Purchaser Indemnified Persons") against all Losses, and none of the Purchaser Indemnified Persons shall be liable to the Company or any other stockholder of the Company for or with respect to any and all Losses, together with all costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article VI, (i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of the Company contained in any Document or Closing Certificate or any facts or circumstances constituting any such untruth, inaccuracy or breach, (ii) arising from the breach of any covenant or agreement of the Company contained in any Document or Closing Certificate or any facts or circumstances constituting such breach, or (iii) arising from any Claim, except for any Claim made by the Company against such Purchaser pursuant to Section 6.2(b) (whenever made), resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the status of, or conduct of the business and affairs of, the Company or (B) the execution, delivery and performance of this Agreement and the other Documents and the related documents and agreements contemplated hereby and thereby. Notwithstanding the foregoing, and subject to the following part of this sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification pursuant to clause (iii) of Section 6.2(a) resulted primarily out of or was based primarily upon the indemnified party's gross negligence, fraud or willful misconduct, (unless such action was based upon the indemnified party's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Company herein, or in the Documents), the Company shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Company shall be entitled to recover from the indemnified party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of the Company reasonably incurred in effecting such recovery, if any.

     (b) In addition all other rights and remedies available to the Company, each Purchaser severally as to itself only and not as to any other Purchaser, shall indemnify, defend and hold harmless the Company and its officers, directors, employees, agents and representatives (collectively, the "Company Indemnified Persons,") against all Losses, together with all reasonable out-of-pocket costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article VI, (i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of such Purchaser contained in any Document or Closing Certificate or any facts or circumstances constituting such untruth, inaccuracy or breach or
(ii) arising from the breach of any covenant or agreement of such Purchaser contained in any Document or Closing Certificate or any facts or circumstances constituting such breach.

     (c) If for any reason the indemnity provided for in this Section is unavailable to any Indemnified Person or is insufficient to hold each such Indemnified Person harmless from all such Losses arising with respect to the transactions contemplated by this Agreement, then the Indemnifying Persons shall contribute to the amount paid or payable for such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Persons on the one hand and such Indemnified Person on the other but also the relative fault of the Indemnifying Persons and the Indemnified Person as well as any relevant equitable considerations. In addition, the Indemnifying Persons shall reimburse any Indemnified Person upon demand for all reasonable expenses (including reasonable fees of legal counsel) incurred by such Indemnified Person in connection with investigating, preparing for or defending any such action or claim. The indemnity, contribution and expenses reimbursement obligations that the Indemnifying Persons have under this Article VI shall be in addition to any Liability that the Indemnifying Persons may otherwise have. The Indemnifying Persons further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such Claim.

     (d) Any indemnification of an Indemnified Person by Indemnifying Persons pursuant to this Section shall be effected by wire transfer of immediately available funds from the Indemnifying Persons to an account designated by the Indemnified Person within 15 days after the determination thereof.

     (e) All indemnification rights hereunder shall survive the execution and delivery of the Documents and the consummation of the transactions contemplated herein and therein indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Purchaser and/or any of the other Indemnified Parties or the acceptance by the Purchaser of any certificate or opinion.

     (f) By executing this Agreement, the Company (i) agrees no Purchaser Indemnified Person shall have any liability to the Company or its Subsidiaries pursuant to this Agreement, the other Documents or the transactions contemplated hereby or thereby (the "Covered Conduct") except (A) as provided in Section 6.2(b), and (B) to the extent that a court of competent jurisdiction shall have determined by final judgment, no longer subject to appeal, that the losses resulting from such Covered Conduct primarily resulted from or was based primarily upon such Purchaser Indemnified Person's willful misconduct or gross negligence, (ii) agrees that it will not make under any circumstances, and it will cause it Subsidiaries not to make under any circumstances, any claim against any Purchaser Indemnified Person, with respect to a claim or loss with respect to which such Person is entitled to indemnification hereunder, for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to, the transactions contemplated by and the relationship established by this Agreement, the other Documents or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection therewith, and (iii) waive, release and agree not to sue upon, and it agrees to cause its Subsidiaries not to sue upon, and it agrees to cause its Subsidiary not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in any such party's favor.


                                  ARTICLE VII

                             TRANSFER OF SECURITIES

7.1. Restriction on Transfer.

     The Restricted Securities shall not be transferable except upon the conditions specified in this Article VII, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer thereof.

7.2. Restrictive Legends.

     Each certificate evidencing the Restricted Securities and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 7.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM

          UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 12, 1998, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

7.3. Notice of Transfer.

     (a) The holder of any Restricted Securities, by acceptance thereof agrees, prior to any Transfer of any Restricted Securities, to give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this Section 7.3. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by (i) the written opinion, addressed to the Company, of counsel for the holder of Restricted Securities, as to whether in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act, and (ii) in the case of Restricted Shares, if in the opinion of such counsel such registration is required, a written request addressed to the Company by the holder of Restricted Shares, describing in detail the proposed method of disposition and requesting the Company to effect the registration of such Restricted Shares pursuant to the terms and provisions of the Registration Rights Agreement; provided, however, that (A) in the case of a holder of Restricted Securities which is a partnership, no such opinion of counsel shall be necessary for a Transfer by such holder of Restricted Securities to a partner of such holder of Restricted Securities, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner, if in each case the transferee agrees in writing to be subject to the terms of this Article VII to the same extent as if such transferee were originally a signatory to this Agreement, and (B) no such opinion shall be required in connection with a Transfer pursuant to Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto), provided, that the Company, shall be provided with customary written representations relating to such transaction.

     (b) If in the opinion of such counsel (if such opinion is required hereunder) the proposed Transfer of Restricted Securities may be effected without registration under the Securities Act, the holder of Restricted Securities shall thereupon be entitled to Transfer Restricted Securities in accordance with the terms of the notice delivered by it to the Company.

     (c) Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in Section 7.2 hereof unless (i) in the opinion of such counsel registration of future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto).

7.4. Transfer Pursuant to Rule 144.

     The Company agrees to provide to the holders of the Restricted Securities and upon a holder's request to any prospective purchasers designated by a holder the financial and other information specified in Rule 144 under the Securities Act and to take any other action or to execute any certificates necessary to permit a transfer by any holder of Restricted Securities to qualify for the exemption set forth in Rule 144.

7.5. Transfers to Competitors.

     No Purchaser shall, without the prior written consent of the Company, Transfer in a private transaction, any Purchased Notes or Additional Notes or Preferred Shares, if any, or any interest therein, to any Competitor. A Purchaser may rely on a representation from a potential Transferee (such representation to be made for the benefit of such Purchaser and the Company) that such Transferee is not a Competitor, and unless such Purchaser has actual knowledge that such representation was untrue, such Transfer shall be valid. As used herein, the term "Competitor" means (i) any Person (other than the Company or any of its Subsidiaries) who is engaged in the Business and (ii) any Affiliate of a Person identified in clause (i) above (it being agreed that an investment firm shall not be deemed to control a Person described in clause (i) above merely as a result of owning a minority interest in such Person).

7.6. Transfers of Series A Preferred Shares and Series C Preferred Shares.

     The transfer of the Series A Preferred Shares and the Series C Preferred Shares shall be limited to the Affiliates of the Purchaser of such shares hereunder. Except in the case of any sale, redemption or conversion of the Notes in connection with a Series B Conversion Event, the Company shall have the right to repurchase the Series A Preferred Shares upon (i) the sale or redemption of sixty-five percent (65%) or more of the Common Stock Equivalents held by such Purchaser as of the Second

Closing Date or (ii) the conversion of all of the Common Stock Equivalents held by such Purchaser. The Company shall have the right to repurchase the Series C Preferred Shares upon (i) the sale or redemption of sixty-five percent (65%) or more of the Common Stock Equivalents held by such Purchaser as of the Second Closing Date or (ii) the conversion of all of the Common Stock Equivalents held by such Purchaser.

                                  ARTICLE VIII

                               INFORMATION RIGHTS

8.1. Access to Records.

     (a) The Company shall afford to each Significant Holder and its employees, counsel and other authorized representatives, during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and its Subsidiaries and to all officers and employees of the Company and its Subsidiaries; provided, however, that such investigation shall not unreasonably interfere with the operations of the Company and its Subsidiaries. The Company will instruct its independent public accountants to discuss such aspects of the financial condition of the Company with any Purchaser and its representatives as such Purchaser may reasonably request, and to permit such Purchaser and its representatives to inspect, copy and make extracts from such financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the Company as such holder may reasonably request. All costs and expenses incurred by such Purchaser and its representatives in connection with exercising such rights of access shall be borne by such Persons, and all out-of-pocket costs and expenses incurred by the Company in complying with any extraordinary requests by such Purchaser and its representatives in connection with exercising such access rights shall be borne by such Purchaser.

     (b) Each Purchaser shall use reasonable efforts to maintain the confidentiality of any confidential and proprietary information obtained by it under this Section 8.1 and shall not use, or permit the use of, any of such confidential and proprietary information in its business or the business of any company in which it may have an ownership interest or in any manner or for any other purpose except as contemplated hereby; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of any Purchaser or such authorized representatives to disclose any such information concerning the Company which it may be required to disclose (i) to its partners or limited partners to the extent required to satisfy its fiduciary obligations to such persons or (ii) otherwise pursuant to or as required by law; provided, however, it shall use reasonable efforts to cause its partners or limited partners (as the case may be) to maintain the confidentiality of such confidential and proprietary information.

     (c) As used herein, "Significant Holder" shall mean and include any Purchaser who, at the time in question, shall own, together with its Affiliates,
(i) 25% of the aggregate principal amount of the outstanding Notes or the number of Series D Preferred Shares purchased hereunder, or (ii) Series B Preferred Shares, if any, convertible for, plus Warrants, if any, exercisable for, 5% or more of the aggregate outstanding Common Stock Equivalents.

8.2. Financial Reports.

     The Company shall furnish each Significant Holder with the following:

     (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default, a statement of the chief financial officer or treasurer of the Company setting forth the nature of such Default and the action that the Company has taken and proposes to take with respect thereto.

     (b) Monthly Statements. Each Significant Holder shall receive, within the earlier of when such statements are delivered to the Company's lenders, if any, and 45 days after the end of each monthly accounting period, an unaudited financial report of the Company, which report shall be prepared in accordance with GAAP consistently applied, and which shall include the following:

          (i) a profit and loss statement for such monthly accounting period, together with a cumulative profit and loss statement from the first day of the current year to the last day of such monthly accounting period;

          (ii) a balance sheet as at the last day of such monthly accounting period;

          (iii) a cash flow analysis for such monthly accounting period on a cumulative basis for the fiscal year to date; and

          (iv) to the extent prepared by the Company prior to the date of delivery of such monthly financial statements, a comparison between the actual figures for such monthly accounting period and the comparable figures for the prior year (if any) for such monthly accounting period, with an explanation of any material differences between them.

     (c) Quarterly Reports. Upon the request of such Significant Holder, but not later than 45 days after the end of each quarterly accounting period, (i) an unaudited consolidated financial report of the Company, prepared in accordance with GAAP consistently applied, except that such financial statements shall not include footnotes and shall be subject to normal year-end audit adjustments, including, with respect to such quarterly accounting period, the statements and comparisons referred to in Section 8.2(b) and a statement of cash flows and statement of operations for such quarterly accounting period and (ii) to the extent prepared by the Company prior to such request, a report by management of the Company of the operating and financial highlights of the Company for the prior accounting periods which shall include (A) a comparison between operating and financial results and the Budget and (B) an analysis of the operations of the Company for the prior quarter.

     (d) Upon the request of such Significant Holder, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company to its stockholders generally or released to the public and copies of all regular and periodic reports filed by the Company with the SEC, or any securities exchange.

     (e) Upon the request of such Significant Holder, copies of all reports prepared for or delivered to the management of the Company by its Accountants;

     (f) Upon the request of such Significant Holder, any other routinely collected financial or other information available to management of the Company (including, without limitation, routinely collected statistical data);

     (g) Upon the request of such Significant Holder, within ninety (90) days after commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year, which financial statements shall include a comparison between the actual figures for such prior fiscal year and the comparable budgeted figures for such prior fiscal year (if any), with, to the extent prepared by the Company prior to such request, an explanation of any material differences between them; and

     (h) Promptly following its receipt of notice of the commencement of any action, suit, claim, legal or administrative or arbitration proceeding or investigation, any of which could reasonably be expected, on the basis of current economic conditions and other facts and circumstances known to the Company at the time, to have a Material Adverse Effect, the Company shall deliver a written notice to such Significant Holder describing in reasonable detail such proceeding.

                                   ARTICLE IX

                      ADDITIONAL AGREEMENTS OF THE COMPANY

9.1. Compliance.

     The Company and the Subsidiaries (a) in carrying out their businesses shall comply in all material respects with Legal Requirements and Orders of any Governmental Authority applicable to it, its business and the ownership of its assets and (b) shall obtain and maintain in full force and effect all Federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business and such licenses and permits shall be maintained, in full force and effect.

9.2. Insurance.

     (a) All the insurable properties of the Company and the Subsidiaries shall be insured for the benefit of the Company and its Subsidiaries in the full amounts required to protect the Company and its Subsidiaries against all risks usually insured against by Persons operating similar properties in the localities in which such properties are located under policies in effect and issued by national insurers of recognized responsibility.

     (b) The Company shall maintain the other insurance coverage specified on
Schedule 9.2(b) hereto including directors' and officers' liability.

9.3. Affirmative Covenants.

     As long as any Notes or Warrants (except in the case where such Warrants were issued upon the Company's prepayment of the Notes or redemption of the Preferred Shares upon a Change of Control) or Preferred Shares are outstanding, the Company shall, and shall cause its Subsidiaries, as applicable, to observe and perform the following:

     (a) Payment Under the Documents. The Company shall pay or accrue, as the case may be, and any amounts payable under the Documents in accordance with the terms of the Documents.

     (b) Proceeds. The Company shall use the proceeds of the sale of the Purchased Notes solely in the manner described in this Agreement.

     (c) Payment of Taxes, etc. The Company shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all amounts of taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, could reasonably be expected by law to become an Encumbrance upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (y) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or (z) the non-payment or non-discharge of which could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

     (d) Preservation of Corporate Existence, etc. The Company shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence; provided, however, that any Subsidiary may merge or consolidate with any other Subsidiary or the Company. The Company shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its rights (charter and statutory), and all material permits, licenses, approvals, privileges and franchises necessary or desirable in the normal conduct of its business, except any thereof the non-preservation or non-maintenance of which could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

     (e) Keeping of Books. The Company shall keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which entries which are full and correct in all material respects shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with GAAP.

     (f) Maintenance of Properties, etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear, tear and depletion excepted, except any thereof the non-maintenance or non-preservation of which could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

     (g) Transactions with Affiliates. The Company shall conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     (h) Share Listings. On or prior to 90 days from the First Closing Date, the Company shall use its best efforts to upgrade its listing of its Common Stock from the Nasdaq SmallCap Market System to the Nasdaq National Market System or such other national securities exchange which is acceptable to the Purchasers.

9.4. Negative Covenants.

     As long as any Notes or Warrants (except in the case where such Warrants were issued upon the Company's prepayment of the Notes or redemption of the Preferred Shares upon a Change in Control) or Preferred Shares are outstanding, the Company shall not, without the prior written consent of the Requisite Purchasers, as applicable:

     (a) Change in Nature of Business. Make any material change in the nature of its business as carried on at the date hereof.

     (b) Charter Amendments. Amend its Certificate of Incorporation or any material provision of By-laws in a manner that would adversely affect the rights of the Purchasers.

     (c) Board of Directors. Permit the number of members of the Board (other than members appointed or selected by the holders of Series A Preferred) to exceed fifteen (15).

     (d) Restricted Payments. Declare or pay any dividends or make any other distribution on or with respect to its capital stock or Common Stock Equivalents, whether in cash, property, securities or a combination thereof, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, except with respect to certain reacquisitions of shares pursuant to (i) the agreements listed on Schedule 9.4(d) and (ii) the Equity Incentive Plans, any capital stock or Common Stock Equivalents or set apart any sum for any of the aforesaid purposes.

     (e) Nature of Business. Conduct any business or operations other than the Business or activities reasonably related to the Business.

     (f) Fundamental Changes. Liquidate, dissolve, merge with or into or consolidate with or combine with any other Person, except that any third party may merge with the Company if (i) there is no Change of Control, (ii) the Company shall be solvent after giving effect to such merger on a Pro Forma basis, (iii) the net worth of the Company, after giving effect to such merger, shall not be reduced by an amount in excess of the greater of (x) $10 million or
(y) 25% of the net worth of the Company immediately prior to giving effect to such merger and, prior to the effectiveness of such merger, an officer of the Company shall have delivered to the Purchaser a certificate to the effect that such transaction complies with this provision (attaching the calculations to demonstrate compliance with clauses (ii) and (iii)), and (iv) at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing; provided however, that the covenant by the Company provided in this clause (f) shall not be applicable to transactions in which a Change of Control would occur and the Requisite Purchasers do not exercise their option to redeem their shares in accordance with Certificate of Amendment within 30 days of the date on which notice is given by the Company to such holders indicating that a Change of Control shall have occurred or is pending.

     (g) Financial Covenants. Commencing December 31, 1998 and each fiscal quarter thereafter, permit:

          (i) the Interest Coverage Ratio for the twelve months immediately preceding the last day of each fiscal quarter to be less than 1.5 to 1.

          (ii) the ratio of (A) Total Indebtedness of the Company (other than Indebtedness evidenced by the Notes) for the twelve months immediately preceding the last day of each fiscal quarter to (B) EBITDA for such period, to be more than 7.0 to 1.

     (h) Inconsistent Agreements. Neither the Company nor shall the Company cause any of its Subsidiaries to enter into any agreement containing any provision which would (a) be violated or breached by the exercise or performance by Company or its Subsidiary of any of their respective rights or obligations under any Document, (b) impair in any material respect the ability of the Company or any Subsidiary to comply with the terms of the Documents or (c) prohibit a wholly-owned Subsidiary from paying dividends or making other distributions..

                                   ARTICLE X

                                EVENTS OF DEFAULT

10.1. Default.

     (a) In case one or more of the following events (each of which is an "Event of Default"; whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

           (i) the Company shall default in the payment of interest on the Notes as and when the same shall become due and payable, either in cash or Additional Notes, within 10 days after the Interest Payment Date, and such noncompliance shall occur on two consecutive Interest Payment Dates;

           (ii) the Company or any of its Subsidiaries shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (B) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) fail generally to pay its debts as they become due or (G) take any corporate or stockholder action in furtherance of any of the foregoing;

           (iii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or any of its Subsidiaries, or of any substantial part of their respective property or assets, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or (C) the winding-up or liquidation of any such Person, and such proceeding, petition or order shall continue unstayed and in effect for a period of 60 consecutive days;

           (iv) a final judgment for the payment of money in an amount in excess of $5,000,000 shall be rendered by a court or other tribunal against the Company or any of its Subsidiaries and shall remain undischarged for a period of 60 consecutive days during which such judgment and any levy or execution thereof shall not have been effectively stayed or vacated;

           (v) any event shall occur or condition shall exist or fail to occur or exist if the effect of such occurrence or failure is to accelerate the maturity of any Indebtedness of the Company or any of its Subsidiaries in a principal amount in excess of $5,000,000 or to permit the holder thereof (or a trustee on behalf of such holder) to cause such Indebtedness to become due prior to the stated maturity thereof and such occurrence or failure shall not have been remedied within any applicable period of grace, or any such Indebtedness shall not be paid when due, whether by acceleration or otherwise, or the holder of any Encumbrance upon property of the Company or any of its Subsidiaries shall commence foreclosure of such Encumbrance;

           (vi) a material breach of any of the representations, warranties or covenants in any of the Documents, provided that if such default is not willful, such default continues 30 days after notice of such breach has been delivered by any holder of Note; or

           (vii) a Change of Control shall have occurred;

then, and in each and every such case (other than an Event of Default specified in clauses (ii) or (iii) above, the Requisite Purchasers, by notice in writing to the Company (the "Acceleration Notice"), may declare the entire principal amount of the Notes, and the interest accrued thereon, to be due and payable immediately, and the same shall become immediately due and payable without presentment, demand or protest, all of which are hereby expressly waived, anything contained herein or other evidence of such indebtedness to the contrary notwithstanding. If an Event of Default specified in clauses (ii) and (iii) occurs, the entire principal amount of this Note, and the interest accrued thereon, shall become and be immediately due and payable without any declaration or other act on the part of the Purchasers and the same shall become immediately due and payable without presentment, demand or protest, all of which are hereby expressly waived, anything contained herein or other evidence of such indebtedness to the contrary notwithstanding.

     (b) In case any one or more Events of Default shall occur and be continuing, the Holder may, inter alia, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon the Holder hereby shall be exclusive of any other right referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                                   ARTICLE XI

                                  SUBORDINATION

11.1. Notes Subordinated to Senior Debt.

      (a) The Company, for itself and its successors, and the Purchaser, by its acceptance of the Notes, agrees that the payment of the Subordinated Obligations is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Senior Debt, including, with respect to Designated Senior Debt, any interest accruing subsequent to a bankruptcy or other similar proceeding at the rate specified in the applicable Designated Senior Debt whether or not such interest is an allowed claim enforceable against the Company in any such proceeding.

      (b) This Article XI shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions. The provisions of this Article shall be reinstated if at any time any payment of the Senior Debt is rescinded or must otherwise be returned by any holder thereof or any representative of such holder upon the insolvency, bankruptcy or reorganization of the Company.

11.2. No Payment on Notes in Certain Circumstances.

      (a) In the event that any payment of principal of or interest on the Designated Senior Debt is not paid when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise (each, a "Senior Debt Payment Default"), and the holders of Designated Senior Debt or their agent shall have given written notice to the Company and the Purchaser of such non-payment (a "Payment Default Notice"), then no payment shall be made by the Company, or accepted by the Purchaser, on account of the Subordinated Obligations unless and until such payment shall have been made or such Senior Debt Payment Default is waived in accordance with the terms of the applicable Senior Credit Documents.

      (b) In the event that any default under or in respect of the Designated Senior Debt that entitles any holders of any Designated Senior Debt to accelerate the maturity of such Designated Senior Debt outstanding thereunder (other than a Senior Debt Payment Default) (each, a "Senior Debt Non-Payment Default") shall have occurred and be continuing and the Company and the Purchaser shall have received written notice of such Senior Debt Non-Payment Default from the holders of any Designated Senior Debt or any agent of such holders (a "Payment Blockage Notice"), then no payment shall be made by the Company, or accepted by any Purchaser, on account of the Subordinated Obligations during the period (a "Payment Blockage Period") commencing on the date the Company and the Purchaser received such Payment Blockage Notice and ending on the earlier of (i) the date 179 days thereafter and (ii) the date on which the Senior Debt Non-Payment Default giving rise to the Payment Blockage Period is cured or waived in accordance with the terms of the applicable Senior Credit Documents; provided that (x) any holders of Designated Senior Debt shall not be entitled to institute a Payment Blockage Period more often than once within any period of 360 consecutive days, (y) no Senior Debt Non-Payment Default or event which, with the giving of notice and/or the lapse of time, would become a Senior Debt Non-Payment Default which existed on the date of the commencement of any such blockage period may be used as the basis for any subsequent Payment Blockage Notice unless such Senior Debt Non-Payment Default or event, as the case may be, shall in the interim have been cured or waived for a period of not less than ninety consecutive days and (z) any holders of Designated Senior Debt shall not be entitled to institute a Payment Blockage Period more than two times in total.

      (c) The failure to make any payment with respect to the Subordinated Obligations by reason of the provisions of Section 11.2(a) or (b), shall not be construed as preventing the occurrence of an Event of Default hereunder or impairing the right to declare due and payable the principal amount of and premium on the Notes, plus accrued but unpaid interest, subject to Section 11.1.

      (d) In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment on account of principal of, premium, interest on the Notes or other Subordinated Obligations or to acquire any of the Notes or on account of the redemption provisions of the Notes shall be made by or on behalf of the Company and received by any Purchaser at a time when such payment was prohibited by the provisions of this Section 11.2, then, unless and until such payment is no longer prohibited by this Section 11.2, such payment shall be received and held in trust by such Purchaser for the benefit of, and, if any of the Senior Debt remains outstanding, shall be immediately paid over to, either the Company or the Senior Debtholders (or their representatives) ratably according to the respective amounts of Senior Debt held or represented by each, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to indefeasibly pay all Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the Senior Debtholders.

      (e) The provisions of this Section 11.2 shall not apply to any payment with respect to which Section 11.3 would be applicable.

11.3. Notes Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization.

      Upon any payment or distribution of properties of the Company or any successor in any dissolution, winding up, liquidation or reorganization of the Company (including in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors, whether voluntary or involuntary):

           (i) The holders of all Senior Debt shall first be entitled to receive payments in full of all amounts due on or with respect to Senior Debt, including the principal, premium, and interest, fees, expenses and costs due thereon or relating thereto, including any interest accruing subsequent to a bankruptcy or other similar proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim enforceable against the Company in any such proceeding, before the Purchaser is entitled to receive any payment or distribution in cash, securities or other Property on account of the Subordinated Obligations (other than any payment or distribution in the form of securities, including, without limitation, Common Stock Equivalents, the payment of which (i) is subordinated in right of payment to all Senior Debt that may at the time be outstanding to the same extent as, or to a greater extent than, the Subordinated Obligations are subordinate to the Senior Debt as provided in this Article and (ii)
     is not payable prior to the payment in full of the Senior Debt).

           (ii) Any payment or distribution, whether in cash, cash equivalents, property or securities, to which the Purchaser would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt (or their representatives) ratably according to the respective amounts of Senior Debt held or represented by each, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

           (iii) In the event that, notwithstanding the foregoing, any payment or distribution, whether in cash, cash equivalents property or securities (other than any payment or distribution in the form of securities, including, without limitation, Common Stock Equivalents, the payment of which (i) is subordinated in right of payment to all Senior Debt that may at the time be outstanding to the same extent as, or to a greater extent than, the Subordinated Obligations are subordinate to the Senior Debt as provided in this Article and (ii) is not payable prior to the payment in full of the Senior Debt), shall be received by the Purchaser on account of the Subordinated Obligations before all Senior Debt is indefeasibly paid in full in cash, such payment or distribution shall be received and held in trust by such Purchaser for the benefit of, and shall be immediately paid over to the Senior Debtholders (or their representatives) which remain unpaid or unprovided for, ratably according to the respective amounts of the Senior Debt held or represented by each, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to indefeasibly pay all Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the Senior Debtholders.

11.4. Payments Otherwise Permitted.

      Nothing contained in any Document shall prevent the Company, at any time except during any dissolution, liquidation, winding up, or reorganization of the Company referred to in Section 11.3 or under the conditions described in Section 11.2, from making payments at any time with respect to the Subordinated Obligations.

11.5. Subrogation.

      Subject to the payment in full in cash of all Senior Debt and the termination of all commitments to advance additional funds to the Company pursuant to the Senior Credit Documents, the Purchaser shall be subrogated to the rights of the Senior Debtholders to receive payments or distributions of properties of the Company applicable to the Senior Debt until all amounts due and payable on the Notes and all other Subordinated Obligations shall be paid in full. For the purpose of such subrogation, no payments or distributions to the Senior Debtholders by or on behalf of the Company, or by or on behalf of the Purchaser by virtue of this Article, which otherwise would have been made to the Purchaser shall, as between the Company, its creditors other than the Senior Debtholders and the Purchaser, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the Purchaser, on the one hand, and Senior Debtholders, on the other hand.

11.6. Obligations of the Company Unconditional.

      Nothing contained in this Article or elsewhere in this Agreement or in any
Note is intended to or shall impair, as between the Company, its creditors (other than the Senior Debtholders) and the Purchaser, the obligations of the Company, which are absolute and unconditional, to pay to the Purchaser the Subordinated Obligations when the same become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Purchaser and creditors of the Company other than the Senior Debtholders, nor shall anything herein or therein prevent any Purchaser from exercising all remedies otherwise permitted by Applicable Law upon default under this Agreement, subject to the rights, if any, and the limitations on remedies provided in this Article (including Section 11.9), of the holders of Senior Debt. Notwithstanding anything to the contrary in this Agreement or in the Notes, upon any distribution of properties of the Company referred to in this Article, the Purchaser shall be entitled to rely upon any judgment made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Purchaser, for the purpose of ascertaining the persons entitled to participate in such distribution, the Senior Debtholders and other Obligations of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

11.7. Subordination Rights Not Impaired by Acts or Omissions of the Company or Senior Debtholders.

      No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Subject to the limitations as set forth in the definition of Senior Debt, the holders of Senior Debt may, without notice to or consent of any Purchaser, extend, renew, modify, amend or supplement the terms of the Senior Debt (including changing the terms of payment, or the refinancing or restructuring of such Senior Debt) or any security received in exchange therefor and release, sell security or release any persons in any manner liable for such Obligations and otherwise deal freely with the Company, all without affecting the Obligations of the Company or the Purchaser under this Agreement.

11.8. Notice to Purchaser.

      Notwithstanding the provisions of this Article or any other provision of this Agreement, the Purchaser shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment in respect of the Subordinated Obligations (including notification of the existence or designation of Designated Senior Debt), unless and until the Purchaser shall have actual knowledge thereof; and, prior to the receipt of any written notice thereof from the Company or a Senior Debtholder or from any trustee, fiduciary or agent therefor, the Purchaser shall be entitled in all respects to assume that no such facts exist. The Purchaser shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a Senior Debtholder (or a trustee, fiduciary or agent therefor). In the event that the Purchaser determines in good faith that further evidence is required with respect to the right of any Person as a Senior Debtholder to participate in any payment or distribution pursuant to this Article, the Purchaser may request such Person to furnish evidence to the reasonable satisfaction of the Purchaser as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and if such evidence is not furnished, the Purchaser may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

11.9. Limitations on Remedies.

      (a) Notwithstanding anything contained herein to the contrary, during any period commencing on the date of receipt of a Payment Default Notice under
Section 11.2(a) or a Payment Blockage Notice under Section 11.2(b) and ending on the earlier of (i) the date the default that is the subject of such Payment Default Notice or Payment Blockage Notice, as the case may be, is cured or waived or (ii) ninety days after receipt by the Purchaser of such Payment Default Notice or 360 days after receipt by the Purchaser of such Payment Blockage Notice, the Purchaser shall not (i) accelerate the Notes as provided in
Section 10.1, (ii) initiate any judicial proceeding or action to collect the Notes or (iii) initiate any case, proceeding or other action in respect of the Company or its Subsidiaries of the type referred to in clause (a) or (b) of
Section 11.3 unless, prior to the expiration of such period, (x) any holder of Designated Senior Debt or its agent shall take any action of the type referred to in clauses (i), (ii) and (iii) above in respect of Designated Senior Debt or
(y) any Senior Debt shall have become automatically due and payable in accordance with its terms.

      (b) Prior to taking any action of the type referred to in clauses (i),
(ii) and (iii) of Section 11.9(a), the Purchaser shall give the Agent, no less than 20 days' notice of the Purchaser's intent to take any such action (which notice may be given during the continuation of any period during which the Purchaser is blocked from receiving payments under Section 11.2).

                                   ARTICLE XII

                                  MISCELLANEOUS

12.1. Termination Events.

      In the event the First Closing contemplated under this Agreement shall not have occurred on or before June 12, 1998, this Agreement may be terminated by CVCA or the Company; provided however, that the right to terminate this Agreement pursuant to this Section 12.1 shall not be available to either of the respective parties whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

12.2. Exchange of Notes.

      Prior to a Series B Preferred Conversion Event, in the event the Company consummates a reorganization pursuant to which a holding company ("Newco") is created which owns all of the outstanding stock of the Company, then the Company and the Purchaser shall enter into an exchange agreement, in a form reasonably acceptable to the Requisite Purchasers and the Agent, pursuant to which the Purchased Notes will be exchanged for convertible notes (the "Exchanged Notes"), of Newco, which Exchanged Notes shall be economically identical to the Purchased Notes, including its rights, privileges and benefits, and shall be otherwise in a form and substance reasonably acceptable to the Purchaser. The conditions of such exchange shall include the following: (i) a Default shall not have occurred and be continuing;
(ii) the exchange shall qualify as a tax-free exchange under the Code; (iii) the Exchanged Notes shall be governed by and entitled to all the benefits of this Agreement (as if such Exchanged Notes were issued on the Closing Date pursuant to the terms of this Agreement); (iv) in the case of any Purchaser acquiring Purchased Notes on a Closing Date, for purposes of determining the applicable holding period for such Purchased Notes under Rule 144(d), the Exchanged Notes shall be deemed to have been acquired at the Closing at which such Notes were purchased; (v) legal counsel to the Company shall deliver a legal opinion addressed to the Purchasers, dated as of the date of such exchange, in a form reasonably acceptable to the Requisite Purchasers; and (vi) the Company and Newco shall covenant to the Purchasers that (x) at no time shall the Company cease to be a wholly-owned subsidiary of Newco and (y) neither the Company nor Newco shall enter into any agreement which would restrict the Company's ability to pay dividends or make any other distributions to Newco.

12.3. Fees.

      The Company will pay, and save the Purchasers harmless against all Liability, whether or not the Closing hereunder occurs, for the payment of, (i) all costs and other expenses incurred from time to time by the Company in connection with the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including the reasonable costs and expenses of counsel incurred in connection with the review and preparation of the Documents), (ii) the actual and reasonable out-of-pocket costs and expenses incurred by the Purchasers at or prior to closing in connection with the transactions contemplated hereby, including reasonable fees and charges of O'Sullivan Graev & Karabell, LLP (counsel to the Purchasers), and Arthur Andersen, LLP (accountant to the Purchasers), in connection with the purchase and ownership of the Purchased Notes and Preferred Shares, provided however, that the Company's reimbursement obligations under this clause (ii) shall not exceed $100,000 unless approved by the Company, (iii) the reasonable costs and expenses (including fees and expenses of counsel) incurred by the Purchasers in connection with any amendment or waiver of, or enforcement of, any Document relating to the transactions contemplated hereby, and (iv) the reasonable fees and expenses incurred by each Purchaser in any filing with any Governmental Authority with respect to its investment in the Company or in any other filing with any Governmental Authority with respect to the Company that mentions such Purchaser.

      (b) The Company further agrees that it will pay, and will save the Purchasers harmless from, any and all Liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents, and that it will similarly pay and hold the Purchasers harmless from all issue taxes in respect of the issuance of the Additional Notes or Reserved Common Shares to the Purchasers.

12.4. Further Assurances.

      The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchasers to carry out the provisions and purposes of the Agreement and the other Documents.

12.5. Remedies.

      In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached by the Company, the Purchasers (or any Purchaser) may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

12.6. Successors and Assigns.

      This Agreement shall bind and inure to the benefit of the Company and the Purchasers and their respective successors, assigns, heirs and personal representatives. Upon any transfer of the Notes or the Reserved Common Shares, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to such transferred Securities in the same manner as the transferring Purchaser.

12.7. Entire Agreement.

      This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

12.8. Notices.

      All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier, (c) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

                    (i) if to the Company, to:

                        Gentle Dental Service Corporation
                        222 North Sepulveda Boulevard
                        El Segundo, California  90245
                        Telephone:   (310) 765-2400
                        Telecopier:  (310) 765-2459
                        Attention: Michael T. Fiore
                                   President and
                                   Chief Executive Officer

                        with a copy to:

                        McDermott, Will & Emery
                        One Newport Place
                        1301 Dove Street, Suite 500
                        Newport Beach, California  92660
                        Telephone:   (714) 851-0633
                        Telecopier:  (714) 851-9349
                        Attention:  Richard J. Babcock, Esq.

                   (ii) if to any Purchaser, to him, her or it at his,
                        her or its address set forth on Schedule I attached hereto;

                        with a copy to:

                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza
                        New York, NY  10112
                        Telephone:  (212) 408-2400
                        Telecopier: (212) 408-2420
                        Attention:  Harvey M. Eisenberg, Esq.

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received
(i) when delivered, if personally delivered, (ii) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

12.9. Amendments, Modifications and Waivers.

      The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the Requisite Purchasers and in the case of amendments, modifications or waivers of provisions of Article XI, definitions of capitalized terms used in Article XI, or Section 12.2 or this Section 12.9, with the consent of the Agent; provided however that any such amendment, modification or waiver that would adversely affect the rights hereunder of any Purchaser, in its capacity as a Purchaser, without similarly affecting the rights hereunder of all Purchasers, in their capacities as Purchasers, shall not be effective as to such Purchaser without its prior written consent.

12.10. Governing Law; Waiver of Jury Trial.

      (a) All questions concerning the construction, interpretation and validity of the Documents shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of the Documents, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

      (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

12.11. No Third Party Reliance.

     Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Purchasers to enter into this Agreement and the other Documents (and the Company acknowledges that the Purchasers have expressly relied thereon) and (b) are solely for the benefit of the Purchasers. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Purchasers, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Purchasers or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

12.12. Submission to Jurisdiction.

      Any legal action or proceeding with respect to this Agreement or the other Documents may be brought in the courts of the State of New York and the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Company hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein. Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

12.13. Extension; Waiver.

      At any time prior to the First Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

12.14. Severability.

      It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12.15. Independence of Agreements, Covenants, Representations and Warranties.

      All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and schedules attached hereto are hereby made part of this Agreement in all respects. Any disclosure made in any Schedule to this Agreement which should, based on the substance of such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto; provided, that the description of such item on a Schedule is such that the Purchaser could reasonably be expected to ascertain that such disclosure would relate to such other provision of this Agreement.

12.16. Counterparts; Facsimile Signatures.

      This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable an binding.

                                     * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.



                                       GENTLE DENTAL SERVICE
                                       CORPORATION


                                       By: MICHAEL T. FIORE
                                           -------------------------------------
                                           Name: Michael T. Fiore
                                           Title: President and CEO

                                       PURCHASERS:
                                       ----------
                                       CHASE VENTURE CAPITAL
                                       ASSOCIATES, L.P.

                                       By: Chase Capital Partners,
                                           its General Partner

                                       By: ERIC GREEN
                                           -------------------------------------
                                           Name:  Eric Green
                                           Title: Managing Director

                                       DLJ CAPITAL CORP.

                                       By: KATHLEEN LAPORTE
                                           -------------------------------------
                                           Kathleen LaPorte
                                           Attorney In Fact

                                       DLJ FIRST ESC L.L.C.
                                       By:  DLJ LBO Plans Management
                                              Corporation,
                                            its Manager

                                       By: KATHLEEN LAPORTE
                                           -------------------------------------
                                           Kathleen LaPorte
                                           Attorney In Fact

                                       SPROUT CAPITAL VII, L.P.

                                       By:  DLJ Capital Corp.
                                            its Managing General
                                              Partner

                                       By: KATHLEEN LAPORTE
                                           -------------------------------------
                                           Kathleen LaPorte
                                           Attorney In Fact

                                       SPROUT GROWTH II, L.P.

                                       By:  DLJ Capital Corp.
                                            its Managing General
                                              Partner

                                       By: KATHLEEN LAPORTE
                                           -------------------------------------
                                           Kathleen LaPorte
                                           Attorney In Fact

                                       THE SPROUT CEO FUND, L.P.

                                       By:  DLJ Capital Corp.
                                            its General Partner

                                       By: KATHLEEN LAPORTE
                                           -------------------------------------
                                           Kathleen LaPorte
                                           Attorney In Fact

                                                                      SCHEDULE I
                                                                      ----------

                                  First Closing
                                  -------------
                                  (Page 1 of 2)

                                                    Aggregate              Aggregate                   Aggregate
                                                     Price of               Price of                    Price of           Aggregate
                                        Series A     Series A   Series C    Series C    Series D        Series D    Principal Amount
Name and Address                          Shares       Shares     Shares      Shares      Shares          Shares            of Notes
----------------                        --------    ---------   --------   ---------   ---------   -------------    ----------------
Chase Venture Capital Associates, L.P.       100       $ 100.00        -         -     1,085,767   $9,999,900.00      $15,000,000.00
c/o Chase Capital Partners
380 Madison Avenue,
12th floor
New York, NY 10017
Attention: Jonas Steinman
           Eric Green
Tel: (212) 622-3100
Fax: (212) 622-3101

DLJ Capital Corp.                              -            -          -         -         7,601      $70,005.21         $209,998.75
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California 94025
Attention: Robert Finzi
           Kathleen LaPorte
Tel: (650) 234-2700
Fax: (650) 234-2779

DLJ First ESC L.L.C.                           -            -          -         -        38,003     $350,007.63       $1,049,999.70
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California 94025
Attention: Robert Finzi
           Kathleen LaPorte
Tel: (650) 234-2700
Fax: (650) 234-2779

                                                                      SCHEDULE I
                                                                      ----------

                                  First Closing
                                  -------------
                                  (Page 2 of 2)

                                               Aggregate
                                                Price of
Name and Address                                   Notes       Total Price
----------------                          --------------    --------------
Chase Venture Capital Associates, L.P.    $15,000,000.00    $25,000,000.00
c/o Chase Capital Partners
380 Madison Avenue,
12th floor
New York, NY 10017
Attention: Jonas Steinman
           Eric Green
Tel: (212) 622-3100
Fax: (212) 622-3101

DLJ Capital Corp.                            $209,998.75       $280,003.96
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California 94025
Attention: Robert Finzi
           Kathleen LaPorte
Tel: (650) 234-2700
Fax: (650) 234-2779

DLJ First ESC L.L.C.                       $1,049,999.70     $1,400,007.33
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California 94025
Attention: Robert Finzi
           Kathleen LaPorte
Tel: (650) 234-2700
Fax: (650) 234-2779

(Page 1 of 2)
                                                    Aggregate              Aggregate                   Aggregate
                                                     Price of               Price of                    Price of           Aggregate
                                        Series A     Series A   Series C    Series C    Series D        Series D    Principal Amount
Name and Address                          Shares       Shares     Shares      Shares      Shares          Shares            of Notes
----------------                        --------    ---------   --------   ---------   ---------   -------------    ----------------
Sprout Capital VII, L.P.                       -            -        100   $  100.00     182,833   $1,683,891.93       $5,051,520.90
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California 94025
Attention: RobertFinzi
           Kathleen LaPorte
Tel: (650) 234-2700
Fax: (650) 234-2779

Sprout Growth II, L.P.                         -            -          -           -     149,472   $1,376,637.12       $4,129,800.10
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California 94025
Attention: Robert Finzi
           Kathleen LaPorte
Tel: (650) 234-2700
Fax: (650) 234-2779

The Sprout CEO Fund, L.P.                      -            -          -           -       2,124      $19,562.04          $58,680.55
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California 94025
Attention: Robert Finzi
           Kathleen LaPorte
Tel: (650) 234-2700
Fax: (650) 234-2779

Total First Closing                          100      $100.00        100     $100.00   1,465,800  $13,500,003.93      $25,500,000.00


(Page 2 of 2)

                                               Aggregate
                                                Price of
Name and Address                                   Notes       Total Price
----------------                          --------------    --------------
Sprout Capital VII, L.P.                   $5,051,520.90     $6,735,512.83
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California 94025
Attention: RobertFinzi
           Kathleen LaPorte
Tel: (650) 234-2700
Fax: (650) 234-2779

Sprout Growth II, L.P.                     $4,129,800.10     $5,506,437.22
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California 94025
Attention: Robert Finzi
           Kathleen LaPorte
Tel: (650) 234-2700
Fax: (650) 234-2779

The Sprout CEO Fund, L.P.                     $58,680.55        $78,242.59
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California 94025
Attention: Robert Finzi
           Kathleen LaPorte
Tel: (650) 234-2700
Fax: (650) 234-2779
----------------------------

Total First Closing                       $25,500,000.00    $39,000,203.93


                                                             SCHEDULE I (Cont'd)
                                                             -------------------

                                 Second Closing
                                 --------------
                                  (Page 1 of 2)

                                                    Aggregate              Aggregate                   Aggregate
                                                     Price of               Price of                    Price of           Aggregate
                                        Series A     Series A   Series C    Series C    Series D        Series D    Principal Amount
Name and Address                          Shares       Shares     Shares      Shares      Shares          Shares            of Notes
----------------                        --------    ---------   --------   ---------   ---------   -------------    ----------------
St. Paul Venture Capital IV, LLC               -            -          -           -      36,192     $333,328.32       $1,000,000.00
8500 Normandale Lake Boulevard
Suite 1940
Bloomington, Minnesota 55437
Attention:  Everett Cox
Tel:  (612) 830-7474
Fax:  (612) 830-7475

Accel V L.P.                                   -            -          -           -      58,342     $537,329.82       $1,612,000.00
1 Palmer Square
Princeton, New Jersey 08542
Attention:  Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384

Accel Internet/Strategic Technology            -            -          -           -       7,817      $71,994.57         $216,000.00
Fund L.P.
1 Palmer Square
Princeton, New Jersey 08542
Attention:  Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384

Accel Keiretsu V L.P.                          -            -          -           -       1,158      $10,665.18          $32,000.00
1 Palmer Square
Princeton, New Jersey 08542
Attention:  Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384

Accel Investors - 96 L.P.                      -            -          -           -       3,474      $31,995.54          $96,000.00
1 Palmer Square
Princeton, New Jersey 08542
Attention:  Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384


(Page 2 of 2)

                                               Aggregate
                                                Price of
Name and Address                                   Notes       Total Price
----------------                          --------------    --------------
St. Paul Venture Capital IV, LLC           $1,000,000.00     $1,333,328.32
8500 Normandale Lake Boulevard
Suite 1940
Bloomington, Minnesota 55437
Attention:  Everett Cox
Tel:  (612) 830-7474
Fax:  (612) 830-7475

Accel V L.P.                               $1,612,000.00     $2,149,329.82
1 Palmer Square
Princeton, New Jersey 08542
Attention:  Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384

Accel Internet/Strategic Technology          $216,000.00       $287,994.57
Fund L.P.
1 Palmer Square
Princeton, New Jersey 08542
Attention:  Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384

Accel Keiretsu V L.P.                         $32,000.00        $42,665.18
1 Palmer Square
Princeton, New Jersey 08542
Attention:  Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384

Accel Investors - 96 L.P.                     $96,000.00       $127,995.54
1 Palmer Square
Princeton, New Jersey 08542
Attention:  Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384


(Page 1 of 2)

                                                    Aggregate              Aggregate                   Aggregate
                                                     Price of               Price of                    Price of           Aggregate
                                        Series A     Series A   Series C    Series C    Series D        Series D    Principal Amount
Name and Address                          Shares       Shares     Shares      Shares      Shares          Shares            of Notes
----------------                        --------    ---------   --------   ---------   ---------   -------------    ----------------
Ellmore C. Patterson Partners                  -            -          -           -       1,592      $14,662.32          $44,000.00
1 Palmer Square
Princeton, New Jersey 08542
Attention:  Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384

Bessemer Venture Partners GMS                  -            -          -           -      54,288     $499,992.48       $1,500,000.00
1400 Old Century Road
Suite 407
Westbury, New York  11590
Attention:  Robert H. Buescher
Tel:  (516) 997-2300
Fax:  (516) 997-2371
------------------------------

Total Second Closing                           -            -          -           -     162,863   $1,499,968.23       $4,500,000.00


(Page 2 of 2)

                                               Aggregate
                                                Price of
Name and Address                                   Notes       Total Price
----------------                          --------------    --------------
Ellmore C. Patterson Partners                $44,000.00         $58,662.32
1 Palmer Square
Princeton, New Jersey 08542
Attention:  Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384

Bessemer Venture Partners GMS             $1,500,000.00      $1,999,992.48
1400 Old Century Road
Suite 407
Westbury, New York  11590
Attention:  Robert H. Buescher
Tel:  (516) 997-2300
Fax:  (516) 997-2371
------------------------------

Total Second Closing                      $4,500,000.00      $5,999,968.23

                                   Exhibit A

                        Form of Certificate of Amendment

                                 (See Attached)

                                   ARTICLE IX

                            SERIES A PREFERRED STOCK


     1. Designation of Amount; Ranking.

          The issuance of One Hundred (100) shares of the Series A Preferred Stock is hereby authorized. The Series A Preferred Stock shall rank senior to the Common Stock (as hereinafter defined), pari passu with the Series C Preferred Stock and junior to all other classes and series of equity securities of the Corporation now existing or hereafter created with respect to rights of redemption and rights of Liquidation (as hereinafter defined).

     2. Definitions.

          As used in this Article IX, the following capitalized terms have the following meanings:

          "Affiliate" has the meaning given to such term in the Purchase Agreement.

          "Applicable Law" has the meaning given to such term in the Purchase Agreement.

          "By-laws" means the By-laws of the Corporation, as amended and in effect from time to time.

          "Board" means the Board of Directors of the Corporation.

          "Business Day" has the meaning given to such term in the Purchase Agreement.

          "Certificate of Incorporation" means the Restated Articles of Incorporation of the Corporation as amended and restated and in effect at the time in question.

          "Closing Date" has the meaning given to such term in the Purchase Agreement.

          "Common Stock" means, collectively, all of the Common Stock, no par value, of the Corporation of any class, and any other class of capital stock of the Corporation hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.


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          "Corporation" means Gentle Dental Service Corporation, a Washington corporation.

          "Default Director" has the meaning given to such term in Section 3(b) of this Article IX.

          "Document" has the meaning given to such term in the Purchase
Agreement.

          "Event of Default" has the meaning given to such term in the Purchase Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any political subdivision thereof, or of any other country.

          "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          "Mandatory Conversion Event" has the meaning given to such term in the Purchase Agreement.

          "Maturity Date" has the meaning given to such term in the Purchase Agreement.

          "Notes" has the meaning given to such term in the Purchase Agreement.

          "Original Cost" means, with respect to any share of Series A Preferred Stock, $1.00. In the event of any change (by way of any recapitalization, subdivision or recombination) in the number or kind of shares of Series A Preferred Stock, the Original Cost of the shares of Series A Preferred Stock immediately prior to such change shall be ratably adjusted among such shares of Series A Preferred Stock immediately after such change.

          "Person" shall be construed broadly and shall include without limitation an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

          "Preferred Director" shall mean any individual elected to the Board, to serve as a director, pursuant to Section 3(b)(i) of this Article IX.

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          "Preferred Holders" means holders of Series A Preferred Stock.

          "Preferred Liquidation Preference" has the meaning ascribed to it in
Section 4 of this Article IX.

          "Preferred Stock" means the preferred stock, no par value, of the Corporation.

          "Purchase Agreement" means the Securities Purchase Agreement dated as of May 12, 1998, between the Corporation and the Purchasers (as defined therein), as amended from time to time.

          "Redemption Event" has the meaning ascribed to it in Section 5(a) of this Article IX.

          "Redemption Price" has the meaning ascribed to it in Section 5(a) of this Article IX.

          "Requisite Preferred Holders" means the holders of a majority of the outstanding shares of Series A Preferred Stock.

          "Securities" means "securities" as defined in Section 2(1) of the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Series A Preferred Redemption Event" has the meaning given to such term in the Purchase Agreement.

          "Series C Preferred Stock" means the Series C Preferred Stock, no par value, of the Corporation.

          "Warrant" has the meaning given to such term in the Note.

     3. Voting Rights.

          (a) Non-Voting.

          Except as required by law and pursuant to paragraphs (b) and (c) below, the Preferred Holders shall not be entitled to vote.

          (b) Board Representation.

               (i) So long as any Series A Preferred Stock remains outstanding, the Requisite Preferred Holders shall be entitled to elect one individual to the Board to serve as a director, which individual initially shall be Eric Green; provided, however, that upon the occurrence or the continuance of any Event of Default,

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the Requisite Preferred Holders shall be entitled to elect one additional individual to the Board to serve as a director (a "Default Director").

               (ii) Notwithstanding any other sections of the Certificate of Incorporation, so long as any Series A Preferred Stock remains outstanding, the Requisite Preferred Holders shall be entitled to (A) remove from the Board any Preferred Director elected under the foregoing subsection (i), (B) elect each successor to any such Preferred Director removed in accordance herewith or who otherwise vacates such office, and (C) remove any other director necessary to create sufficient vacancies on the Board to permit the Requisite Preferred Holders to elect additional individuals to the Board upon an occurrence or continuance of an Event of Default, or an Event of Option, pursuant to the foregoing clause (i) above.

               (iii) The right of the Preferred Holders to elect directors may be exercised at the special meeting called pursuant to this Section, at any annual or other special meeting of shareholders and, to the extent and in the manner permitted by Applicable Law, pursuant to a written consent in lieu of a shareholders meeting. A proper officer of the Corporation shall, upon the written request of the Requisite Preferred Holders, addressed to any officer of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing directors pursuant to this Section. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the Requisite Preferred Holders. If such meeting has not been called by a proper officer of the Corporation within 2 days after personal delivery, by hand or by a nationally recognized, overnight courier guaranteeing next business day delivery, of such written request upon any officer of the Corporation or within 5 days after mailing the same to the secretary of the Corporation at its principal office, then the Requisite Preferred Holders may call such meeting at the expense of the Corporation, and such meeting may be called upon the notice required for annual meetings of shareholders and shall be held at the Corporation's principal office, or at such other place designated by the Requisite Preferred Holders. The Preferred Holders shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this Section.

               (iv) At any meeting or at any adjournment thereof at which the Preferred Holders have the right to elect directors, the presence, in person or by proxy, of the Preferred Holders shall be required to constitute a quorum for the election or removal of any director by the Requisite Preferred Holders. The affirmative vote of the Requisite Preferred Holders shall be required to elect or remove any Preferred Director.

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               (v) If any Event of Default shall occur and be continuing, the
Preferred Holders shall also have any other rights which such holder is entitled to under any Document at any time and any other rights which such holder may have pursuant to Applicable Law.

               (vi) The Corporation shall pay or reimburse each Preferred Director for the reasonable out-of-pocket expenses incurred by such Person in connection with attending formal meetings of the Board and any committee thereof. The Corporation shall use its best efforts to maintain video teleconferencing capabilities for all formal meetings of the Board and any committee thereof.

          (c) Covenants.

          The Corporation shall not, without the affirmative consent or approval of the Requisite Preferred Holders:

               (i) in any manner authorize, issue or sell any shares of Series A Preferred Stock other than as contemplated by the Purchase Agreement or this Article IX;

               (ii) reclassify, cancel or in any manner alter or change the terms, designations, powers, preferences or relative, optional or other special rights, or the qualifications, limitations or restrictions thereof, of the Series A Preferred Stock;

               (iii) amend, repeal or modify any provision of this Article IX;
     or

               (iv) amend, repeal or modify any provision of the Certificate of Incorporation or By-laws in a manner that would adversely affect the powers, preferences or rights of the Series A Preferred Stock.

          (d) Observer Rights.

               (i) The Corporation hereby covenants that the Preferred Holders shall have the right to have that number of representatives (each such representative, an "Observer") determined as hereinafter provided present at all meetings of the Board. Such right shall from time to time be exercisable by delivery to the Corporation of written notice from the Requisite Preferred Holders specifying the names of such Observers. The number of Observers shall at all times and from time to time be equal to that number of members of the Board that the Preferred Holders are then entitled to designate but whose seats on the Board are at the time vacant.

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               (ii) The Corporation will give each Observer reasonable prior notice (it being agreed that the same prior notice given to the Board shall be deemed reasonable prior notice) in any manner permitted in the Corporation's By-laws for notices to directors of the time and place of any proposed meeting of the Board, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting. Each such Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto.

               (iii) The Corporation will deliver to each Observer copies of all papers which may be distributed from time to time to the directors of the Corporation at such time as such papers are so distributed to them, including copies of any written consent.

     4. Liquidation.

          In the event of any Liquidation, the Preferred Holders shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, before any payment shall be made to the holders of any stock ranking on Liquidation junior to the Series A Preferred Stock (with respect to rights on Liquidation, the Series A Preferred Stock shall rank senior to the Common Stock, pari passu with the Series C Preferred Stock but junior to all other series of Preferred Stock), an amount per share equal to (the "Preferred Liquidation Preference") the Original Cost of such share. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Preferred Holders the full amount to which it shall be entitled, then the Corporation shall pay the Preferred Holders the aggregate unpaid Preferred Liquidation Preference as soon as practicable after the Corporation has funds legally available therefor. In the event of any Liquidation, after payment shall have been made to the Preferred Holders in the full amount to which it is entitled, the holders of shares of Common Stock shall be entitled, to the exclusion of the Preferred Holders, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

     5. Redemption.

          Subject to the Corporation having funds legally available for such purpose, the Corporation shall redeem all of the shares of the Series A Preferred Stock then outstanding, on the first to occur of (A) on the Maturity Date, so long as all of the outstanding Notes, the outstanding shares of the Series B Preferred Stock and the outstanding shares of the Series D

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Preferred Stock shall have been redeemed or converted prior thereto, (B) upon the occurrence of the Mandatory Conversion Event, or (C) in the event a Series A Preferred Redemption Event shall have occurred (each of clauses (A), (B) and (C) above, a "Redemption Event"). The per share redemption price at which shares of Series A Preferred Stock are to be redeemed pursuant to this Section 5(a) shall be equal to the Liquidation Preference Amount (the "Redemption Price").

          (b) On and after any redemption date (the "Redemption Date") pursuant to this Section 5 (unless default shall be made by the Corporation in the payment of the Redemption Price, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of the Series A Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

          (c) Any communication or notice relating to redemption given pursuant to this Section 5 shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the Preferred Holders, at their respective addresses as the same shall appear on the books of the Corporation, or to the Corporation at the address of its principal, or registered office, as the case may be.

          (d) At any time on or after the Redemption Date, the Preferred Holders shall be entitled to receive the Redemption Price upon actual delivery to the Corporation or its agents of the certificates representing the shares of the Series A Preferred Stock to be redeemed.

          (e) Any redemption payments by the Corporation pursuant to this
Section 5 shall be paid in cash.

          (f) Any shares of Series A Preferred Stock which are redeemed, converted or otherwise acquired by the Corporation shall be canceled and shall not be reissued (as treasury shares), sold or transferred as Series A Preferred but such shares shall become unclassified Preferred Stock of the Corporation.

                                   ARTICLE X

                            SERIES B PREFERRED STOCK

     1. Designation of Amount; Ranking.

          The issuance of Seventy Thousand (70,000) shares of the Series B Preferred Stock is hereby authorized. The Series B

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Preferred Stock shall rank senior to all other classes and series of equity securities of the Corporation now existing or hereafter created including the Series A Preferred Stock, no par value, Series C Preferred Stock, no par value and the Series D Preferred Stock (collectively, the "Junior Stock"), with respect to dividend rights, rights of redemption, rights of conversion and rights of Liquidation (as hereinafter defined).

     2. Definitions.

          Except as set forth below, capitalized terms used herein have the meanings given to such terms in the Purchase Agreement. The following capitalized terms used in this Article X have the following meanings:

          "Adjusted Market Price" shall be an amount equal to 95% of the Market Price in effect at such time.

          "Applicable Dividend Rate" means, for each Dividend Period (i) for dividends paid in cash on the last day of such period where an Event of Default shall not have occurred, a rate equal to the Applicable Interest Rate at the time of the Series B Preferred Conversion Event, and (ii) in all other circumstances, a rate equal to the Applicable Interest Rate at the time of the Series B Conversion Event plus 1.25% per annum; and the Corporation and the holders of Series A Preferred Stock acknowledge that the difference of 1.25% between the aforementioned rate represents additional dividend payable upon the occurrence and continuation of an Event of Default after the Series B Preferred Conversion Event.

          "Converted Shares" has the meaning ascribed to it in Section 6(d) of this Article X.

          "Converting Shares" has the meaning ascribed to it in Section 6(d) of this Article X.

          "Corporation" means Gentle Dental Service Corporation, a Washington corporation.

          "Conversion Premium" shall mean $0.2247.

          "Conversion Price" shall initially be the Conversion Price of the Notes on the date of the Series B Conversion Event, and shall be subject to adjustment from time to time as set forth in Section 4(c) of this Article X.

          "Documents" shall have the meaning ascribed to it in the Purchase Agreement.

          "Excluded Stock" means (i) all Common Stock issued upon conversion of Preferred Stock, Notes and Warrants, (ii) shares of Common Stock (as such number is equitably adjusted for stock

                                      -8-
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splits, stock dividends, share combinations and similar pro-rata recapitalizations) issued upon the exercise of stock options issued pursuant to the Equity Incentive Plans and (iii) Securities issued by the Corporation in an underwritten Public Offering.

          "Junior Stock" has the meaning given to such term in Section 1 of this
Article X.

          "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          "Mandatory Redemption Date" shall mean the eighth anniversary of the First Closing Date.

          "Measurement Period" means 30 consecutive Business Days.

          "Original Cost" means, with respect to any share of Series B Preferred Stock, $1,000.00. In the event of any change (by way of any recapitalization, subdivision or recombination) in the number or kind of shares of Series B Preferred Stock, the Original Cost of the shares of Series B Preferred Stock immediately prior to such change shall be ratably adjusted among such shares of Series B Preferred Stock immediately after such change.

          "Original Issuance Date" means the date on which the Notes are converted pursuant to a Series B Conversion Event.

          "Preferred Liquidation Preference" has the meaning ascribed to it in
Section 4(b) of this Article X.

          "Preferred Dividend Payment Date" shall have the meaning ascribed to it in Section 4(a) of this Article X.

          "Public Offering" means the closing of a public offering of Securities pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

          "Purchase Agreement" means the Securities Purchase Agreement dated as of May 12, 1998, among the Corporation and the Purchasers (as defined therein), as amended from time to time.

          "Qualified Holder" means (i) each Person who initially acquires Series B Preferred Stock from the Corporation and (ii) any other holder of Series B Preferred Stock who, together with its Affiliates, owns Series B Preferred Stock with an aggregate Original Cost of $1,000,000 or more.

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          "Qualified Securities" means the Common Stock issued to the stockholders of the Corporation as consideration in any conversion, provided (i) such Common Stock is then listed on a national securities exchange or reported on the Nasdaq National Market and (ii) such Common Stock is registered under the Securities Act or is freely tradable under Rule 144 of the Securities Act within 6 months of the date of issuance.

          "Redemption Price" has the meaning ascribed to it in Section 5(a) of this Article X.

          "Requisite Preferred Holders" means the holders of a majority of the outstanding shares of Series B Preferred Stock at the time in question.

          "Securities and Exchange Commission" means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

          "Sale of the Corporation" means (i) the sale (in one or a series of related transactions) of all or substantially all of the Corporation's assets to a Person or a group of Persons acting in concert, (ii) the sale or transfer (in one or a series of related transactions) of the outstanding capital stock of the Corporation to one Person or a group of Persons acting in concert, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting company or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or Securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

          "Stockholders" means holders of Common Stock or Preferred Stock.

     3. Voting Rights.

          (a) General.

          In addition to the rights provided by law and by paragraph (b) below, the holders of Series B Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock, and any other capital

                                      -10-
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stock of the Corporation entitled to vote together with the Common Stock, all as one class. Each share of Series B Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible pursuant to Section 6 below.

          (b) Covenants.

          The Corporation shall not, without the affirmative consent or approval of the Requisite Preferred Holders:

               (i) in any manner authorize, create, designate, issue or sell any class or series of capital stock of the Corporation (including any shares of treasury stock) or rights, options, warrants or other Securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity participation feature or any security that is a combination of debt and equity, which, in each case as to the equity or convertible component thereof, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Corporation or a merger, consolidation or sale of the assets thereof, is senior to or pari passu with the Series B Preferred Stock;

               (ii) reclassify any Securities of the Corporation into shares of any class or series of capital stock of the Corporation (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Corporation or a merger, consolidation or sale of the assets thereof, senior to or pari passu with the Series B Preferred Stock or (B) which in any manner adversely affects the rights of the holders of Series B Preferred Stock in their capacity as such;

               (iii) in any manner authorize, issue or sell any shares of Series B Preferred Stock other than as contemplated by the Purchase Agreement or this Article X;

               (iv) reclassify, cancel or in any manner alter or change the terms, designations, powers, preferences or relative, optional or other special rights, or the qualifications, limitations or restrictions thereof, of the Series B Preferred Stock;

               (v) amend, repeal or modify any provision of the Certificate of Incorporation or Bylaws that adversely affects the powers, preferences or rights of the Series B Preferred Stock; or

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               (vi) fail to comply with any of the covenants of the Corporation as set forth in the Purchase Agreement.

     4. Dividends, Distributions and Liquidations.

          (a) Dividends.

               (i) When, as, and if declared by the Board, out of funds legally available for that purpose, the holders of Series B Preferred Stock shall be entitled to receive before any dividends shall be declared and paid or set aside for Common Stock, dividends, which shall accrue on a daily basis at the Applicable Dividend Rate on the sum of the Original Cost of a share of Series B Preferred Stock, plus all accumulated and unpaid dividends thereon, payable on each September 30 and March 31 (each, a "Preferred Dividend Payment Date"), the first such Preferred Dividend Payment Date being the first Preferred Dividend Payment Date following the Series B Conversion Event. Dividends shall accrue at the Applicable Dividend Rate regardless of whether the Board has declared a dividend payment or whether there are any profits, surplus or other funds of the Corporation legally available for dividends. Any dividends which accrue pursuant to this Section 4(a) and which are not paid prior to the next succeeding Preferred Dividend Payment Date shall be classified as "accumulated dividends" and shall remain "accumulated and unpaid dividends" until paid or otherwise satisfied pursuant to this Article X. Dividends on each share of Preferred Stock shall accrue pursuant to this Section 4(a) from and including the Original Issuance Date to and including the date such share is converted or redeemed in full and all accrued but unpaid dividends thereon are also converted or paid in full. All payments in cash due in cash under this Section 4(a) to any holder of shares of Series B Preferred Stock shall be made to the nearest cent.

               (ii) The dividends payable with respect to the Series B Preferred Stock on each Preferred Dividend Payment Date shall be paid to the holders of shares of the Preferred Stock as they appear on the stock records of the Corporation on such date (the "Preferred Record Date") as shall be fixed by the Board, which Preferred Record Date shall not be more than 60 days prior to the applicable Preferred Dividend Payment Date and shall not precede the date upon which the resolution fixing such Preferred Record Date is adopted, and if the Board shall not fix a Preferred Record Date, the Preferred Record Date shall be deemed to be the same date as the applicable Preferred Dividend Payment Date.

               (iii) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred Stock, such payment shall be distributed ratably among the holders of the Series B Preferred Stock based upon the number of shares of Series B Preferred Stock then held by each holder.

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          (b) Liquidation.

          In the event of any Liquidation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, before any payment shall be made to the holders of any stock ranking on Liquidation junior to the Series B Preferred Stock (with respect to rights on Liquidation, the Series B Preferred Stock shall rank senior to the Common Stock and any other class of Junior Stock), an amount per share equal to (the "Preferred Liquidation Preference") the greater of (X) the Original Cost of such share plus an amount equal to any accumulated and unpaid dividends on each share to the date of payment or (Y) the amount that would otherwise be distributed to such holder in such Liquidation if nothing was paid pursuant to clause (X) and such holder converted such shares into shares of Common Stock in accordance with the provisions of this Article X. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Series B Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any Liquidation, after payment shall have been made to the holders of shares of Series B Preferred Stock in the full amount to which they are entitled, the holders of shares of capital stock ranking junior to the Series B Preferred Stock on Liquidation shall be entitled, to the exclusion of the holders of the Series B Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

     5. Redemption.

          (a) Mandatory Redemption.

          Subject to the Corporation having funds legally available for such purpose, the Corporation shall redeem all of the shares of the Series B Preferred Stock then outstanding on the Mandatory Redemption Date. The per share redemption price (the "Mandatory Redemption Price") at which shares of the Series B Preferred Stock are to be redeemed pursuant to this Section 5(a) shall be equal to the greater of (x) the Original Cost of such share plus an amount equal to any accumulated and unpaid dividends on each share, if any, to the date of payment or (y) the Fair Value of such share. If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock shall be insufficient to permit the payment of the Mandatory Redemption Price required to be paid pursuant to this Section 5(a), then the holders of Series B Preferred Stock shall

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share in any legally available funds ratably in any such redemption based on the respective number of Series B Preferred Stock that each holder thereof holds and the Corporation shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

          (b) Redemption at the Option of the Holders.

     (i) At any time on or after the occurrence or continuation of an Event of Default, the Requisite Preferred Holders may elect to have the Corporation redeem all (but not less than all) of the outstanding shares of Series B Preferred Stock at a price per share (i) in the case of a redemption option caused by an Event of Default, other than a Change of Control, equal to the Original Cost of such share plus an amount equal to all accrued and unpaid dividends on each share, if any, to the date of payment and (ii) in the case of a Change of Control (the "Change of Control Price"), equal to 101% of the Original Cost thereof plus, without duplication, an amount in cash equal to accrued and unpaid dividends thereof (in either case, the "Redemption Price"), by giving written notice to the Corporation of such election (the "Investor Notice of Election"), whereupon the Corporation shall be obligated to repurchase such shares of Series B Preferred Stock on such date (the "Investor Optional Redemption Date") as shall be determined by the Corporation, but in any event not earlier than 10 days and not later than 30 days after the date on which the Investor Notice of Election is delivered to the Corporation. Promptly (but in no event later than five days) after the delivery of the Investor Notice of Election to the Corporation, the Corporation shall send written notice (the "Optional Redemption Notice") to each of the holders of the Series B Preferred Stock. The Optional Redemption Notice shall specify the Investor Optional Redemption Date and the location of the Corporation's principal executive office or place of business where the closing will occur.

     (ii) Closing.

          (A) The closing of the Corporation's redemption of the Series B Preferred Stock pursuant to Section 5(c) above shall take place at 11:00 a.m. New York City time on the Investor Optional Redemption Date at the Corporation's principal executive office or place of business. At the closing, the Corporation shall pay to each of the holders of the Series B Preferred Stock, against the Corporation's receipt from such holder of the certificate or certificates representing the shares of such series of Series B Preferred Stock then held by such holder, an amount equal to the Redemption Price. All such payments shall be made by wire transfer of immediately available funds, or if such holder shall not have specified wire transfer instructions to the Corporation prior to the closing, by certified or official bank check made payable to the order of such holder.

          (B) If the funds of the Corporation (without rendering the Corporation insolvent) available for redemption of shares of Series B Preferred Stock on any Investor Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, those funds which are legally available (without rendering the Corporation insolvent) shall be used to redeem the maximum possible number of shares ratably among the holders of such shares based upon the aggregate number of such shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available which will not make the Corporation insolvent for the redemption of shares such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Investor Redemption Date but which it had not redeemed.

          (c) Redemption at the Option of the Corporation.

          The Series B Preferred Stock is redeemable at the option of the Corporation, in whole or in part at a per share price equal to the Original Cost of such share plus any accrued but unpaid dividends on each share, if any, to the date of payment; provided however, that in the event the Corporation shall redeem all or any portion of the shares of the outstanding Series B Preferred Shares, then the Holder shall be entitled to receive a warrant (the "Warrant") that is initially exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock, including the accrued but unpaid dividends thereon, into which such redeemed shares would have been convertible in the event of an optional conversion at such time pursuant to Section 6(a) hereof, of the shares redeemed hereunder immediately prior to such redemption; provided, further, however, that in the event the Series B Preferred Shares shall be redeemed by the Corporation in connection with a Change of Control the amount paid by the Corporation to the holder in connection with such prepayment shall equal the Change of Control Price. The initial exercise price for each share of Common Stock issuable upon exercise of the Warrant shall be equal to the Conversion Price in effect immediately prior to the prepayment. The Warrant shall have customary cashless conversion and exercise provisions, customary anti-dilution protections economically identical to the Series B Preferred Stock and shall otherwise be in form and substance reasonably acceptable to the holder of such shares.

          (d) General

               (i) No shares of Series B Preferred Stock are entitled to any dividends accumulating after the date on which the full redemption price for such share is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such share shall not be deemed to be outstanding.

               (ii) Any shares of Series B Preferred Stock which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued (as treasury shares), sold or transferred.

               (iii) Neither the Corporation nor any Subsidiaries shall offer to purchase, redeem or acquire any shares of Series B Preferred Stock other than pursuant to the terms of this Article X or pursuant to a purchase offer made to all holders of Series B Preferred Stock pro rata based upon the number of such shares owned by such holders.

     6. Conversion.

          (a) Optional Conversion of Series B Preferred Stock into Common Stock.

          Subject to and in compliance with the applicable provisions of this
Article X, each holder of shares of Series B Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert any such share, or the accumulated and unpaid dividends accrued thereon, into that number of fully paid and nonassessable shares of Common Stock (provided that in such event the holder shall have the option to require that such shares be Qualified Securities) equal to the quotient obtained by dividing (x) the sum of the Original Cost of such shares of Series B Preferred Stock, plus all accumulated and unpaid dividends thereon, by (y) the Conversion Price, as last adjusted and then in effect, by surrender of the certificates representing such share to be converted; provided however, that the Preferred Holder shall have the right to convert all or a portion of the accumulated and unpaid dividends on any share of Series B Preferred Stock without the need to convert the share of Series B Preferred Stock on which such dividends accrued. The Corporation shall give the Preferred Holders reasonable prior notice of a Sale of the Corporation, including the price and material terms and conditions thereof, in order to provide the Preferred Holders reasonable opportunity to consider whether to redeem or convert the Series B Preferred Stock, or the accumulated and unpaid dividends accrued thereon, into Common Stock at or prior to such Sale of the Corporation. If the price or material terms or conditions of such transaction thereafter change, the Corporation shall promptly deliver written notice to the Preferred Holders specifying such changes. The Corporation will not issue fractional shares of its Common Stock, as applicable, and shall distribute cash in lieu of such fractional shares.

          (b) Mandatory Conversion of Series B Preferred Stock into Common
Stock.

          Upon the occurrence of a Mandatory Conversion Event, all shares of Series B Preferred Stock then outstanding shall, at the option of the Corporation by virtue of the delivery of a notice by the Corporation to the holder notifying the holder of the occurrence of such Mandatory Conversion Event, which notice shall state the date upon which such conversion shall become effective (the "Effective Date") (which date shall be no earlier than 15 Business Days after the date of delivery), and without any action on the part of the holders thereof, shall on the Effective Date be deemed automatically converted in accordance with and subject to prior compliance with Section 6(c)(ii) into that number of fully paid and nonassessable shares of Qualified Securities into which such shares, including the accumulated and unpaid dividends accrued thereon, would have been convertible in the event of optional conversion at such time pursuant to subsection (a) above. Upon conversion, the Corporation will not issue fractional shares of its Qualified Securities, as applicable, and shall distribute cash in lieu of such fractional shares.

          (c) Conversion Price Adjustment.

               (i) The Conversion Price shall also be subject to adjustment from time to time as follows:

               (A) If the Corporation shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock (other than Excluded Stock) without consideration or for a consideration per share less than the Adjusted Market Price in effect immediately prior to the issuance of such Common Stock, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered (but never increased) to a price equal to the sum of (x) the Conversion Premium plus (y) the quotient obtained by dividing:

                         (1) an amount equal to the sum of (x) the total number
               of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the Market Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

                         (2) the total number of shares of Common Stock
               outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of clause (B) below) immediately after the issuance of such Common Stock.

               (B) For the purposes of any adjustment of the Conversion Price pursuant to clause (A) above, the following provisions shall be applicable:

                         (1) In the case of the issuance of Common Stock for
               cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor prior to deducting therefrom any usual and customary discounts, commissions or placement fees paid by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

                         (2) In the case of the issuance of Common Stock for a
               consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value thereof.

                         (3) In the case of the issuance of options to purchase
               or rights to subscribe for Common Stock, Securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable Securities:

               (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

               (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable Securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such Securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

               (c) on any change in the number of shares or exercise price of
                   Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or Securities not converted prior to such change or options or rights related to such Securities not converted prior to such change been made upon the basis of such change; and

               (d) on the expiration of any such options or rights, the
                   termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, Securities or options or rights related to such Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such Securities, or upon the exercise of the options or rights related to such Securities and subsequent conversion or exchange thereof.

          (ii) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up (or if no record date is set, the date such stock dividend, subdivision or stock split is consummated), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

          (iii) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

          (iv) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series B Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other Securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

          (v) If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate reduction in the Conversion Price so as to protect the rights of the holders of the Series B Preferred Stock.

          (vi) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent.

          (vii) In any case in which the provisions of this Section 6(c) shall require that an adjustment shall become effective immediately after a record date of an event, the Corporation may defer until the occurrence of such event
(i) issuing to the holder of any share of Series B Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (iii) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

          (viii) Whenever the Conversion Price shall be adjusted as provided in this paragraph (c), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series B Preferred Stock at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (x) below.

          (ix) If the Corporation shall propose to take any action of the types described in clauses (ii), (iii) or (iv) of this paragraph (c) above, the Corporation shall give notice to each holder of shares of Series B Preferred Stock, in the manner set forth in paragraph (viii) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other Securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series B Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (x) In the event that the Requisite Preferred Holders consent in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of the Series B Preferred Stock would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to any Series B Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate.

          (xi) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of Preferred Stock against impairment.

          (xii) The computations of all amounts under this Section 6 shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 6 have previously been made so as to maintain the relative economic interest of the Preferred Stock vis a vis all other securities issued by the Corporation.

          (xiii) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all time less than or equal to the Conversion Price.

          (xiv) In the event the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Preferred Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate number or amount of such stock, warrants, securities or other property which such Holder could have acquired if such Holder had held the Common Stock acquirable upon complete conversion of this Series B Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of the grant, issue or sale of such Purchase Rights.

          (xv) In the event the Corporation shall, at any time or from time to time after the date hereof, distribute pro rata to the record holders of Common Stock cash, evidences of its indebtedness, other Securities or other properties or assets, or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (unless the holder of the share of Series B Preferred Stock shares in such distribution on a ratable basis based upon the shares of Common Stock issuable upon conversion of such share) the Conversion Price shall be decreased to a price determined by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be the Market Price less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock deemed outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the Fair Value of such distribution consisting of evidences of indebtedness, other Securities, properties, assets, options, warrants or subscription or purchase rights, per share of Common Stock deemed outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, and the denominator of which shall be such Market Price of Common Stock. The adjustments required by this paragraph (xv) shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution.

          (d) Conversion Procedures.

               (i) Each conversion of shares of any class of capital stock of the Corporation into shares of another class of capital stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of such class of capital stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. A holder of Converting Shares may make any such notice of conversion, whether such conversion is in connection with a Sale of the Corporation or otherwise, conditional upon the happening of any event or the passage of such time as is specified by such holder in such conversion notice, and may rescind any notice of conversion prior to the effective time thereof specified in any such notice. Promptly after such surrender and the receipt of such written notice of conversion, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares.

               (ii) Upon issuance of shares in accordance with this Section, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto due to any action of the Corporation. The Corporation shall take all such actions as may be necessary to assure that all such shares may be so issued without violation of any Applicable Law or governmental regulation or any requirements of any domestic securities exchange upon which such shares may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares in any manner which would interfere with the timely conversion of any shares. The issuance of certificates for shares of any class of capital stock (upon conversion of shares of any other class of capital stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of such shares; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares converted. In the event the holder of the shares converted hereunder, in connection with the conversion of shares hereunder, shall be required to file a notification pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "HSR Act"), the Corporation and the holder shall take all actions necessary to comply with such notification requirement and the conversion hereunder of the shares, or the accumulated and unpaid dividends on such shares, shall become effective upon the expiration of the applicable waiting period. The Corporation will pay and save the holders of Series B Preferred Shares harmless against all liability for the payment of all actual and reasonable costs and expenses incurred by such holder in connection with any requirements to file a notification pursuant to the HSR Act. No fractional shares of Common Stock or scrip shall be issued upon conversion of any shares. The number of full shares issuable upon conversion shall be computed on the basis of the aggregate number of shares to be converted by a holder. Instead of any fractional shares which would otherwise be issuable upon conversion of the shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the Fair Value of one share of such Common Stock and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

     7. Reservation of Shares.

          The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of shares of Series B Preferred Stock hereunder, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of such other class which may be converted.

     8. Shares Acquired by the Corporation.

          Any shares of Series B Preferred Stock which are redeemed, converted or otherwise acquired by the Corporation shall be canceled and shall not be reissued (as treasury shares), sold or transferred as Series B Preferred Stock but such shares shall become unclassified Preferred Stock of the Corporation.

                                   ARTICLE XI

                            SERIES C PREFERRED STOCK


     1. Designation of Amount; Ranking.

          The issuance of One Hundred (100) shares of the Series C
Preferred Stock is hereby authorized. The Series C Preferred Stock shall rank senior to the Common Stock (as hereinafter defined), pari passu with the Series A Preferred Stock (as hereinafter defined) and junior to all other classes and series of equity securities of the Corporation now existing or hereafter created with respect to rights of redemption and rights of Liquidation (as hereinafter defined).

     2. Definitions.

          As used in this Article XI, the following capitalized terms have the following meanings:

          "Affiliate" has the meaning given to such term in the Purchase Agreement.

          "Applicable Law" has the meaning given to such term in the Purchase Agreement.

          "By-laws" means the By-laws of the Corporation, as amended and in effect from time to time.

          "Board" means the Board of Directors of the Corporation.

          "Business Day" has the meaning given to such term in the Purchase Agreement.

          "Certificate of Incorporation" means the Restated Articles of Incorporation of the Corporation as amended and restated and in effect at the time in question.

          "Closing Date" has the meaning given to such term in the Purchase Agreement.

          "Common Stock" means, collectively, all of the Common Stock, no par value, of the Corporation of any class, and any other class of capital stock of the Corporation hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Corporation" means Gentle Dental Service Corporation, a Washington corporation.

          "Document" has the meaning given to such term in the Purchase
Agreement.

          "Event of Option" has the meaning given to such term in the Purchase Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any political subdivision thereof, or of any other country.

          "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          "Mandatory Conversion Event" has the meaning given to such term in the Purchase Agreement.

          "Maturity Date" has the meaning given to such term in the Purchase Agreement.

          "Notes" has the meaning given to such term in the Purchase Agreement.

          "Option Director" has the meaning given to such term in Section 3(b) of this Article XI.

          "Original Cost" means, with respect to any share of Series C Preferred Stock, $1.00. In the event of any change (by way of any recapitalization, subdivision or recombination) in the number or kind of shares of Series C Preferred Stock, the Original Cost of the shares of Series C Preferred Stock immediately prior to such change shall be ratably adjusted among such shares of Series C Preferred Stock immediately after such change.

          "Person" shall be construed broadly and shall include without limitation an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

          "Preferred Director" shall mean any individual elected to the Board, to serve as a director, pursuant to Section 3(b)(i) of this Article XI.

          "Preferred Holders" means holders of Series C Preferred Stock.

          "Preferred Liquidation Preference" has the meaning ascribed to it in
Section 4 of this Article XI.

          "Preferred Stock" means the preferred stock, no par value, of the Corporation.

          "Purchase Agreement" means the Securities Purchase Agreement dated as of May 12, 1998, between the Corporation and the Purchasers (as defined therein), as amended from time to time.

          "Redemption Event" has the meaning ascribed to it in Section 5(a) of this Article XI.

          "Redemption Price" has the meaning ascribed to it in Section 5(a).

          "Requisite Preferred Holders" means the holders of a majority of the outstanding shares of Series C Preferred Stock.

          "Securities" means "securities" as defined in Section 2(1) of the Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "Series A Preferred Stock" means the Series A Preferred Stock, no par value, of the Corporation.

          "Series C Redemption Event" has the meaning given to such term in the Purchase Agreement.

          "Warrant" has the meaning given to such term in the Note.

     3. Voting Rights.

          (a) Non-Voting.

          Except as required by law and pursuant to paragraphs (b) and (c) below, the Preferred Holders shall not be entitled to vote.

          (b) Board Representation.

               (i) So long as any Series C Preferred Stock remains outstanding, the Requisite Preferred Holders shall be entitled to elect one individual to the Board to serve as a director (an "Option Director") upon the occurrence or continuation of an Event of Option.

               (ii) Notwithstanding any other sections of the Certificate of Incorporation, so long as any Series C Preferred Stock remains outstanding, the Requisite Preferred Holders shall be entitled to (A) remove from the Board any Preferred Director elected under the foregoing subsection (i), (B) elect each successor to any such Preferred Director removed in accordance herewith or who otherwise vacates such office, and (C) remove any other director necessary to create sufficient vacancies on the Board to permit the Requisite Preferred Holders to elect additional individuals to the Board upon an occurrence or continuance of an Event of Option, pursuant to the foregoing clause (i) above.

               (iii) The right of the Preferred Holders to elect directors may be exercised at the special meeting called pursuant to this Section, at any annual or other special meeting of shareholders and, to the extent and in the manner permitted by Applicable Law, pursuant to a written consent in lieu of a shareholders meeting. A proper officer of the Corporation shall, upon the written request of the Requisite Preferred Holders, addressed to any officer of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing directors pursuant to this Section. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the Requisite Preferred Holders. If such meeting has not been called by a proper officer of the Corporation within 2 days after personal delivery, by hand or by a nationally recognized, overnight courier guaranteeing next business day delivery, of such written request upon any officer of the Corporation or within 5 days after mailing the same to the secretary of the

Corporation at its principal office, then the Requisite Preferred Holders may call such meeting at the expense of the Corporation, and such meeting may be called upon the notice required for annual meetings of shareholders and shall be held at the Corporation's principal office, or at such other place designated by the Requisite Preferred Holders. The Preferred Holders shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this Section.

               (iv) At any meeting or at any adjournment thereof at which the Preferred Holders have the right to elect directors, the presence, in person or by proxy, of the Preferred Holders shall be required to constitute a quorum for the election or removal of any director by the Requisite Preferred Holders. The affirmative vote of the Requisite Preferred Holders shall be required to elect or remove any Preferred Director.

               (v) The Corporation shall pay or reimburse each Preferred Director for the reasonable out-of-pocket expenses incurred by such Person in connection with attending formal meetings of the Board and any committee thereof. The Corporation shall use its best efforts to maintain video teleconferencing capabilities for all formal meetings of the Board and any committee thereof.

          (c) Covenants.

          The Corporation shall not, without the affirmative consent or approval of the Requisite Preferred Holders:

               (i) in any manner authorize, issue or sell any shares of Series C Preferred Stock other than as contemplated by the Purchase Agreement or this Article XI;

               (ii) reclassify, cancel or in any manner alter or change the terms, designations, powers, preferences or relative, optional or other special rights, or the qualifications, limitations or restrictions thereof, of the Series C Preferred Stock;

               (iii) amend, repeal or modify any provision of this Article XI;
     or

               (iv) amend, repeal or modify any provision of the Certificate of Incorporation or By-laws in a manner that would adversely affect the powers, preferences or rights of the Series C Preferred Stock.

          (d) Observer Rights.

               (i) The Corporation hereby covenants that the Preferred Holders shall have the right to have that number of representatives (each such representative, an "Observer") determined as hereinafter provided present at all meetings of the Board. Such right shall from time to time be exercisable by delivery to the Corporation of written notice from the Requisite Preferred Holders specifying the names of such Observers. The number of Observers shall at all times and from time to time be equal to that number of members of the Board that the Preferred Holders are then entitled to designate but whose seats on the Board are at the time vacant.

               (ii) The Corporation will give each Observer reasonable prior notice (it being agreed that the same prior notice given to the Board shall be deemed reasonable prior notice) in any manner permitted in the Corporation's By-laws for notices to directors of the time and place of any proposed meeting of the Board, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting. Each such Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto.

               (iii) The Corporation will deliver to each Observer copies of all papers which may be distributed from time to time to the directors of the Corporation at such time as such papers are so distributed to them, including copies of any written consent.

     4. Liquidation.

          In the event of any Liquidation, the Preferred Holders shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, before any payment shall be made to the holders of any stock ranking on Liquidation junior to the Series C Preferred Stock (with respect to rights on Liquidation, the Series C Preferred Stock shall rank senior to the Common Stock, pari passu with the Series A Preferred Stock but junior to all other series of Preferred Stock), an amount per share equal to (the "Preferred Liquidation Preference") the Original Cost of such share. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Preferred Holders the full amount to which it shall be entitled, then the Corporation shall pay the Preferred Holders the aggregate unpaid Preferred Liquidation Preference as soon as practicable after the Corporation has funds legally available therefor. In the event of any Liquidation, after payment shall have been made to the Preferred Holders in the full amount to which it is entitled, the holders of shares of Common Stock shall be entitled, to the exclusion of the Preferred Holders, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

     5. Redemption.

          (a) Subject to the Corporation having funds legally available for such purpose, the Corporation shall redeem all of the shares of the Series C Preferred Stock then outstanding, on the first to occur of (A) on the Maturity Date, so long as all of the outstanding Notes, the outstanding shares of the Series B Preferred Stock and the outstanding shares of the Series D Preferred Stock shall have been redeemed or converted prior thereto, (B) upon the occurrence of the Mandatory Conversion Event, or (C) in the event a Series C Redemption Event shall have occurred (each of clauses (A), (B) and (C) above, a "Redemption Event"). The per share redemption price at which shares of Series C Preferred Stock are to be redeemed pursuant to this Section 5(a) shall be equal to the Liquidation Preference Amount (the "Redemption Price").

          (b) On and after any redemption date (the "Redemption Date") pursuant to this Section 5 (unless default shall be made by the Corporation in the payment of the Redemption Price, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of the Series C Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

          (c) Any communication or notice relating to redemption given pursuant to this Section 5 shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the Preferred Holders, at their respective addresses as the same shall appear on the books of the Corporation, or to the Corporation at the address of its principal, or registered office, as the case may be.

          (d) At any time on or after the Redemption Date, the Preferred Holders shall be entitled to receive the Redemption Price upon actual delivery to the Corporation or its agents of the certificates representing the shares of the Series C Preferred Stock to be redeemed.

          (e) Any redemption payments by the Corporation pursuant to this
Section 5 shall be paid in cash.

          (f) Any shares of Series C Preferred Stock which are redeemed, converted or otherwise acquired by the Corporation shall be canceled and shall not be reissued (as treasury shares), sold or transferred as Series C Preferred but such shares shall become unclassified Preferred Stock of the Corporation.

                                  ARTICLE XII

                            SERIES D PREFERRED STOCK

     1. Designation of Amount; Ranking.

          The issuance of Two Million (2,000,000) shares of the Series D Preferred Stock is hereby authorized. The Series D Preferred Stock shall rank senior to all other classes and series of equity securities of the Corporation now existing or hereafter created including the Series A Preferred Stock, no par value, and the Series C Preferred Stock, no par value (collectively, the "Junior Stock"), but junior to the Series B Preferred Stock, with respect to dividend rights, rights of redemption, rights of conversion and rights of Liquidation (as hereinafter defined).

     2. Definitions.

          Except as set forth below, capitalized terms used herein have the meanings given to such terms in the Purchase Agreement. The following capitalized terms used in this Article XII have the following meanings:

          "Adjusted Market Price" shall be an amount equal to 95% of the Market Price in effect at such time.

          "Applicable Dividend Rate" means for each Dividend Period (i) during the period commencing on the First Closing Date and ending prior to the ninth anniversary of the First Closing Date, 0% (zero percent), and (ii) any time after the ninth anniversary of the First Closing Date, 7% (seven percent).

          "Conversion Premium" shall mean $0.2247.

          "Conversion Price" shall initially be $9.21, and shall be subject to adjustment from time to time as set forth in Section 6(c) of this Article XII.

          "Converted Shares" has the meaning ascribed to it in Section 6(d) of this Article XII.

          "Converting Shares" has the meaning ascribed to it in Section 6(d).

          "Corporation" means Gentle Dental Service Corporation, a Washington corporation.

          "Documents" shall have the meaning ascribed to it in the Purchase Agreement.

          "Excluded Stock" means (i) all Common Stock issued upon conversion of Preferred Stock, Notes or Warrants, (ii) shares of Common Stock (as such number is equitably adjusted for stock splits, stock dividends, share combinations and similar pro-rata recapitalizations) issued upon the exercise of stock options issued pursuant to the Equity Incentive Plans and (iii) Securities issued by the Corporation in an underwritten Public Offering.

          "Junior Stock" has the meaning given to such term in Section 1 of this
Article XII.

          "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

          "Original Cost" means, with respect to any share of Series D Preferred Stock, $9.21. In the event of any change (by way of any recapitalization, subdivision or recombination) in the number or kind of shares of Series D Preferred Stock, the Original Cost of the shares of Series D Preferred Stock immediately prior to such change shall be ratably adjusted among such shares of Series D Preferred Stock immediately after such change.

          "Original Issuance Date" means the Second Closing Date.

          "Preferred Liquidation Preference" has the meaning ascribed to it in
Section 4(b) of this Article XII.

          "Public Offering" means the closing of a public offering of Securities pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

          "Purchase Agreement" means the Securities Purchase Agreement dated as of May 12, 1998, among the Corporation and the urchasers (as defined therein), as amended from time to time.

          "Qualified Holder" means (i) each Person who initially acquires Series D Preferred Stock from the Corporation and (ii) any other holder of Series D Preferred Stock who, together with its Affiliates, owns Series D Preferred Stock with an aggregate Original Cost of $1,000,000 or more.

          "Qualified Securities" means the Common Stock issued to the stockholders of the Corporation as consideration in any conversion, provided (i) such Common Stock is then listed on a national securities exchange or reported on the Nasdaq National

Market and (ii) such Common Stock is registered under the Securities Act or is freely tradable under Rule 144 of the Securities Act within 6 months of the date of issuance.

          "Redemption Price" has the meaning ascribed to it in Section 5(a) of this Article XII.

          "Requisite Preferred Holders" means the holders of a majority of the outstanding shares of Series D Preferred Stock at the time in question.

          "Securities and Exchange Commission" means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

          "Sale of the Corporation" means (i) the sale (in one or a series of related transactions) of all or substantially all of the Corporation's assets to a Person or a group of Persons acting in concert, (ii) the sale or transfer (in one or a series of related transactions) of the outstanding capital stock of the Corporation to one Person or a group of Persons acting in concert, or (iii) the merger or consolidation of the Corporation with or into another Person who is not an Affiliate of the Corporation, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Corporation, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Corporation or the surviving or resulting company or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries of the Corporation (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or Securities) which constitutes all or substantially all of the consolidated assets of the Corporation shall be deemed a Sale of the Corporation.

          "Stockholders" means holders of Common Stock or Preferred Stock.

     3. Voting Rights.

          (a) General.

          In addition to the rights provided by law and by paragraph (b) below, the holders of Series D Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock, and any other capital stock of the Corporation entitled to vote together with the Common Stock, all as one class. Each share of Series D Preferred Stock shall entitle the holder thereof to such number of votes as shall equal the number of shares of Common Stock into which such share of Series D Preferred Stock is then convertible pursuant to Section 6 below.

          (b) Covenants.

          The Corporation shall not, without the affirmative consent or approval of the Requisite Preferred Holders:

               (i) in any manner authorize, create, designate, issue or sell any class or series of capital stock of the Corporation (including any shares of treasury stock) or rights, options, warrants or other Securities convertible into or exercisable or exchangeable for capital stock or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity participation feature or any security that is a combination of debt and equity, which, in each case as to the equity or convertible component thereof, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Corporation or a merger, consolidation or sale of the assets thereof, is senior to or pari passu with the Series D Preferred Stock;

               (ii) reclassify any Securities of the Corporation into shares of any class or series of capital stock of the Corporation (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon the liquidation, dissolution or winding up of the Corporation or a merger, consolidation or sale of the assets thereof, senior to or pari passu with the Series D Preferred Stock or (B) which in any manner adversely affects the rights of the holders of Series D Preferred Stock in their capacity as such;

               (iii) in any manner authorize, issue or sell any shares of Series D Preferred Stock other than as contemplated by the Purchase Agreement or this Article XII;

               (iv) reclassify, cancel or in any manner alter or change the terms, designations, powers, preferences or relative, optional or other special rights, or the qualifications, limitations or restrictions thereof, of the Series D Preferred Stock; or

               (v) amend, repeal or modify any provision of the Certificate of Incorporation or Bylaws that adversely affects the powers, preferences or rights of the Series D Preferred Stock.

     4. Dividends, Distributions and Liquidations.

          (a) Dividends.

               (i) When, as, and if declared by the Board, out of funds legally available for that purpose, the holders of Series D Preferred Stock shall be entitled to receive before any dividends shall be declared and paid or set aside for Common Stock, dividends, which shall accrue on a daily basis at the Applicable Dividend Rate on the sum of the Original Cost of a share of Series D Preferred Stock, plus all accumulated and unpaid dividends thereon, payable on each September 30 and March 31 (each, a "Preferred Dividend Payment Date"), the first such Preferred Dividend Payment Date being the first Preferred Dividend Payment Date following the ninth anniversary of the First Closing Date. Dividends shall accrue at the Applicable Dividend Rate regardless of whether the Board has declared a dividend payment or whether there are any profits, surplus or other funds of the Corporation legally available for dividends. Any dividends which accrue pursuant to this Section 4(a)(i) and which are not paid prior to the next succeeding Preferred Dividend Payment Date shall be classified as "accumulated dividends" and shall remain "accumulated and unpaid dividends" until paid or otherwise satisfied pursuant to this Article XII. Dividends on each share of Series D Preferred Stock shall accrue pursuant to this Section 4(a)(i) from and including the ninth anniversary of the First Closing Date to and including the date such share is converted or redeemed in full and all accrued but unpaid dividends thereon are also converted or paid in full. All payments in cash due in cash under this Section 4(a) to any holder of shares of Series D Preferred Stock shall be made to the nearest cent.

               (ii) In addition to the rights to receive dividends pursuant to clause (i) above, when, as and if declared by the Board, out of funds legally available for the purpose, the holders of Series D Preferred Stock shall be entitled to share in any dividends declared and paid upon or set aside for the Common Stock on a ratable basis based upon the Common Stock Equivalents represented by such Series D Preferred Stock.

               (iii) The dividends payable with respect to the Series D Preferred Stock on each Preferred Dividend Payment Date shall be paid to the holders of shares of the Preferred Stock as they appear on the stock records of the Corporation on such date (the "Preferred Record Date") as shall be fixed by the Board, which Preferred Record Date shall not be more than 60 days prior to the applicable Preferred Dividend Payment Date and shall not precede the date upon which the resolution fixing such Preferred Record Date is adopted, and if the Board shall not fix a Preferred Record Date, the Preferred Record Date shall be deemed to be the same date as the applicable Preferred Dividend Payment Date.

               (iv) Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series D Preferred Stock, such payment shall be distributed ratably among the holders of the Series D Preferred Stock based upon the number of shares of Series D Preferred Stock then held by each holder.

     (b) Liquidation.

          In the event of any Liquidation, the holders of shares of Series D Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation legally available for distribution to its stockholders, before any payment shall be made to the holders of any stock ranking on Liquidation junior to the Series D Preferred Stock (with respect to rights on Liquidation, the Series D Preferred Stock shall rank senior to the Common Stock and any other class of Junior Stock, but pari passu with the Series B Preferred Stock), an amount per share equal to (the "Preferred Liquidation Preference") the greater of (X) the Original Cost of such share plus an amount equal to any accrued but unpaid dividends on each share to the date of payment or (Y) the amount that would otherwise be distributed to such holder in such Liquidation if nothing was paid pursuant to clause (X) and such holder converted such shares into shares of Common Stock in accordance with the provisions of this Article
XII. If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of the Series D Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Series D Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable with respect to the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any Liquidation, after payment shall have been made to the holders of shares of Series D Preferred Stock in the full amount to which they are entitled, the holders of shares of capital stock ranking junior to the Series D Preferred Stock on Liquidation shall be entitled, to the exclusion of the holders of the Series D Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

     5. Redemption.

          (a) Redemption at the Option of the Holders.

     (i) At any time on or after the occurrence or continuation of an Event of Default the Requisite Preferred Holders may elect to have the Corporation redeem all (but not less than all) of the outstanding shares of Series D Preferred Stock at a price per share equal to (i) in the case of a redemption option caused by a Change of Control (the "Change of Control Price"), equal to 101% of the Original Cost thereof plus without duplication, an amount in cash accrued and unpaid dividends thereon, and (ii) in the case of a redemption option caused by an Event of Default, other than a Change of Control, the greater of the Original Cost of such share plus an amount equal to all accrued and unpaid dividends on each share, if any, to the date of payment (in either case, the "Redemption Price"), by giving written notice to the Corporation of such election (the "Investor Notice of Election"), whereupon the Corporation shall be obligated to repurchase such shares of Series D Preferred Stock on such date (the "Investor Optional Redemption Date") as shall be determined by the Corporation, but in any event not earlier than 10 days and not later than 30 days after the date on which the Investor Notice of Election is delivered to the Corporation. Promptly (but in no event later than five days) after the delivery of the Investor Notice of Election to the Corporation, the Corporation shall send written notice (the "Optional Redemption Notice") to each of the holders of the Series D Preferred Stock. The Optional Redemption Notice shall specify the Investor Optional Redemption Date and the location of the Corporation's principal executive office or place of business where the closing will occur.

     (ii) Closing.

          (A) The closing of the Corporation's redemption of the Series D Preferred Stock pursuant to this Section 5(c) above shall take place at 11:00 a.m. New York City time on the Investor Optional Redemption Date at the Corporation's principal executive office or place of business. At the closing, the Corporation shall pay to each of the holders of the Series D Preferred Stock, against the Corporation's receipt from such holder of the certificate or certificates representing the shares of such series of Series D Preferred Stock then held by such holder, an amount equal to the Redemption Price. All such payments shall be made by wire transfer of immediately available funds, or if such holder shall not have specified wire transfer instructions to the Corporation prior to the closing, by certified or official bank check made payable to the order of such holder.

          (B) If the funds of the Corporation (without rendering the Corporation insolvent) available for redemption of shares of Series D Preferred Stock on any Investor Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, those funds which are legally available (without rendering the Corporation insolvent) shall be used to redeem the maximum possible number of shares ratably among the holders of such shares based upon the aggregate number of such shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available which will not make the Corporation insolvent for the redemption of shares such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Investor Redemption Date but which it had not redeemed.

          (b) Redemption at the Option of the Corporation.

          The Series D Preferred Stock is redeemable at the option of the Corporation, in whole or in part at a per share price equal to the Original Cost of such share plus any accrued but unpaid dividends on each share, if any, to the date of payment; provided however, that in the event the Corporation shall redeem all or any portion of the shares of the outstanding Series D Preferred Shares, then the holder of Series D Preferred Shares shall be entitled to receive a warrant (the "Warrant") that is initially exercisable for that number of shares of Common Stock equal to the number of shares of Common Stock, including the accrued but unpaid dividends thereon, into which such redeemed shares would have been convertible in the event of an optional conversion at such time pursuant to Section 6(a) hereof, of the shares redeemed hereunder immediately prior to such redemption; provided, further, however, that in the event the Series D Preferred Shares shall be redeemed by the Corporation in connection with a Change of Control the amount paid by the Corporation to the holder in connection with such prepayment shall equal the Change of Control Price. The initial exercise price for each share of Common Stock issuable upon exercise of the Warrant shall be equal to the Conversion Price in effect immediately prior to the prepayment. The Warrant shall have customary cashless conversion and exercise provisions, customary anti-dilution protections economically identical to the Series D Preferred Stock and shall otherwise be in form and substance reasonably acceptable to the holder of such shares.

          (c) General

               (i) No shares of Series D Preferred Stock are entitled to any dividends accumulating after the date on which the full redemption price for such share is paid to the holder thereof. On such date all rights of the holder of such share shall cease, and such share shall not be deemed to be outstanding.

               (ii) Any shares of Series D Preferred Stock which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued (as treasury shares), sold or transferred.

               (iii) Neither the Corporation nor any Subsidiaries shall offer to purchase, redeem or acquire any shares of Series D Preferred Stock other than pursuant to the terms of this Article XII or pursuant to a purchase offer made to all holders of Series D Preferred Stock pro rata based upon the number of such shares owned by such holders.

     6. Conversion.

          (a) Optional Conversion of Series D Preferred Stock into Common Stock.

          Subject to and in compliance with the applicable provisions of this
Article XII, each holder of shares of Series D Preferred Stock shall have the right, at such holder's option, at any time and from time to time, to convert any such share, or the accrued but unpaid dividends accrued thereon, into that number of fully paid and nonassessable shares of Common Stock (provided that in such event the holder shall have the option to require that such shares be Qualified Securities) equal to the quotient obtained by dividing (x) the sum of the Original Cost of such shares of Series D Preferred Stock, plus all accrued but unpaid dividends thereon, by (y) the Conversion Price, as last adjusted and then in effect, by surrender of the certificates representing such share to be converted; provided however, that the Preferred Holder shall have the right to convert all or a portion of the accrued but unpaid dividends on any share of Series D Preferred Stock without the need to convert the share of Series D Preferred Stock on which such dividends accrued. The Corporation shall give the Preferred Holders reasonable prior notice of a Sale of the Corporation, including the price and material terms and conditions thereof, in order to provide the Preferred Holders reasonable opportunity to consider whether to redeem or convert the Series D Preferred Stock, or the accrued but unpaid dividends accrued thereon, into Common Stock at or prior to such Sale of the Corporation. If the price or material terms or conditions of such transaction thereafter change, the Corporation shall promptly deliver written notice to the Preferred Holders specifying such changes. Upon conversion, the Corporation will issue fractional shares of its Common Stock, as applicable, and shall not distribute cash in lieu of such fractional shares unless such cash distribution is approved by the Requisite Preferred Holders.

          (b) Mandatory Conversion of Series D Preferred Stock into Common
Stock.

          Upon the occurrence of a Mandatory Conversion Event, all shares of Series D Preferred Stock then outstanding shall, at the option of the Corporation by virtue of the delivery of a notice by the Corporation to the holder notifying the holder of the occurrence of such Mandatory Conversion Event, which notice shall state the date upon which such conversion shall become effective (the "Effective Date") (which date shall be no earlier than 15 Business Days after the date of delivery), and without any action on the part of the holders thereof, shall on the Effective Date be deemed automatically converted, in accordance with Section 6(d)(ii), into that number of fully paid and nonassessable shares of Qualified Securities into which such shares, including the accrued but unpaid dividends accrued thereon, would have been convertible in the event of optional conversion at such time pursuant to subsection (a) above. Upon conversion, the Corporation will issue fractional shares of its Qualified Securities, as applicable, and shall not distribute cash in lieu of such fractional shares unless such cash distribution is approved by the Requisite Preferred Holders.

          (c) Adjustment of Conversion Price.

               (i) The initial Conversion Price was established based upon the Corporation's representation and warranty in the Securities Purchase Agreement that 1,628,664 shares of Common Stock represented (the "Target Percentage") no less than 10.68% of the 15,240,908 Common Stock Equivalents outstanding as of the date of the Securities Purchase Agreement (inclusive of the 1,042,150 Common Stock Equivalents reserved but not necessarily issued under the Equity Incentive Plans and the 4,885,993 shares issuable upon conversion of the Securities to be issued pursuant to the Purchase Agreement). In the event such representation and warranty is untrue, the Conversion Price shall be reduced (but not increased) to such Conversion Price as would have been obtained had the initial Conversion Price been properly set to meet the Target Percentage.

               (ii) The Conversion Price shall also be subject to adjustment from time to time as follows:

               (A) If the Corporation shall, at any time or from time to time after the First Closing Date, issue any shares of Common Stock (other than Excluded Stock) without consideration or for a consideration per share less than the Adjusted Market Price in effect immediately prior to the issuance of such Common Stock, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered (but never increased) to a price equal to the sum of (x) the Conversion Premium and (y) the quotient obtained by dividing:

                         (1) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the Market Price in effect immediately prior to such issuance, and (y) the consideration received by the Corporation upon such issuance; by

                         (2) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of clause (B) below) immediately after the issuance of such Common Stock.

               (B) For the purposes of any adjustment of the Conversion Price pursuant to clause (A) above, the following provisions shall be applicable:

                         (1) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor prior to deducting therefrom any usual and customary discounts, commissions or placement fees paid by the Corporation to any underwriter or placement agent in connection with the issuance and sale thereof.

                         (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value thereof.

                         (3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, Securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable
          Securities:

          (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

          (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable Securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Securities, options, or rights were issued and for a consideration equal to the consideration received by the Corporation for any such Securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such Securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

          (c) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or Securities not converted prior to such change or options or rights related to such Securities not converted prior to such change been made upon the basis of such change; and

          (d) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, Securities or options or rights related to such Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such Securities, or upon the exercise of the options or rights related to such Securities and subsequent conversion or exchange thereof.

          (iii) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up (or if no record date is set, the date such stock dividend, subdivision or stock split is consummated), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be increased in proportion to such increase in outstanding shares.

          (iv) If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

          (v) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Corporation, each share of Series D Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other Securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series D Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

          (vi) If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate reduction in the Conversion Price so as to protect the rights of the holders of the Series D Preferred Stock.

          (vii) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent.

          (viii) In any case in which the provisions of this Section 6(c) shall require that an adjustment shall become effective immediately after a record date of an event, theCorporation may defer until the occurrence of such event
(i) issuing to the holder of any share of Series D Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to paragraph (iii) above; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional shares and such cash.

          (ix) Whenever the Conversion Price shall be adjusted as provided in this paragraph (c), the Corporation shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series D Preferred Stock at such holder's address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (x) below.

          (x) If the Corporation shall propose to take any action of the types described in clauses (iii), (iv) or (v) of this paragraph (c) above, the Corporation shall give notice to each holder of shares of Series D Preferred Stock, in the manner set forth in paragraph (ix) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other Securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of Series D Preferred Stock. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

          (xi) In the event that the Requisite Preferred Holders consent in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the holders of the Series D Preferred Stock would otherwise be entitled hereunder, the Corporation shall not be required to make any adjustment whatsoever with respect to any Series D Preferred Stock in excess of such limit or at all, as the terms of such consent may dictate.

          (xii) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of Preferred Stock against impairment.

          (xiii) The computations of all amounts under this Section 6 shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 6 have previously been made so as to maintain the relative economic interest of the Preferred Stock vis a vis all other securities issued by the Corporation.

          (xiv) The Corporation shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all time less than or equal to the Conversion Price.

          (xv) In the event the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Preferred Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate number or amount of such stock, warrants, securities or other property which such Holder could have acquired if such Holder had held the Common Stock acquirable upon complete conversion of this Series D Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of the grant, issue or sale of such Purchase Rights.

          (d) Conversion Procedures.

               (i) Each conversion of shares of any class of capital stock of the Corporation into shares of another class of capital stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of such class of capital stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. A holder of Converting Shares may make any such notice of conversion, whether such conversion is in connection with a Sale of the Corporation or otherwise, conditional upon the happening of any event or the passage of such time as is specified by such holder in such conversion notice, and may rescind any notice of conversion prior to the effective time thereof specified in any such notice. Promptly after such surrender and the receipt of such written notice of conversion, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares.

          (ii) Upon issuance of shares in accordance with this Section, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto due to any action of the Corporation. The Corporation shall take all such actions as may be necessary to assure that all such shares may be so issued without violation of any Applicable Law or governmental regulation or any requirements of any domestic securities exchange upon which such shares may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares in any manner which would interfere with the timely conversion of any shares. The issuance of certificates for shares of any class of capital stock (upon conversion of shares of any other class of capital stock or otherwise) shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and/or the issuance of such shares; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares converted. In the event the holder of the shares converted hereunder, in connection with the conversion of shares hereunder, shall be required to file a notification pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "HSR Act"), the Corporation and the holder shall take all actions necessary to comply with such notification requirement and the conversion hereunder of the shares, or the accrued but unpaid dividends on such shares, shall become effective upon the expiration of the applicable waiting period. Subject to Sections 6(a) and (b), no fractional shares of Common Stock or scrip shall be issued upon conversion of any shares. The Corporation will pay and save the holder of Series D Preferred Shares harmless against all liability for the payment of all actual and reasonable costs and expenses incurred by the holder in connection with any requirements to file a notification pursuant to the HSR Act. The number of full shares issuable upon conversion shall be computed on the basis of the aggregate number of shares to be converted by a holder. Instead of any fractional shares which would otherwise be issuable upon conversion of the shares, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of
     (i) the Fair Value of one share of such Common Stock and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

     7. Reservation of Shares.

          The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of shares of Series D Preferred Stock hereunder, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of such other class which may be converted.

     8. Shares Acquired by the Corporation.

          Any shares of Series D Preferred Stock which are redeemed, converted or otherwise acquired by the Corporation shall be canceled and shall not be reissued (as treasury shares), sold or transferred as Series D Preferred Stock but such shares shall become unclassified Preferred Stock of the Corporation.


                                     * * * *

                                   Exhibit B

                     Form of Convertible Subordinated Note

                                 (See Attached)

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 12, 1998, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

          THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE IS SUBJECT TO THE RIGHTS AND LIMITATIONS OF THE REGISTRATION RIGHTS AGREEMENT DATED AS OF MAY __, 1998, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO.


                        GENTLE DENTAL SERVICE CORPORATION
                        ---------------------------------

                        7% Convertible Subordinated Note


                                                              New York, New York
                                                                    May __, 1998
$[            ]

          SECTION 1. General.

               (a) For value received, GENTLE DENTAL SERVICE CORPORATION, a Washington corporation (the "Company"), hereby promises to pay to the order of __________________ or assigns (the "Holder"), the principal sum of
_________________, __________________, on May __, 2006 (the "Maturity Date"),
and to pay interest semiannually on September 30 and March 31 (each an "Interest Payment Date") of each year, commencing with September 30, 1998, on said principal sum at the rate equal to the Applicable Interest Rate from the most recent Interest Payment Date to which such interest on this Note has been paid, or unless no interest has been paid on this Note, the date of this Note, until
(i) payment of said principal sum has been made or duly provided for or (ii) conversion of this Note to capital stock of the Company in accordance with the terms hereof.

               (b) All payments hereunder shall be made (i) in such coin or currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts or (ii) in the case of payments of interest on this Note, in accordance with Section 2 hereof.

               (c) Interest on this Note shall be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

               (d) The principal of and interest on this Note shall be payable
(i) in the case of payment in cash, by wire transfer of immediately available funds to the account of the Holder as designated in writing by the Holder to the Company or by certified or official bank check payable to the Holder mailed to the Holder at the address of the Holder as set forth on the records of the Company or such other address as shall be designated in writing by the Holder to the Company, or (ii) in the case of payment of interest on this Note in accordance with Section 2 hereof by issuance of Additional Notes, by delivery of such Additional Notes at the address of the Holder as set forth on the records of the Company or such other address as shall be designated in writing by the Holder to the Company.

               (e) This Note is one of the duly authorized Notes issued by the Company on the date hereof pursuant to the Securities Purchase Agreement dated as of May 12, 1998 (the "Purchase Agreement"), among the Company and certain other signatories thereto, in an aggregate original principal amount of $30,000,000, and is entitled to the benefit of the Purchase Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

          SECTION 2. Payment of Interest by Issuance of Additional Notes

          Subject to the provisions hereof, on any Interest Payment Date, the Company may, at its option and in its sole discretion in lieu of payment in part of interest in cash on this Note (other than upon maturity or acceleration), pay a portion of the interest due on this Note, in additional Notes ("Additional Notes") in an aggregate principal amount equal to the amount of such interest that would otherwise be payable in cash; provided, however, that the Company shall pay cash in lieu of issuing Additional Notes in any denomination of less than $1,000. In the event on any Interest Payment Date the amount of interest to be paid hereunder on such date in the form of Additional Notes shall exceed 60% of the total interest due on this Note on such Interest Payment Date then the aggregate principal amount of the Additional Notes to be issued on such Interest Payment Date which exceeds 60% of the total interest due on this Note on such date shall be issued as Non-Cash Interest Additional Notes. The Company shall give written notice to the holder of the Note of its intent to pay such interest in Additional Notes, not less than 5 nor more than 45 days prior to the record date immediately preceding a Interest Payment Date on which Additional Notes will be issued. Any such Additional Notes (including the Non-Cash Interest Additional Notes) issued by the Company shall be subject to the same terms (including the interest from time to time payable thereon) as this Note except, as the case maybe, with respect to issuance date and the aggregate principal amount thereof and shall be entitled to the benefits of the Purchase Agreement.

          SECTION 3. Payment.

          This Note is subject to prepayment by the Company, in whole or in part; provided however, that in the event the Company shall prepay all or any portion of this Note, then the Holder shall be entitled to receive a warrant (the "Warrant") that is initially exercisable for that number of shares of Common Stock equal to the Common Stock Equivalents represented by the portion of the Note prepaid hereunder immediately prior to such prepayment; provided further however, that in the event this Note shall be prepaid by the Company in connection with a Change of Control the amount paid by the Company to Holder in connection with such prepayment shall be equal to 101% of aggregate principal amount of this Note plus any accrued and unpaid interest thereon, if any, to the date of such prepayment. The initial exercise price for each share of Common Stock issuable upon exercise of the Warrant shall be equal to the Conversion Price in effect immediately prior to the prepayment. The Warrant shall have customary cashless conversion and exercise provisions, customary anti-dilution protections economically identical to this Note and shall otherwise be in form and substance reasonably acceptable to the Holder.

          SECTION 4. Conversion.

               (a) Optional Conversion of Note into Common Stock. Subject to and in compliance with the applicable provisions of this Note, the Holder shall have the right, at such Holder's option, at any time and from time to time, to convert any or all of the principal amount of this Note, plus any accrued and unpaid interest on this Note, in whole or in part, into that number of fully paid and nonassessable shares of Common Stock (provided that in such event the Holder shall have the option to require that such shares be Qualified Securities), equal to the quotient obtained by dividing (x) the principal amount of this Note surrendered for conversion, plus any accrued and unpaid interest with respect thereto by (y) the Conversion Price, as last adjusted and then in effect, by surrender of this Note. The Company shall give the Holder reasonable prior notice of a Sale of the Company, including the price and material terms and conditions thereof, in order to provide the Holder reasonable opportunity to consider whether to convert this Note into Common Stock at or prior to such Sale of the Company. If the price or material terms or conditions of such transaction thereafter change, the Company shall promptly deliver written notice to the Holder specifying such changes. Upon conversion, the Company will not issue fractional shares of its Common Stock, as applicable, and shall distribute cash in lieu of such fractional shares.

               (b) Mandatory Conversion of Note into Common Stock.

          Upon the occurrence of a Mandatory Conversion Event, this Note shall, at the option of the Company, and simultaneously with the delivery of a notice by the Company to the Holder notifying the Holder of the occurrence of such Mandatory Conversion Event, and without any action on the part of the Holders, be deemed automatically converted in accordance, and subject to prior compliance, with 4(e)(ii), into that number of fully paid and nonassessable shares of Common Stock (provided that in such event such shares of Common Stock are Qualified Securities) into which this Note would have been convertible in the event of optional conversion at such time pursuant to subsection (a) above. Upon conversion, the Company will not issue fractional shares of its Qualified Securities, as applicable, and shall distribute cash in lieu of such fractional shares.

               (c) Mandatory Conversion of this Note into Series B Preferred Stock.

          At any time upon the occurrence of a Series B Conversion Event this Note shall, simultaneously with the delivery of a notice by the Company to the Holder notifying the Holder of the occurrence of such Series B Conversion Event, and without any action on the part of the Holders, be deemed automatically converted, in accordance and subject to prior compliance with Section 4(e)(ii), into that number of fully paid and nonassessable shares of Series B Preferred Stock equal to the quotient obtained by dividing (x) the principal amount of this Note, plus any accrued and unpaid interest with respect thereto by (y) the Original Cost of one share of Series B Preferred Stock. Upon such conversion, the Company shall not issue fractional shares of Series B Preferred Stock and shall distribute cash in lieu of such fractional shares.

               (d) Adjustment of Conversion Price.

               (i) The initial Conversion Price was established based upon the Company's representation and warranty in the Purchase Agreement that 3,257,329 shares of Common Stock represented (the "Target Percentage") no less than 21.37% of the 15,240,908 aggregate Common Stock Equivalents outstanding as of the date of the Purchase Agreement (inclusive of 1,042,150 of Common Stock Equivalents reserved but not necessarily issued under the Equity Incentive Plans and the 4,885,993 shares of Common Stock issuable upon conversion of the Securities to be issued pursuant to the Purchase Agreement). In the event such representation and warranty is untrue, the Conversion Price shall be reduced (but not increased) to such Conversion Price as would have been obtained had the initial Conversion Price been properly set to meet the Target Percentage.

               (ii) The Conversion Price shall also be subject to adjustment from time to time as follows:

                         (A) If the Company shall, at any time or from time to time after the Closing Date, issue any shares of Common Stock (other than Excluded Stock) without consideration or for a consideration per share less than the Adjusted Market Price, then the Conversion Price in effect immediately prior to each such issuance shall forthwith be lowered to a price equal to the sum of (x) the Conversion Premium plus
          (y) the quotient obtained by dividing:

                              (1) an amount equal to the sum of (x) the total
               number of shares of Common Stock outstanding immediately prior to such issuance, multiplied by the Market Price in effect immediately prior to such issuance, and (y) the consideration received by the Company upon such issuance; by

                              (2) the total number of shares of Common Stock
               outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of clause (B) below) immediately after the issuance of such Common Stock.

                         (B) For the purposes of any adjustment of the Conversion Price pursuant to clause (A) above, the following provisions shall be applicable:

                              (1) In the case of the issuance of Common Stock
               for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor prior to deducting therefrom any usual and customary discounts, commissions or placement fees paid by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

                              (2) In the case of the issuance of Common Stock
               for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value thereof.

                              (3) In the case of the issuance of options to
               purchase or rights to subscribe for

               Common Stock, Securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable Securities:

               (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

               (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable Securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such Securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such Securities and related options or rights (excluding any cash received on account of accrued interest or accrued intent), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such Securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

               (c) on any change in the number of shares or exercise price of
                   Common Stock deliverable upon exercise of any such options or rights or conversions of or exchange for such Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or Securities not converted prior to such change or options or rights related to such Securities not converted prior to such change been made upon the basis of such change; and

               (d) on the expiration of any such options or rights, the
                   termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable Securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, Securities or options or rights related to such Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such Securities, or upon the exercise of the options or rights related to such Securities and subsequent conversion or exchange thereof.

               (iii) If, at any time after the Closing Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up (or if no record date is set, the date such stock dividend, subdivision or stock split is consummated), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of this Note shall be increased in proportion to such increase in outstanding shares.

               (iv) If, at any time after the Closing Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in outstanding shares.

               (v) In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company, this Note shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other Securities or property of the Company or of the company resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of this Note would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

               (vi) If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall make an appropriate reduction in the Conversion Price so as to protect the rights of the Holder.

               (vii) All calculations under this paragraph shall be made to the nearest one hundredth (1/100) of a cent.

               (viii) In any case in which the provisions of this Section 4(d) shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event issuing to the Holder of any Note converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event in addition to the shares of capital stock issuable upon such conversion before giving effect to such adjustments; provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional shares and such cash.

               (ix) Whenever the Conversion Price shall be adjusted as provided in this paragraph (d), the Company shall make available for inspection during regular business hours, at its principal executive offices or at such other place as may be designated by the Company, a statement, signed by its chief executive officer, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment. The Company shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each Holder at the Holder's address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of any notice required to be mailed under the provisions of paragraph (x) below.

               (x) If the Company shall propose to take any action of the types described in clauses (iii), (iv) or (v) of this paragraph (c) above, the Company shall give notice to the Holder, in the manner set forth in paragraph (ix) above, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other Securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of this Note. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

               (xi) In the event that the Requisite Holders consent in writing to limit, or waive in its entirety, any anti-dilution adjustment to which the Holder would otherwise be entitled hereunder, the Company shall not be required to make any adjustment whatsoever with respect to any Note in excess of such limit or at all, as the terms of such consent may dictate.

               (xii) The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holders of Note against impairment.

               (xiii) The computations of all amounts under this Section 4 shall be made assuming all other anti-dilution or similar adjustments to be made to the terms of all other securities resulting from the transaction causing an adjustment pursuant to this Section 4 have previously been made so as to maintain the relative economic interest of the Note vis a vis all other securities issued by the Company.

               (xiv) The Company shall take or cause to be taken such steps as shall be necessary to ensure that the par value per share of Common Stock is at all time less than or equal to the Conversion Price.

               (xv) In the event the Company shall, at any time or from time to time after the date hereof, distribute pro rata to the record holders of Common Stock cash, evidences of its indebtedness, other Securities or other properties or assets, or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then (unless the Holder shares in such distribution on a ratable basis based upon the Common Stock

Equivalents represented by this Note) the Conversion Price shall be decreased to a price determined by multiplying the Conversion Price then in effect by a fraction, the numerator of which shall be the Market Price less the sum of (X) the cash portion, if any, of such distribution per share of Common Stock deemed outstanding (exclusive of any treasury shares) on the record date for such distribution plus (Y) the Fair Value of such distribution consisting of evidences of indebtedness, other Securities, properties, assets, options, warrants or subscription or purchase rights, per share of Common Stock deemed outstanding (exclusive of any treasury shares) on the record date for such distribution of that portion, if any, and the denominator of which shall be such Market Price of Common Stock. The adjustments required by this paragraph (xv) shall be made whenever any such distribution occurs retroactive to the record date for the determination of stockholders entitled to receive such distribution.

               (xvi) In the event the Company grants, issues or sells any options, convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), at any time or from time to time after the date hereof, then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate number or amount of such stock, warrants, securities or other property which such Holder could have acquired if such Holder had held the Common Stock acquirable upon complete conversion of this Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of the grant, issue or sale of such Purchase Rights.

               (e) Conversion Procedures

               (i) Each conversion of Notes into shares of capital stock of the Company shall be effected by the surrender of the certificate or certificates representing the Notes to be converted (the "Converting Notes") at the principal office of the Company (or such other office or agency of the Company as the Company may designate by written notice to the holders of such class of capital stock) at any time during its usual business hours, together with written notice by the Holder, stating that the Holder desires to convert the Converting Notes, or a stated amount of the Note represented by such certificate or certificates, into the number of shares of the class into which such Notes may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Holder may make any such notice of conversion, whether such conversion is in connection with a Sale of the Company or otherwise, conditional upon the happening of any event or the passage of such time as is specified by the

Holder in such conversion notice, and may rescind any notice of conversion prior to the effective time thereof specified in any such notice. Promptly after such surrender and the receipt of such written notice of conversion, the Company will issue and deliver in accordance with the Holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Company will deliver to the Holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any portion of the Note which was represented by the certificate or certificates that were delivered to the Company in connection with such conversion, but which were not converted. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Company, and at such time the rights of the holder of the Converting Notes as such holder shall cease and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this Section, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof and free from all taxes, liens or charges with respect thereto due to any action of the Company.

               (ii) The Company shall take all such actions as may be necessary to assure that all such shares may be so issued without violation of any Applicable Law or any requirements of any domestic securities exchange upon which such shares may be listed (except for official notice of issuance which will be immediately transmitted by the Company upon issuance). The Company shall not close its books against the transfer of shares in any manner which would interfere with the timely conversion of the Note. The issuance of certificates for shares of any class of capital stock (upon conversion of Notes or otherwise) shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and/or the issuance of such shares; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder. In the event, in connection with the conversion of this Note, the Holder and the Company shall be required to file a notification pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "HSR Act"), the Company and the Holders shall take all actions necessary to comply with such notification requirements and the conversion of this Note hereunder shall become effective upon the expiration of the applicable waiting period. The Company will pay and save the Holder harmless against all Liability for the payment of all actual and reasonable costs and expenses incurred by the holder in connection with any requirements to file a notification pursuant to the HSR Act. No fractional shares of Common Stock or scrip shall be issued upon conversion of this Note. The number of full shares issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes, plus any accrued and unpaid interest thereon, to be converted by the Holder. Instead of any fractional shares which would otherwise be issuable upon conversion of the Notes, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the product of (i) the Fair Value of one share of such Common Stock and (ii) such fractional interest. The holders of fractional interests shall not be entitled to any rights as stockholders of the Company in respect of such fractional interests.

          SECTION 5. Event of Default.

          In case an Event of Default shall occur and be continuing, this Note may be declared by the Requisite Holders due and immediately payable upon demand in the amount, in the manner and with the effect provided in the Purchase Agreement.

          SECTION 6. Exchange or Replacement of this Note.

          (a) The Holder may, at its option, in person or by duly authorized attorney, surrender this Note for exchange at the principal business office of the Company, and receive in exchange therefor, a new Note in the same principal amount as the unpaid principal amount of this Note and bearing interest at the same annual rate as this Note, each such new Note to be dated as of the date of this Note and to be in such principal amount as remains unpaid and payable to such person or persons, or order, as the Holder may designate in writing.

          (b) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Note, and (in case of loss, theft or destruction) of an indemnity reasonably satisfactory to it (provided that if the Holder is a financial institution or an Affiliate thereof its own indemnity agreement shall be satisfactory), and upon surrender and cancellation of this Note, if mutilated, the Company will deliver a new Note of like tenor in lieu of this Note. Any Note delivered in accordance with the provisions of this
Section 6 shall be dated as of the date of this Note.

          SECTION 7. Extension of Maturity. Should the principal of or interest on this Note become due and payable on other than a Business Day, the maturity date thereof shall be extended to the next succeeding Business Day, and, in the case of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

          SECTION 8. Attorneys' and Collection Fees. Should the indebtedness evidenced by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings, or this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to principal and interest due and payable hereon, all costs of collection, including reasonable attorneys' fees and expenses, incurred by the Holder in collecting or enforcing this Note.

          SECTION 9. Amendments and Waivers. No provision of this Note may be amended or waived without the express written consent of both the Company and the Requisite Holders; provided, however, that any such amendment, modification or waiver that would adversely affect the rights hereunder of any Holder, without similarly affecting the rights of all Holders of Notes, in their capacity as a Holder of Notes, shall not be effective as to such Holder without its prior written consent. The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note. No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatsoever or modification of the terms hereof shall be valid unless set forth in writing by the Holder and then only to the extent set forth therein.

          SECTION 10. Defined Terms. The following terms used in this Note shall have the meanings set forth below.

          "Additional Note" shall have the meaning given to such term in Section 2.

          "Adjusted Market Price" shall be an amount equal to 95% of the Market Price at such time.

          "Applicable Interest Rate" means, for each Interest Accrual Period (i) for interest paid in cash or by issuance of an Additional Note on the last day of such period during which an Event of Default shall not have occurred, a rate of 7.0% per annum, (ii) in the event (x) any Non-Cash Interest Additional Notes shall be outstanding, and (y) an Event of Default shall not have occurred and be continuing, during such period, the Non-Cash Interest Payment Rate and (iii) in all other circumstances, a rate equal to the greater of (x) 8.25% per annum or
(y) the Non-Cash Interest Payment Rate plus 1.25% per annum; and the Company and the holders of this Note acknowledge that the difference of 1.25% between the aforementioned rates represents additional interest payable upon the occurrence and continuation of an Event of Default.

          "Conversion Premium" shall mean $0.2247.

          "Conversion Price" shall initially be $9.21, and shall be subject to adjustment from time to time as set forth in Section 4(d).

          "Converted Shares" has the meaning ascribed to it in Section 4(e).

          "Converting Notes" has the meaning ascribed to it in Section 4(e).

          "Excluded Stock" means all Common Stock issued upon conversion of Preferred Stock, Notes or Warrants, shares of Common Stock (as such number is equitably adjusted for stock splits, stock dividends, share combinations and similar pro-rata recapitalizations) issued upon the exercise of stock options issued pursuant to the Equity Incentive Plans, and Securities issued by the Company in an underwritten Public Offering.

          "Fair Value" means, with respect to any listed Security, its Market Price, and with respect to any property or assets other than cash or listed Securities, the fair value thereof determined in good faith jointly by the Company and the Requisite Holders; provided, however, that if the parties are not able to agree within a reasonable period of time (not to exceed ten (10) days) what amount constitutes Fair Value, then the Fair Value will be determined pursuant to the Arbitration Procedure using an appropriate valuation methods assuming an arms-length sale for an independent party.

          "Interest Accrual Period" means (a) the period commencing on the Original Issuance Date and expiring on the next Interest Payment Date occurring thereafter, or the date of redemption of this Note, if earlier, and (b) thereafter each period commencing on a Interest Payment Date and expiring on the day immediately preceding the next Interest Payment Date, or the date of redemption of this Note, if earlier.

          "Interest Payment Date" shall have the meaning given to such term in
Section 1.

          "Measurement Period" means 30 consecutive Business Days.

          "Newco" has the meaning given to such term in the Purchase Agreement.

          "Non-Cash Interest Additional Notes" means the Additional Notes issued on an Interest Payment Date pursuant to Section 2, which aggregate principal amount thereof exceeds 60% of the total interest due on this Note on such Interest Payment Date.

          "Non-Cash Interest Payment Rate" means during any Interest Accrual Period where Non-Cash Interest Additional Notes are outstanding and (i) during the period commencing on the First Closing Date ending prior to the third anniversary of First Closing Date, a rate of 7%, (ii) during the period commencing on the third anniversary of the First Closing Date and ending prior to the fifth anniversary of the First Closing Date, a rate of 8%, and (iii) during the period commencing on fifth anniversary of the First Closing Date and at any time thereafter, a rate of 9%.

          "Original Issuance Date" shall mean the date hereof.

          "Original Cost" shall have the meaning given to such term in the Series B Certificate of Designation.

          "Public Offering" means the closing of a public offering of Securities pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering made in connection with a business acquisition or an employee benefit plan.

          "Qualified Securities" means the Common Stock issued to the Holder as consideration in any conversion of this Note, provided (i) such Common Stock is then listed on a national securities exchange or reported on the Nasdaq National Market and (ii) such Common Stock is registered under the Securities Act or is freely tradable under Rule 144 of the Securities Act within 6 months of the date of issuance.

          "Requisite Holders" means the holders of Notes representing a majority of the aggregate principal amount of Notes outstanding at the time in question provided that so long as CVCA is a Significant Holder, CVCA must be included in such majority.

          "Sale of the Company" means (i) the sale (in one or a series of related transactions) of all or substantially all of the Company's assets to a Person or a group of Persons acting in concert, (ii) the sale or transfer (in one or a series of related transactions) of the outstanding capital stock of the Company to one Person or a group of Persons acting in concert, or (iii) the merger or consolidation of the Company with or into another Person who is not an Affiliate of the Company, in each case in clauses (ii) and (iii) above under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company, immediately prior to such transaction, own less than a majority in voting power of the outstanding capital stock of the Company or the surviving or resulting company or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all assets or Securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a Sale of the Company.

          "Series B Preferred Stock" has the meaning given to such term in the Purchase Agreement.

          "Series B Conversion Event" shall occur if, during the period commencing on the First Closing Date and ending eighteen months after such date,
(i) an event of default under the Senior Credit Facility has been declared by the requisite lenders thereunder, and all grace periods applicable to such event of default have expired and such lenders have delivered a notice of such event of default to the Company and the Holder and in such notice the requisite lenders have requested that all Notes be converted to Series B Preferred Stock;
(ii) no Event of Default (other than the Event of Default caused by the default under the Senior Credit Facility) shall have occurred and be continuing hereunder; and (iii) the reorganization of the Company pursuant to which Newco has been created shall not have occurred; provided, that the conversion shall qualify as a tax-free exchange under the Code, or otherwise result in no tax being payable on such conversion by the Holder, and for purposes of determining the applicable holding period for the shares of Series B Preferred Stock under Rule 144(d), the shares issued upon conversion of the Notes shall be deemed to have been acquired on the date the Note was acquired by the Holder.

          "Warrant" has the meaning given to such term in Section 3.

          SECTION 11. Reservation of Shares.

          The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of this Note hereunder, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of such other class which may be converted.

          SECTION 12. No Set-Off.

          The Company owes its obligations under this Note without any right of set-off or deduction of any kind.

          SECTION 13. Governing Law; Waiver of Jury Trial. Section 12.8 of the Purchase Agreement is herein incorporated by reference and made a part hereof.

          SECTION 14. Successors and Assigns. This Note is binding upon the successors and assigns of the Company.


                                    * * * * *

          IN WITNESS WHEREOF, the Company has duly executed and delivered this Note as of the date first written above.


                                     GENTLE DENTAL SERVICE
                                     CORPORATION



                                     By:________________________
                                        Name:
                                        Title:

                                   Exhibit C

                     Form of Registration Rights Agreement

                                 (see Attached)

                                                       REGISTRATION  RIGHTS
                                             AGREEMENT dated as of May 18, 1998,
                                             among GENTLE DENTAL SERVICE
                                             CORPORATION, a Washington
                                             corporation (the "Company"), and
                                             the Purchasers (as defined below).


          The Purchasers own or have the right to purchase or otherwise acquire (by the exercise, exchange or conversion of shares of the Company's securities owned by the Purchasers that are exercisable or exchangeable for or convertible into Common Stock (as hereinafter defined), without regard to any restrictions on the ability of any Purchaser to exercise such rights or exercise exchange or conversion) shares of the Common Stock, no par value (the "Common Stock"), of the Company (or such other class of common stock of the Company into which the Common Stock may be converted or reclassified, and all references herein to the Common Stock shall mean such other class of common stock, if applicable). The Company and the Purchasers deem it to be in their respective best interests to set forth the rights of the Purchasers in connection with public offerings and sales of the capital stock of the Company.

          ACCORDINGLY, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Purchasers hereby agree as follows:

          SECTION 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Affiliate" shall have the meaning ascribed to it in the Purchase Agreement.

          "Commission" shall mean the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

          "Common Stock" shall have the meaning ascribed to it in the Preamble.

          "Common Stock Equivalent" shall mean one share of Common Stock or the right to acquire, whether or not such right is immediately exercisable, one share of Common Stock, whether evidenced by a Note, Warrant, Preferred Stock, option, warrant, convertible security or other instrument or agreement.

          "Notes" shall have the meaning ascribed to it in the Purchase
Agreement.

          "CVCA" shall mean Chase Venture Capital Associates, L.P., a California limited partnership.

          "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Governmental Authority" shall mean any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

          "Material Transaction" shall mean any material transaction in which the Company or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board of Directors of the Company reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company's or such subsidiary's ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

          "Other Shares" shall mean at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

          "Person" shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

          "Preferred Stock" shall have the meaning ascribed to it in the Purchase Agreement.

          "Primary Shares" shall mean, at any time, the authorized but unissued shares of Common Stock held by the Company in its treasury.

          "Prospectus" shall mean the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

          "Purchase Agreement" means the Securities Purchase Agreement dated as of May 12, 1998, between the Company and the Purchasers, as amended from time to time.

          "Purchasers" shall mean, collectively, (i) the Persons listed on
Schedule I attached to this Agreement and (ii) any successor to, or assignee or transferee of Restricted Securities held by a Purchaser who or which agrees in writing to be treated as a Purchaser hereunder and to be bound by and comply with all of the applicable terms and provisions hereof.

          "Registrable Shares" shall mean, at any time, and with respect to any Purchaser, the shares of Common Stock held by such Purchaser which constitute Restricted Securities. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares (A) when such Registrable Shares have been registered under the Securities Act, the Registration Statement in connection therewith has been declared effective and they have been disposed of pursuant to and in the manner described in such effective Registration Statement, (B) when such Registrable Shares are sold or distributed pursuant to Rule 144, (C) in the case of any Purchaser who, together with its Affiliates, holds Common Stock Equivalents that constitute less than two percent of the issued and outstanding shares of Common Stock of the Company, one year after the date on which such Purchaser may first sell such Registrable Shares under Rule 144 (provided that such Purchaser is still able, at such time, to sell such Registrable Shares under Rule 144), or (D) when such Registrable Shares have ceased to be outstanding.

          "Registration Statement" shall mean any registration statement of the Company which covers any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Representative" of a Person shall be construed broadly and shall include such Person's partners, officers, directors, employees, agents, counsel, accountants and other representatives.

          "Requisite Purchasers" shall mean those Purchasers who hold in the aggregate in excess of a majority the Restricted Securities (based on Common Stock Equivalents) held by all of the Purchasers, provided that so long as CVCA, or its Affiliates, is a Significant Holder, CVCA must be included in such majority.

          "Restricted Securities" shall mean, at any time and with respect to any Purchaser, the Common Stock Equivalents and any other securities received with respect to any such Common Stock Equivalents, which are held by such Purchaser and which theretofore have not been sold to the public pursuant to a Registration Statement or pursuant to Rule 144.

          "Rule 144" shall mean Rule 144 promulgated under the Securities Act or any successor rule thereto.

          "Securities" shall have the meaning ascribed to it in the Purchase Agreement.

          "Securities Act" shall mean the Securities Act of 1933 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Significant Holder" shall have the meaning ascribed to it in the Purchase Agreement.

          "Suspension Period" shall have the meaning ascribed to it in Section
10.

          "Transfer" shall mean any disposition of any Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act, other than any such disposition pursuant to a Registration Statement and in compliance with all applicable state securities and "blue sky" laws.

          "Warrants" shall have the meaning ascribed to it in the Purchase Agreement.

          SECTION 2. Required Registration.

          (a) If at any time the Company shall be requested by CVCA to effect the registration under the Securities Act of Registrable Shares, it shall promptly give written notice to the other Purchasers of its requirement to so register such Registrable Shares and, upon the written request, delivered to the Company within 30 days after delivery of any such notice by the Company, of the other Purchasers to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall, subject to Section 2(b) below, promptly use its best efforts to effect such registration under the Securities Act of the Registrable Shares which the Company has been so requested to register.

          (b) Anything contained in Section 2(a) to the contrary notwithstanding, the Company shall not be obligated to effect pursuant to
Section 2(a) any registration under the Securities Act except in accordance with the following provisions:

               (i) the Company shall not be obligated to use its best efforts to file and cause to become effective (A) more than one Registration Statement initiated pursuant to Section 2(a) (provided, that if the Company, shall consummate a "shelf" registration pursuant to this Agreement such registration shall be deemed to count as one demand registration by the Purchasers); provided however, that if the Purchasers were unable to sell at least 90% of the Registrable Shares requested to be included in the registration pursuant to Section 2(a) as a result of an underwriter's cutback, then an additional registration shall be added to this Section 2(b)(i) until the foregoing condition is satisfied, (B) any Registration Statement during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days, or (C) any Registration Statement if the aggregate market value of the Registrable Shares to be registered thereunder, whether held by CVCA or others, shall be less than $5 million;

               (ii) the Company may delay the filing or effectiveness of any Registration Statement for a period of up to 90 days after the date of a request for registration pursuant to Section 2(a) if at the time of such request the Company is engaged in a Material Transaction; and

               (iii) with respect to any registration pursuant to Section 2(a), the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                    (A) first, the Registrable Shares held by the Purchasers requesting that their Registrable Shares be included in such registration pursuant to Section 2(a), pro rata based upon the number of Restricted Securities owned by each such Purchaser at the time of such registration;

                    (B) second, the Primary Shares; and

                    (C) third, the Other Shares.

               (c) A requested registration under this Section 2 may be rescinded prior to such registration being declared effective by the Commission by written notice to the Company from CVCA; provided, however, that such rescinded registration shall not count as a registration initiated pursuant to this Section 2 for purposes of subclause (A) of clause (i) of subsection (b) above if the Company shall have been reimbursed (pro rata by the Purchasers requesting registration or in such other proportion as they may agree) for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration.

          SECTION 3. Shelf Registration. If at any time the Company shall be requested by the Requisite Purchasers to file a shelf registration statement for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act covering the Registrable Shares, then:

               (i) the Company shall, as expeditiously as practicable, file a shelf registration statement under the Securities Act permitting registration of such Purchasers' Registrable Shares for resale by Purchasers in the manner or manners designated by them (including, without limitation, one or more underwritten offerings);

               (ii) the Company shall use its best efforts to keep such shelf registration statement continuously effective under the Securities Act until the date which is 18 months from its effective date, or such shorter period ending when all the Registrable Shares covered by such shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement; and

               (iii) the Company shall promptly supplement and amend the shelf registration statement if required by the rules, regulations or instructions applicable to the registration form used for such shelf registration statement, if required by the Securities Act, or if reasonably requested by CVCA or by any underwriter of the Registrable Shares registered thereunder.

          SECTION 4. Piggyback Registration. If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to each Purchaser of its intention so to register the Primary Shares or Other Shares and, upon the written request, given within 20 days after delivery of any such notice by the Company, of any such Purchaser to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of Primary Shares proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

                    (i) first, the Primary Shares;

                    (ii) second, the Registrable Shares held by the Purchasers, pro rata based upon the number of Restricted Securities owned by each such Purchaser at the time of such registration; and

                    (iii) third, the Other Shares.

          SECTION 5. Holdback Agreement.

               (a) If the Company at any time shall register shares of Common Stock under the Securities Act in an underwritten offering pursuant to any registration so long as the Requisite Purchasers agree in writing that this holdback provision applies to such registration, then the Purchasers shall not sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Restricted Securities (other than those Registrable Shares included in such registration pursuant to Section 2, 3 or 4) without the prior written consent of the Company for a period as shall be determined by the managing underwriters, which period cannot begin more than 10 days prior to the effectiveness of such Registration Statement and cannot last more than 180 days after the effective date of such Registration Statement.

               (b) If the Company at any time pursuant to Sections 2, 3 or 4 of this Agreement shall register under the Securities Act Registrable Shares held by Purchasers for sale to the public pursuant to an underwritten offering, the Company shall not, without the prior written consent of the Requisite Purchasers, effect any public sale or distribution of securities similar to those being registered or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters, which period shall not begin more than 10 days prior to the effectiveness of the Registration Statement pursuant to which such public offering shall be made and shall not last more than 180 days after the closing of sale of shares pursuant to such Registration Statement.

          SECTION 6. Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

                    (i) use its best efforts to cause a Registration Statement that registers such Registrable Shares to become and remain effective for a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier);

                    (ii) furnish, at least five business days before filing a Registration Statement that registers such Registrable Shares, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to one counsel selected by CVCA (the "Purchasers' Counsel"), copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                    (iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for at least a period of 90 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

                    (iv) notify the Purchasers' Counsel promptly in writing (A) of any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                    (v) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this clause (v);

                    (vi) furnish to each seller of such Registrable Shares such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

                    (vii) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

                    (viii) notify on a timely basis each seller of such Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in clause (i) of this Section 6 of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                    (ix) make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) such Information has been made generally available to the public, and (D) the seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

                    (x) use its best efforts to obtain from its independent certified public accountants a "cold comfort" letter in customary form and covering such matters of the type customarily covered by cold comfort letters;

                    (xi) use its best efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Purchasers selling Registrable Shares in such registration);

                    (xii) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

                    (xiii) issue to any underwriter to which any seller of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

                    (xiv) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), National Market System ("NMS"), or such other national securities exchange as the holders of a majority of such Registrable Shares shall request included in such registration;

                    (xv) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, earnings statements which need not be audited covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

                    (xvi) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

          SECTION 7. Expenses. All expenses incurred by the Company in complying with Section 6, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants and fees and expenses of one special legal counsel to the Purchasers selected by CVCA, shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Shares shall not be borne by the Company but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Shares sold by such seller or sellers.

          SECTION 8. Indemnification.

               (a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws, and the Company shall promptly reimburse such seller, such underwriter, such broker, such controlling Person or such Representatives for any legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Person, or a Person duly acting on their behalf, specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary Prospectus but eliminated or remedied in the final Prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any indemnified party from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final Prospectus had been timely made available to such Indemnified Person and such final Prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

               (b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the paragraph (a) of this Section 8) the Company, each underwriter or broker involved in such offering, each other seller of Registrable Shares under such Registration Statement, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any statement or omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter through an instrument duly executed by such seller or a Person duly acting on their behalf specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

               (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided however, that an indemnified party's failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 8, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 8.

               (d) If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of securities.

          SECTION 9. Underwriting Agreement.

               (a) Notwithstanding the provisions of Sections 6 and 8, to the extent that the Purchasers selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections of this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

               (b) If any registration pursuant to Section 2 is requested to be an underwritten offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customary given their role in such distribution.

               (c) No Purchaser may participate in any registration hereunder that is underwritten unless such Purchaser agrees to (i) sell such Purchaser's Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements acceptable to the Company and CVCA and
(ii) as expeditiously as possible, notify the Company of the occurrence of any event concerning such Purchaser as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 10. Suspension. Anything contained in this Agreement to the contrary notwithstanding, the Company may (not more than once with respect to each registration), by notice in writing to each holder of Registrable Shares to which a Prospectus relates, require such holder to suspend, for up to 90 days (the "Suspension Period"), the use of any Prospectus included in a Registration Statement filed under Section 2, 3 or 4 if a Material Transaction exists that would require an amendment to such Registration Statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange
Act). The period during which such Prospectus must remain effective shall be extended by a period equal to the Suspension Period. The Company may (but shall not be obligated to) withdraw the effectiveness of any Registration Statement subject to this provision.

          SECTION 11. Information by Holder. Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

          SECTION 12. Exchange Act Compliance. From and after the Registration Date or such earlier date as a registration statement filed by the Company pursuant to the Exchange Act relating to any class of the Company's securities shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Purchaser in supplying such information as may be necessary for such Purchaser to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

          SECTION 13. No Conflict of Rights. The Company represents and warrants to the Purchasers that the registration rights granted to the Purchasers hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby. In any underwritten public offering initiated pursuant to
Section 2(a), the managing
underwriter shall be a nationally recognized investment banking firm selected by the Company, and reasonably acceptable to CVCA.

          SECTION 14. Termination. This Agreement shall terminate and be of no further force or effect when there shall not be any Restricted Securities; provided however, that Sections 7 and 8 shall survive the termination of this Agreement.

          SECTION 15. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Purchasers and, subject to Section 16, their respective successors and assigns.

          SECTION 16. Assignment. Each Purchaser may assign its rights hereunder to any purchaser from such Purchaser of Restricted Securities; provided, however, that such purchaser shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Purchaser hereunder whereupon such purchaser shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as an Purchaser.

          SECTION 17. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

          SECTION 18. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in Person, by telex, telegram or telecopy, by overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the sender:

                    (i) if to the Company, to:

                        Gentle Dental Service Corporation
                        222 North Sepulveda Boulevard
                        El Segundo, California  90245
                        Telephone:  (310) 765-2400
                        Telecopy:   (310) 765-2459
                        Attention:  Michael T. Fiore
                                    President and Chief Executive
                                    Officer;

                        with a copy to:

                        McDermott, Will & Emery
                        One Newport Place
                        1301 Dove Street, Suite 500
                        Newport Beach, California  92660
                        Telephone:  (714) 851-0633
                        Telecopy:   (714) 851-9349
                        Attention:  Richard J. Babcock, Esq.;

                   (ii) if to any Purchaser, to him, her or its
                        address set forth on Schedule I or, if
                        none, in the books of the Company;

                        with a copy to:

                        O'Sullivan Graev & Karabell, LLP
                        30 Rockefeller Plaza
                        New York, New York  10112
                        Telephone: (212) 408-2400
                        Telecopy:  (212) 408-2420
                        Attention:  Harvey M. Eisenberg, Esq.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery, telex, telegram or telecopy, on the date of such delivery, (b) in the, case of overnight courier, on the next business day, and (c) in the case of mailing, on the fifth business day following such mailing.

          SECTION 19. Modifications; Amendments; Waivers. The terms and provisions of this Agreement may not be modified or amended, nor may any provision applicable to the Purchasers be waived, except pursuant to a writing signed by the Company and Requisite Purchasers; provided, however, that (i) any such amendment, modification, or waiver that would adversely affect the rights hereunder of any Purchaser, in its capacity as an Purchaser, without similarly affecting the rights hereunder of all Purchasers of such class, in their capacities as Purchasers of such class, shall not be effective as to such Purchaser without its prior written consent and (ii) Schedule I to this Agreement shall be deemed to be automatically amended from time to time to reflect the addition to this Agreement of any Person identified in clause (ii) of the definition of Purchaser without requiring the consent of any party, and the Company will, from time to time, distribute to the Purchasers a revised
Schedule I to reflect any such changes.

          SECTION 20. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          SECTION 21. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 22. Governing Law; Etc. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

          SECTION 23. Counterparts; Validity. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement, and telecopied signatures shall be effective. The failure of any Person holding Registrable Shares to execute this Agreement shall not render this Agreement invalid as between the Company and any other Person holding Registrable Shares.

          SECTION 24. Entire Agreement This Agreement and the other documents, certificates, instruments, writings and agreements referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and supersede in their entirety any and all prior agreements and understandings between any of the parties hereto, all of which are hereby terminated in their entirety and of no further force or effect.

                                     * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

                                      THE COMPANY:
                                      -----------

                                      GENTLE DENTAL SERVICE CORPORATION



                                      By:_______________________________________
                                         Name:
                                         Title:


                                      THE PURCHASERS:
                                      --------------

                                      CHASE VENTURE CAPITAL ASSOCIATES, L.P.

                                      By:  Chase Capital Partners,
                                              its General Partner



                                      By:_______________________________________
                                         Name:
                                         Title:


                                      DLJ CAPITAL CORP.



                                      By:_______________________________________
                                         Kathleen LaPorte
                                         Attorney In Fact


                                      DLJ FIRST ESC L.L.C.

                                      By:  DLJ LBO Plans Management
                                             Corporation
                                           its Manager



                                      By:_______________________________________
                                         Kathleen LaPorte
                                         Attorney In Fact

                                      SPROUT CAPITAL VII, L.P.

                                      By:  DLJ Capital Corp.
                                           its Managing General Partner



                                      By:_______________________________________
                                         Kathleen LaPorte
                                         Attorney In Fact


                                      SPROUT GROWTH II, L.P.

                                      By:  DLJ Capital Corp.
                                           its Managing General Partner



                                      By:_______________________________________
                                         Kathleen LaPorte
                                         Attorney In Fact


                                      THE SPROUT CEO FUND, L.P.

                                      By:  DLJ Capital Corp.
                                           its General Partner



                                      By:_______________________________________
                                         Kathleen LaPorte
                                         Attorney In Fact

                                                                      SCHEDULE I
                                                                      ----------

                                   Purchasers
                                   ----------


Chase Venture Capital Associates, L.P.
c/o Chase Capital Partners
380 Madison Avenue, 12th Floor
New York, New York  10017
Attention:  Jonas Steinman
            Eric Green
Tel:  (212) 622-3100
Fax:  (212) 622-3101


DLJ Capital Corp.
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
            Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779


DLJ First ESC L.L.C.
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
            Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779


Sprout Capital VII, L.P.
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
            Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779

                                                                      SCHEDULE I
                                                                      ----------

                                   Purchasers
                                   ----------


Sprout Growth II, L.P.
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
            Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779


The Sprout CEO Fund, L.P.
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
            Kathleen LaPorte
Tel:  (650) 234-2700